                                                                    EXHIBIT 10.2


                                CREDIT AGREEMENT

                                      among

                                EXUS ENERGY, LLC,
                                  as Borrower,

                               NATIONSBANK, N.A.,
                             as Administrative Agent

                                       and

             The Financial Institutions Listed on Schedule 1 Hereto,
                                    as Banks


                                   $50,000,000



                                      dated

                                  June 30, 1999


                         Banc of America Securities LLC
                     as Sole Lead Arranger and Book Manager

                                TABLE OF CONTENTS


ARTICLE 1


         TERMS DEFINED..........................................................................1
         SECTION 1.1  Definitions...............................................................1
         SECTION 1.2   Accounting Terms and Determinations.....................................19
         SECTION 1.3  Petroleum Terms..........................................................20
         SECTION 1.4  Money....................................................................20

ARTICLE 2

         THE CREDIT............................................................................20
         SECTION 2.1   Commitments.  ..........................................................20
         SECTION 2.2  Notes....................................................................24
         SECTION 2.3  Interest Rates; Payments.................................................25
         SECTION 2.4  Mandatory Prepayments During Borrowing Base Deficiency...................26
         SECTION 2.5  Mandatory Prepayments from Cash Flow.....................................27
         SECTION 2.6  Voluntary Reduction of Commitments.......................................27
         SECTION 2.7  Termination of Commitments; Final Maturity of Revolving Loan.............27
         SECTION 2.8  Unused Commitment Fee....................................................28
         SECTION 2.9  Borrowing Base Increase Fee..............................................28
         SECTION 2.10  Letter of Credit Fee....................................................28
         SECTION 2.11  Agency and other Fees...................................................28
         SECTION 2.12  Closing Fee.............................................................28

ARTICLE 3

         GENERAL PROVISIONS....................................................................29
         SECTION 3.1  Delivery and Endorsement of Notes........................................29
         SECTION 3.2  General Provisions as to Payments........................................29

ARTICLE 4

         CHANGE IN CIRCUMSTANCES...............................................................30
         SECTION 4.1  Increased Cost and Reduced Return........................................30
         SECTION 4.2  Limitation on Types of Loans.............................................31
         SECTION 4.3  Illegality...............................................................32
         SECTION 4.4  Treatment of Affected Loans..............................................32
         SECTION 4.5  Compensation.............................................................33
         SECTION 4.6  Taxes....................................................................33
         SECTION 4.7  Discretion of Banks as to Manner of Funding..............................35

ARTICLE 5

         BORROWING BASE........................................................................35
         SECTION 5.1  Reserve Report; Proposed Borrowing Base..................................35
         SECTION 5.2  Scheduled Redeterminations of the Borrowing Base; Procedures and
                      Standards................................................................35
         SECTION 5.3  Special Redetermination..................................................36
         SECTION 5.4  Borrowing Base Deficiency................................................36
         SECTION 5.5  Initial Borrowing Base...................................................37

ARTICLE 6

         COLLATERAL AND GUARANTEES.............................................................37
         SECTION 6.1  Security.................................................................37
         SECTION 6.2  Guarantees...............................................................37
         SECTION 6.3  Supporting Documents.....................................................38

ARTICLE 7

         CONDITIONS PRECEDENT..................................................................38
         SECTION 7.1  Conditions to Initial Borrowing and Participation in Letter of Credit
                      Exposure.................................................................38
         SECTION 7.2  Conditions to Each Borrowing and each Letter of Credit...................42
         SECTION 7.3  Materiality of Conditions................................................43

ARTICLE 8

         REPRESENTATIONS AND WARRANTIES........................................................43
         SECTION 8.1  Existence and Power......................................................43
         SECTION 8.2  Necessary Authorization; Contravention...................................43
         SECTION 8.3  Binding Effect...........................................................43
         SECTION 8.4  Financial Information....................................................44
         SECTION 8.5  Litigation...............................................................45
         SECTION 8.6  ERISA....................................................................45
         SECTION 8.7  Taxes and Filing of Tax Returns..........................................46
         SECTION 8.8  Ownership of Properties Generally........................................46
         SECTION 8.9  Mineral Interests........................................................46
         SECTION 8.10  Licenses, Permits, Etc..................................................46
         SECTION 8.11  Compliance with Law.....................................................47
         SECTION 8.12  Full Disclosure.........................................................47
         SECTION 8.13  Organizational Structure; Nature of Business............................47
         SECTION 8.14  Environmental Matters...................................................47

         SECTION 8.15  Burdensome Obligations....................................................................48
         SECTION 8.16  Fiscal Year...............................................................................48
         SECTION 8.17  No Default................................................................................48
         SECTION 8.18  Government Regulation.....................................................................48
         SECTION 8.19  Insider...................................................................................48
         SECTION 8.20  Gas Balancing Agreements and Advance Payment Contracts....................................48
         SECTION 8.21  Apache Acquisition Documents..............................................................49

ARTICLE 9

         AFFIRMATIVE COVENANTS...................................................................................49
         SECTION 9.1   Information...............................................................................49
         SECTION 9.2.  Business of Borrower......................................................................51
         SECTION 9.3   Maintenance of Existence..................................................................51
         SECTION 9.4   Title Data................................................................................52
         SECTION 9.5   Right of Inspection.......................................................................52
         SECTION 9.6   Maintenance of Insurance..................................................................52
         SECTION 9.7   Payment of Taxes and Claims...............................................................52
         SECTION 9.8   Compliance with Laws and Documents........................................................53
         SECTION 9.9   Operation of Properties and Equipment.....................................................53
         SECTION 9.10  Environmental Law Compliance..............................................................53
         SECTION 9.11  ERISA Reporting Requirements..............................................................54
         SECTION 9.12  Additional Documents......................................................................55
         SECTION 9.13  Environmental Review......................................................................55

ARTICLE 10

         NEGATIVE COVENANTS......................................................................................55
         SECTION 10.1   Incurrence of Debt.......................................................................55
         SECTION 10.2   Distributions............................................................................55
         SECTION 10.3   Negative Pledge..........................................................................56
         SECTION 10.4   Consolidations and Mergers...............................................................56
         SECTION 10.5   Asset Dispositions.......................................................................56
         SECTION 10.6   Amendments to Organizational Documents; Other Material Agreements........................56
         SECTION 10.7   Use of  Proceeds.........................................................................56
         SECTION 10.8   Investments..............................................................................57
         SECTION 10.9   Transactions with Affiliates.............................................................57
         SECTION 10.10  ERISA....................................................................................57
         SECTION 10.11  Hedge Transactions.......................................................................57
         SECTION 10.12  Fiscal Year..............................................................................57
         SECTION 10.13  Change in Business.......................................................................57
         SECTION 10.14  Restricted Payments......................................................................57

ARTICLE 11

         FINANCIAL COVENANTS.....................................................................................58
         SECTION 11.1  Current Ratio of Borrower.................................................................58
         SECTION 11.2  Maximum General and Administrative Expenses...............................................58

ARTICLE 12

         DEFAULTS................................................................................................58
         SECTION 12.1  Events of Default.........................................................................58


ARTICLE 13

         AGENTS..................................................................................................60
         SECTION 13.1  Appointment, Powers, and Immunities.......................................................60
         SECTION 13.2  Reliance by Agents........................................................................61
         SECTION 13.3  Defaults..................................................................................61
         SECTION 13.4  Rights as Bank............................................................................61
         SECTION 13.5  Indemnification...........................................................................62
         SECTION 13.6  Non-Reliance on Agents and Other Banks....................................................62
         SECTION 13.7  Resignation of Agents.....................................................................62

ARTICLE 14

         MISCELLANEOUS...........................................................................................63
         SECTION 14.1  Notices...................................................................................63
         SECTION 14.2  No Waivers................................................................................63
         SECTION 14.3  Expenses; Indemnification.................................................................63
         SECTION 14.4  Right of Set-off; Adjustments.............................................................64
         SECTION 14.5  Amendments and Waivers....................................................................65
         SECTION 14.6  Survival..................................................................................65
         SECTION 14.7  Limitation on Interest....................................................................65
         SECTION 14.8  Invalid Provisions........................................................................66
         SECTION 14.9  Waiver of Consumer Credit Laws............................................................66
         SECTION 14.10 Assignments and Participations............................................................66
         SECTION 14.11 TEXAS LAW.................................................................................68
         SECTION 14.12 Consent to Jurisdiction; Waiver of Immunities.............................................68
         SECTION 14.13 Counterparts; Effectiveness...............................................................69
         SECTION 14.14 No Third Party Beneficiaries..............................................................69
         SECTION 14.15 COMPLETE AGREEMENT........................................................................69
         SECTION 14.16 WAIVER OF JURY TRIAL......................................................................69

                                    EXHIBITS

EXHIBIT A         FORM OF FACILITY GUARANTEES
EXHIBIT B         FORM OF NOTE
EXHIBIT C         FORM OF OPERATING AGREEMENT
EXHIBIT D         FORM OF SECURITY AGREEMENT
EXHIBIT E         FORM OF SUBORDINATION AGREEMENT
EXHIBIT F         FORM OF REQUEST FOR BORROWING
EXHIBIT G         FORM OF REQUEST FOR LETTER OF CREDIT
EXHIBIT H         FORM OF CONTINUATION AND CONVERSION NOTICE
EXHIBIT I         FORM OF CERTIFICATE OF OWNERSHIP INTERESTS
EXHIBIT J-1       FORM OF CERTIFICATE OF FINANCIAL OFFICER OF EXCO
EXHIBIT J-2       FORM OF CERTIFICATE OF FINANCIAL OFFICER OF VENUS
EXHIBIT J-3       FORM OF CERTIFICATE OF FINANCIAL OFFICER OF BORROWER
EXHIBIT K         FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


                                    SCHEDULES

SCHEDULE 1        FINANCIAL INSTITUTIONS
SCHEDULE 2        APPROVED CAP EX BUDGET
SCHEDULE 3        LITIGATION
SCHEDULE 4        ORGANIZATION STRUCTURE; NATURE OF BUSINESS

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (this "Agreement") is entered into as of the 30th day of June, 1999, among EXUS Energy, LLC, a Delaware limited liability company ("Borrower"), NationsBank, N.A., as Administrative Agent ("Administrative Agent"), and the financial institutions listed on Schedule 1 hereto as Banks (individually a "Bank" and collectively "Banks").

                              W I T N E S S E T H:

         WHEREAS, Borrower has requested that Banks provide Borrower with a revolving credit facility, and Banks are willing to provide such facility on the terms and subject to the conditions hereinafter set forth; and

         WHEREAS, pursuant to Article 13 of this Agreement, NationsBank, N.A. has been appointed Administrative Agent for Banks hereunder; and

         WHEREAS, pursuant to separate agreements among NationsBank, Banc of America Securities LLC ("BAS") and Borrower, BAS has been appointed Sole Lead Arranger and Book Manager for the credit facility provided hereunder.

         NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Administrative Agent and Banks agree as follows:


                                    ARTICLE 1

                                  TERMS DEFINED

         SECTION 1.1 Definitions. The following terms, as used herein, have the following meanings:

         "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (b) 1.00 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

         "Administrative Agent" means NationsBank, N.A. in its capacity as Administrative Agent for Banks hereunder or any successor thereto.

         "Advance Payment Contract" means any contract whereby Borrower or any Subsidiary of Borrower either (a) receives or becomes entitled to receive (either directly or indirectly) any payment

(an "Advance Payment") to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from Mineral Interests owned by Borrower or any Subsidiary of Borrower and which Advance Payment is paid or to be paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard "take or pay" provision in any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

         "Affiliate" means, as to any Person, any Subsidiary of such Person, or any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and, with respect to Borrower or any of its Subsidiaries, means any director or executive officer of Borrower or any of its Subsidiaries and any Person who holds five percent (5%) or more of the voting stock of Borrower or any of its Subsidiaries. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, or by contract or otherwise.

         "Agent" means Administrative Agent, Sole Lead Arranger and Book Manager, individually, and "Agents" means Administrative Agent, Sole Lead Arranger and Book Manager, collectively.

         "Agreement" means this Agreement as the same may hereafter be modified, amended or supplemented from time to time.

         "Annual Scheduled Redetermination" means the Scheduled Redetermination to occur on or around January 1, 2000 and each October 31, thereafter.

         "Apache Acquisition" means the proposed purchase by Borrower of the Apache Properties pursuant to the Apache Acquisition Agreement.

         "Apache Acquisition Agreement" means that certain Purchase and Sale Agreement dated May 13, 1999, by and between Venus and Apache Corporation. The rights of Venus under the Apache Acquisition Agreement were contributed by Venus to Borrower.

         "Apache Acquisition Documents" means the Apache Acquisition Agreement and all agreements, assignments, deeds, conveyances, certificates and other documents and instruments now or hereafter executed and delivered by or between Borrower and Sellers pursuant to the Apache Acquisition Agreement or in connection with the Apache Acquisition.

         "Apache Properties" means the Mineral Interests to be acquired by Borrower on the Closing Date from Apache Corporation pursuant to the Apache Acquisition Agreement.

         "Applicable Environmental Law" means any Law, statute, ordinance, rule, regulation, order or determination of any Tribunal or any board of fire underwriters (or other body exercising similar functions), affecting any real or personal property owned, operated or leased by Borrower or any of its Subsidiaries or any other operation of Borrower or any of its Subsidiaries in any way pertaining to health, safety or the environment, including, without limitation, all applicable zoning ordinances and building codes, flood disaster Laws and health, safety and environmental Laws and regulations, and further including, without limitation, (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, herein referred to as "CERCLA"), (b) the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Recovery Act of 1976, as amended by the Solid Waste Disposal Act of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, herein referred to as "RCRA"), (c) the Safe Drinking Water Act, as amended, (d) the Toxic Substances Control Act, as amended, (e) the Clean Air Act, as amended, (f) the Occupational Safety and Health Act of 1970, as amended, (g) the Laws, rules and regulations of any state having jurisdiction over any real or personal property owned, operated or leased by Borrower or any of its Subsidiaries or any other operation of Borrower or any of its Subsidiaries which relates to health, safety or the environment, as each may be amended from time to time, and (h) any federal, state or municipal Laws, ordinances or regulations which may now or hereafter require removal of asbestos or other hazardous wastes or impose any liability related to asbestos or other hazardous wastes. The terms "hazardous substance", "petroleum", "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment with respect to all provisions of this Agreement; and provided further that, to the extent the Laws of the state in which any real or personal property owned, operated or leased by Borrower or any of its Subsidiaries is located establish a meaning for "hazardous substance", "petroleum", "release", "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply in so far as such broader meaning is applicable to the real or personal property owned, operated or leased by Borrower or any of its Subsidiaries and located in such state.

         "Applicable Lending Office" means, for each Bank and for each Type of Loan, the Domestic Lending Office or Eurodollar Lending Office of such Bank (or of an Affiliate of such Bank) designated for such Type of Loan set forth on
Schedule 1 hereto or such other office of such Bank (or an Affiliate of such Bank) as such Bank may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

         "Applicable Margin" means, on any date, with respect to each Eurodollar Loan, an amount determined by reference to the ratio of Outstanding Credit to the Borrowing Base on such date in accordance with the table below:


           ------------------------------------               ---------------------
                   Ratio of Outstanding                       Applicable Margin for
                 Credit to Borrowing Base                         Eurodollar Loans
           ------------------------------------               ---------------------
            Less Than .75 to 1                                        1.50%
           ------------------------------------               ---------------------
            Greater Than Or Equal To .75 to 1                         1.75%
           ------------------------------------               ---------------------

         "Approved Cap Ex" means capital expenditures to be made by Borrower for the drilling and completion of two (2) development wells on the Apache Mineral Interests in accordance with the Approved Cap Ex Budget.

         "Approved Cap Ex Budget" means the budget attached hereto as Schedule 2 prepared by Borrower setting forth budgeted capital expenditures for the drilling and completion of two (2) development wells on the Apache Properties.

         "Approved Petroleum Engineer" means Lee Keeling and Associates, Inc. or any other reputable firm of independent petroleum engineers as shall be selected by Borrower and approved by Required Banks, such approval not to be unreasonably withheld.

         "Assignment and Acceptance Agreement" has the meaning given such term in Section 14.10(a).

         "Authorized Officer" means, as to any Person, its Chief Executive Officer, its President, its Chief Financial Officer, any of its Vice Presidents, its Treasurer or its corporate Secretary.

         "Availability" means, as of any date, the remainder of (a) the Borrowing Base in effect on such date, minus (b) the Outstanding Credit on such date.

         "Bank" means any financial institution reflected on Schedule 1 hereto as having a Commitment and its successors and permitted Eligible Assignees, and "Banks" shall mean all Banks.

         "Base Rate" means, the floating rate of interest established from time to time by Administrative Agent as its "prime rate" of interest, which rate may not be the lowest rate of interest charged by Administrative Agent, each change in the Base Rate to become effective without notice to Borrower on the effective date of each such change.

         "Base Rate Loan" means the portion of the principal of the Revolving Loan bearing interest with reference to the Base Rate.

         "Book Manager" means Banc of America Securities LLC in its capacity as Book Manager for the credit facility provided hereunder or any successor thereto.

         "Borrower" means EXUS Energy, LLC, a Delaware limited liability company.

         "Borrowing" means any disbursement to Borrower under, or to satisfy the obligations of Borrower or any of its Subsidiaries under, any of the Loan Papers. Any Borrowing of Base Rate Loans is referred to herein as a "Base Rate Borrowing," and any Borrowing of Eurodollar Loans is referred to herein as a "Eurodollar Borrowing."

         "Borrowing Base" means the loan value attributable to certain of Borrower's Mineral Interests as determined in accordance with Article 5 hereof.

         "Borrowing Base Deficiency" means, as of any date, the amount, if any, by which the Outstanding Credit on such date exceeds the Borrowing Base in effect on such date; provided, that, for purposes of determining the existence and amount of any Borrowing Base Deficiency, Letter of Credit Exposure will not be deemed to be outstanding to the extent it is secured by cash in the manner contemplated by Section 2.1(b).

         "Borrowing Base Properties" means all Mineral Interests evaluated by Banks for purposes of establishing the Borrowing Base. The Borrowing Base Properties on the date hereof constitute all of the Mineral Interests described in the Initial Reserve Report.

         "Borrowing Date" means the Eurodollar Business Day or the Domestic Business Day, as the case may be, upon which the proceeds of any Borrowing are made available to Borrower or to satisfy any obligation of Borrower or any of its Subsidiaries.

         "Change of Control" means the occurrence of (a) any event or circumstance which, for any reason (including by operation of law), results in either EXUS or Venus ceasing to own on a fully diluted basis fifty percent (50%) of the membership interests in Borrower free and clear of all Liens other than
(i) Liens granted by Venus in favor of EXCO encumbering Venus's membership interest in Borrower, and (ii) as a result of a transfer by Venus of all or any part of its membership interest in Borrower to EXCO, (b) an EXCO Change of Control, or (c) a Venus Change of Control.

         "Closing Date" means June 30, 1999.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commitment" means, with respect to any Bank, the commitment of such Bank to lend its Commitment Percentage of the Total Commitment to Borrower pursuant to Section 2.1 hereof. The amount of each Bank's Commitment is initially the amount set forth opposite such Bank's name on Schedule 1 hereto, as such Commitment may be terminated or reduced from time to time in accordance with the provisions hereof; provided, that, after giving effect to any Assignment and

Acceptance Agreement, the Commitment of each Bank shall be the amount set forth in the Register maintained by Administrative Agent pursuant to Section 14.10(b).

         "Commitment Percentage" means, with respect to each Bank, initially, the Commitment Percentage for such Bank set forth on Schedule 1 hereto; provided, that, after giving effect to any Assignment and Acceptance Agreement, the Commitment Percentage of each Bank shall be the amount set forth in the Register maintained by Administrative Agent pursuant to Section 14.10(b).

         "Consolidated Current Assets" means, for any Person at any time, the current assets of such Person and its Consolidated Subsidiaries at such time.

         "Consolidated Current Liabilities" means, for any Person at any time, the current liabilities of such Person and its Consolidated Subsidiaries at such time.

         "Consolidated Subsidiary" or "Consolidated Subsidiaries" means, for any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements.

         "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.3(c) hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

         "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.3(c) hereof of one Type of Loan into another Type of Loan.

         "Credit Parties" means Borrower, each Subsidiary of Borrower, EXCO and Venus, collectively, and "Credit Party" means any such party.

         "Debt" means, for any Person at any time, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all other indebtedness (including capitalized lease obligations, other than usual and customary oil and gas leases) of such Person on which interest charges are customarily paid or accrued, (d) all Guarantees by such Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, (f) any amount owed by such Person representing the deferred purchase price of property or services other than accounts payable incurred in the ordinary course of business and in accordance with customary trade terms and which have not been outstanding for more than ninety (90) days past the invoice date, (g) all obligations of such Person secured by a Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) all liability of such Person as a general partner of a partnership for obligations of such partnership of the nature described in
(a) through (g) preceding.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Distribution" by any Person, means (a) with respect to any stock issued by such Person or any partnership, joint venture, limited liability company, membership or other interest of such Person, the retirement, redemption, purchase, or other acquisition for value of any such stock or partnership, joint venture, limited liability company, membership or other interest, (b) the declaration or payment of any dividend or other distribution on or with respect to any stock, partnership, joint venture, limited liability company, membership or other interest of any Person, (c) any other payment by such Person with respect to such stock, partnership, joint venture, limited liability company, membership or other interest of such Person, and (d) the payment of any management fee, consulting fee, overhead reimbursement or other fee or payment of any kind to any holder of any stock, partnership, joint venture, limited liability company, membership or other interest of such Person or to any Affiliate of such holder; provided, that "Distribution" will not include payments made by Borrower to EXCO under the Operating Agreement

         "Distribution Limit" means the limitation on the amount of Distributions permitted to be made by Borrower during any period between Annual Scheduled Redeterminations pursuant to Section 10.2 as set forth in the notice provided to Borrower by Administrative Agent pursuant to Section 5.2. The Distribution Limit in effect at any time shall be determined by Administrative Agent and approved by Required Banks in their sole discretion.

         "Dollars" means the lawful currency of the United States of America.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which national banks in Dallas, Texas, are authorized by Law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address identified on Schedule 1 hereto as its Domestic Lending Office or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to Borrower and Administrative Agent.

         "Eligible Assignee" means (i) a Bank, (ii) an Affiliate of a Bank, and
(iii) any other Person approved by Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 14.10, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Bank and Administrative Agent from Borrower within two (2) Domestic Business Days after notice of such proposed assignment has been provided by the assigning Bank to Borrower; provided, however, that neither Borrower nor an Affiliate of Borrower shall qualify as an Eligible Assignee.

         "Environmental Complaint" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state or municipal authority or any other party against Borrower or any of its Subsidiaries involving (a) a Hazardous Discharge from, onto or about any real property owned, leased or operated at any time by Borrower or any of its Subsidiaries, (b) a Hazardous Discharge caused, in whole or in part, by Borrower or any of its Subsidiaries or by any Person acting on behalf of or at the instruction of

Borrower or any of its Subsidiaries, or (c) any violation of any Applicable Environmental Law by Borrower or any of its Subsidiaries.

         "Environmental Liability" means any liability, loss, fine, penalty, charge, Lien, damage, cost, or expense of any kind that results directly or indirectly, in whole or in part (a) from the violation of any Applicable Environmental Law, (b) from the release or threatened release of any Hazardous Substance, (c) from removal, remediation, or other actions in response to the release or threatened release of any Hazardous Substance, (d) from actual or threatened damages to natural resources, (e) from the imposition of injunctive relief or other orders, (f) from personal injury, death, or property damage which occurs as a result of Borrower's or any of its Subsidiaries' use, storage, handling, or the release or threatened release of a Hazardous Substance, or (g) from any environmental investigation performed at, on, or for any real property owned by Borrower or any of its Subsidiaries.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder as from time to time in effect.

         "ERISA Affiliate"means any Person that for purposes of Title IV of ERISA is under common control with Borrower as determined under Section 414(b),
(c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and rulings issued thereunder.

         "ERISA Event" means, with respect to Borrower and any ERISA Affiliate,
(a) a "reportable event" as defined in section 4043 of ERISA (other than a reportable event not subject to the provision for thirty (30) days notice to the PBGC under regulations issued under section 4043 of ERISA), (b) the withdrawal of Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan under section 4041(c) of ERISA,
(d) the institution of proceedings to terminate a Plan by the PBGC, (e) the failure to make required contributions which could result in the imposition of a Lien under section 412 of the Internal Revenue Code of 1986, as amended or section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

         "Eurodollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in the applicable eurodollar interbank market.

         "Eurodollar Lending Office" means, as to each Bank, its office, branch or Affiliate located at its address identified on Schedule 1 hereto as its Eurodollar Lending Office or such other office, branch or Affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to Borrower and Administrative Agent.

         "Eurodollar Loans" means Loans that bear interest at rates based upon the Adjusted Eurodollar Rate.

         "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "Events of Default" has the meaning set forth in Section 12.1.

         "EXCO" means EXCO Resources, Inc., a Texas corporation.

         "EXCO Change of Control" will be deemed to have occurred if (a) as of any date, more than fifty percent (50%) of the Persons comprising the Board of Directors of EXCO were not members of the Board of Directors of EXCO one year prior to such date, or (b) Douglas H. Miller shall cease, for any reason, to be actively employed on a full time basis as the Chief Executive Officer of EXCO.

         "EXCO/Venus Note" means a Convertible Promissory Note in the principal amount of $8,000,000 executed by Venus and payable to the order of EXCO.

         "Exhibit" refers to an exhibit attached to this Agreement and incorporated herein by reference, unless specifically provided otherwise.

         "Facility Guarantees" means Guarantees substantially in the form of Exhibit A to be executed by EXCO and Venus and each Subsidiary of Borrower in favor of Administrative Agent for the ratable benefit of the Banks pursuant to which each EXCO and Venus and each Subsidiary of Borrower jointly and severally guarantees payment and performance in full of the Obligations.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided, that, (a) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (b) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent (in its individual capacity) on such day on such transactions as determined by Administrative Agent.

         "Financial Officer" of any Person means its Chief Financial Officer; provided, that if no Person serves in such capacity, "Financial Officer" shall mean the highest ranking executive officer of such Person with responsibility for accounting, financial reporting, cash management and similar functions.

         "Fiscal Quarter" means the three (3) month periods ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.

         "Fiscal Year" means a twelve (12) month period ending December 31.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of a Person and its Consolidated Subsidiaries, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

         "Gas Balancing Agreement" means any agreement or arrangement whereby Borrower or any of its Subsidiaries, or any other party having an interest in any Hydrocarbons to be produced from Mineral Interests in which Borrower or any of its Subsidiaries owns an interest, has a right to take more than its proportionate share of production therefrom.

         "Governmental Authority" means any court or governmental department, commission, board, bureau, agency, or instrumentality of any nation or of any province, state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Hazardous Discharge" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Substance from or onto any real property owned, leased or operated at any time by Borrower or any of its Subsidiaries or any real property owned, leased or operated by any other party.

         "Hazardous Substance" means any pollutant, toxic substance, hazardous waste, compound, element or chemical that is defined as hazardous, toxic, noxious, dangerous or infectious pursuant to any Applicable Environmental Law or which is otherwise regulated by any Applicable Environmental Law or is required to be investigated and/or remediated by or pursuant to any Applicable Environmental Law.

         "Hedge Transaction" means any commodity, interest rate, currency or other swap, option, collar, futures contract or other contract pursuant to which a Person hedges risks related to commodity prices, interest rates, currency exchange rates, securities prices or financial market conditions. Hedge Transactions expressly includes Oil and Gas Hedge Transactions.

         "Hydrocarbons" means oil, gas, casinghead gas, drip gasolines, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith, and all products, by-products and all other substances derived therefrom or the processing thereof, and all other minerals and substances, including, but not limited to, sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium, and any and all other minerals, ores, or substances of value, and the products and proceeds therefrom, including, without limitation, all gas resulting from the in-situ combustion of coal or lignite.

         "Incremental Availability" means the incremental increase in Availability resulting from any increase in the Borrowing Base hereunder.

         "Initial Borrowing Base" means a Borrowing Base in the amount of $19,500,000, which shall be in effect during the period commencing on the Closing Date and continuing until the first Redetermination after the Closing Date.

         "Initial Reserve Report" means an engineering analysis of the Apache Mineral Interests, prepared by EXCO's in house engineering staff as of April 1, 1999, a copy of which has been provided to Administrative Agent and each Bank.

         "Interest Period" means, with respect to each Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending one (1), two (2), three (3), and, if available to all Banks, six (6) months thereafter, as Borrower may elect in the applicable Request for Borrowing; provided that:

                  (i) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

                  (ii) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause
                  (iii) below, end on the last Eurodollar Business Day of a calendar month;

                  (iii) if any Interest Period includes a date on which any payment of principal of any Eurodollar Loan is required to be made hereunder, but does not end on such date, then (A) the principal amount of each Eurodollar Loan required to be repaid on such date shall have an Interest Period ending on such date, and (B) the remainder of each such Eurodollar Loan shall have an Interest Period determined as set forth above; and

                  (iv) no Interest Period applicable to a Eurodollar Loan shall extend past the Termination Date.

         "Investment" means, with respect to any Person, any loan, advance, extension of credit, capital contribution to, investment in or purchase of the stock or other securities of, or interests in, any other Person; provided, that "Investment" shall not include current customer and trade accounts which are payable in accordance with customary trade terms.

         "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, township, parish, municipality or Governmental Authority.

         "Letters of Credit" means letters of credit issued for the account of Borrower pursuant to Section 2.1(b).

         "Letter of Credit Exposure" of any Bank means such Bank's aggregate participation in the unfunded portion and the funded but unreimbursed portion of Letters of Credit outstanding at any time.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, financing statement, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, Borrower and its Subsidiaries shall be deemed to own subject to a Lien any asset which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan Papers" means this Agreement, the Notes, the Facility Guarantees, each Security Agreement, the Subordination Agreement, all Mortgages now or at any time hereafter delivered pursuant to Section 6.1, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

         "Margin Regulations" means Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Margin Stock" means "margin stock" as defined in Regulation U.

         "Material Adverse Change" means any circumstance or event that has had or would reasonably be expected to have (a) a material and adverse effect on the financial condition, business operations, prospects, properties or assets of any Credit Party, including, without limitation, any circumstances or event that has had, or would reasonably be expected to have a material adverse effect on the Apache Properties, (b) an adverse effect on (i) the validity and enforceability of any Loan Paper, or (ii) the perfection or priority of any Lien purported to be created thereby, or (c) a material adverse effect on the right or ability of any Credit Party to fully, completely and timely pay and perform its obligations under the Loan Papers.

         "Material Agreement" means any material written or oral agreement, contract, commitment, or understanding to which a Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, which involves the payment of $50,000 or more in any Fiscal Year or goods or services with a value in any Fiscal Year of $50,000 or more and is not cancelable by such Person upon notice of thirty (30) days or less without liability for further payment other than nominal penalty.

         "Material Gas Imbalance" means, with respect to all Gas Balancing Agreements to which Borrower or any of its Subsidiaries is a party or by which any Mineral Interest owned by Borrower or any of its Subsidiaries is bound, a net gas imbalance to Borrower or any of its Subsidiaries in excess of $250,000.

         "Maximum Lawful Rate" means, for each Bank, the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the portion of the Loans owed to such Bank at such time to exceed the maximum amount which such Bank would be allowed to contract for, charge, take, reserve, or receive under applicable Laws after taking into account, to the extent required by applicable Laws, any and all relevant payments or charges under the Loan Papers. To the extent the Laws of the State of Texas are applicable for purposes of determining the "Maximum Lawful Rate," such term shall mean the "interest rate ceiling" from time to time in effect under Chapter 1D of the Texas Credit Title, Revised Civil Statutes of Texas, 1925, as amended, substituted for or restated, or, if permitted by applicable Law and effective upon the giving of the notices required by such Chapter 1D (or effective upon any other date otherwise specified by applicable Law), the "quarterly ceiling" or "annualized ceiling" from time to time in effect under such Chapter 1D, whichever Administrative Agent (with the approval of Required Banks) shall elect to substitute for the "interest rate ceiling," and vice versa, each such substitution to have the effect provided in such Chapter 1D, and Administrative Agent (with the approval of Required Banks) shall be entitled to make such election from time to time and one or more times and, without notice to Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with such Chapter 1D.

         "Mineral Interests" means rights, estates, titles, and interests in and to oil and gas leases and any oil and gas interests, royalty and overriding royalty interest, production payment, net profits interests, oil and gas fee interests, and other rights therein, including, without limitation, any reversionary or carried interests relating to the foregoing, together with rights, titles, and interests created by or arising under the terms of any unitization, communization, and pooling agreements or arrangements, and all properties, rights and interests covered thereby, whether arising by contract, by order, or by operation of Laws, which now or hereafter include all or any part of the foregoing.

         "Monthly Date" means the last day of each calendar month.

         "Mortgages" means all mortgages, deeds of trusts, security agreements, pledge agreements, collateral mortgages, collateral chattel mortgages, financing statements and other documents, instruments and agreements evidencing, creating, perfecting or otherwise establishing the Liens on Mineral Interests required by
Section 6.1 hereof. All Mortgages shall be in form and substance reasonably satisfactory to Administrative Agent.

         "NationsBank" means NationsBank, N.A., a national banking association.

         "Net Revenues" means, for Borrower and its Consolidated Subsidiaries for a month (a) the gross cash receipts of Borrower and its Consolidated Subsidiaries for such month from whatever source derived, minus (b) the sum of each of the following for such month (i) severance taxes payable in cash with respect to Hydrocarbons produced from Borrower's and its Subsidiaries' Mineral Interests during such month, (ii) lease operating expenses (including payments under the Operating Agreement) paid by Borrower and its Subsidiaries in cash during such month, and (iii) ad valorem tax expense accrual attributable to Borrower and its Subsidiaries' Mineral Interests for such month.

         "Note" means a promissory note of Borrower payable to the order of a Bank, in substantially the form of Exhibit B hereto, in the amount of such Bank's Commitment, evidencing the obligation of Borrower to repay to such Bank the Loans made by such Bank, together with all modifications, extensions, renewals and rearrangement thereof, and "Notes" means all of such Notes collectively.

         "Obligations" means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of any Credit Party to Administrative Agent or to any Bank or any Affiliate of any Bank arising pursuant to the Loan Papers or pursuant to any Hedge Transaction entered into with any Bank or any Affiliate of any Bank, and all interest accrued thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several.

         "Oil & Gas Hedge Transaction" means a Hedge Transaction pursuant to which any Person hedges the price to be received by it for future production of Hydrocarbons.

         "Operating Agreement" means an Operating Agreement to be entered into between Borrower and EXCO in the form of Exhibit C hereto.

         "Outstanding Credit" means, on any date, the sum of (a) aggregate outstanding principal balance of the Revolving Loan on such date, including the amount of any Borrowing to be made on such date, and (b) the aggregate outstanding Letter of Credit Exposure on such date, including Letter of Credit Exposure attributable to Letters of Credit to be issued on such date.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Encumbrances" means with respect to any asset:

                  (i) Liens (if any) securing the Obligations in favor of Banks;

                  (ii) Minor defects in title which do not secure the payment of money and otherwise have no material adverse effect on the value or the operation of the subject property, and for the purposes of this Agreement, a minor defect in title shall include, but not be limited to, easements, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of Borrower or any of its Subsidiaries that are customarily granted in the oil and gas industry;

                  (iii) Inchoate statutory or operators' liens securing obligations for labor, services, materials and supplies furnished to Mineral Interests in the ordinary course of business which are not delinquent (except to the extent permitted by Section 9.7);

                  (iv) Mechanic's, materialmen's, warehouseman's, journeyman's and carrier's liens and other similar liens arising by operation of Law in the ordinary course of business which are not delinquent (except to the extent permitted by Section 9.7);

                  (v) Liens for Taxes or assessments not yet due or not yet delinquent, or, if delinquent, that are being contested in good faith in the normal course of business by appropriate action, as permitted by Section 9.7; and

                  (vi) Lease burdens payable to third parties encumbering Mineral Interests at the time such Mineral Interests are acquired by Borrower or its Subsidiaries and which are deducted in the calculation of discounted present value in the Reserve Report including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest.

         "Permitted Investments" means (a) readily marketable direct obligations of the United States of America (or investments in mutual funds or similar funds which invest solely in such obligations), (b) fully insured time deposits and certificates of deposit with maturities of one year or less of any commercial bank operating in the United States having capital and surplus in excess of $500,000,000, and (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings categories of Standard and Poor's Corporation or Moody's Investors Service.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a Government Authority.

         "Plan" means an employee benefit plan within the meaning of section 3(3) of ERISA, and any other similar plan, policy or arrangement, including an employment contract, whether formal or informal and whether legally binding or not, under which Borrower or an ERISA Affiliate of Borrower has any current or future obligation or liability or under which any present or former employee of Borrower or an ERISA Affiliate of Borrower, or such present or former employee's dependents or beneficiaries, has any current or future right to benefits resulting from the present or former employee's employment relationship with Borrower or an ERISA Affiliate of Borrower.

         "Proved Mineral Interests" means, collectively, Proved Producing Mineral Interests, Proved Nonproducing Mineral Interests, and Proved Undeveloped Mineral Interests.

         "Proved Nonproducing Mineral Interests" means all Mineral Interests which constitute proved developed nonproducing reserves.

         "Proved Producing Mineral Interests" means all Mineral Interests which constitute proved developed producing reserves.

         "Proved Undeveloped Mineral Interests" means all Mineral Interests which constitute proved undeveloped reserves.

         "Quarterly Date" means the last day of each March, June, September and December.

         "Recognized Value" means, with respect to oil and gas properties, the discounted present value of the estimated net cash flow to be realized from the production of Hydrocarbons from such oil and gas properties as determined by NationsBank for purposes of determining the portion of the

Borrowing Base which it attributed to such oil and gas properties in connection with the most recent Redetermination of the Borrowing Base as of the date "Recognized Value" is being determined.

         "Redetermination" means (i) any Scheduled Redetermination, or (ii) any Special Redetermination.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, as in effect from time to time.

         "Request for Borrowing" has the meaning set forth in Section 2.1(d).

         "Required Banks" means Banks holding at least sixty-six and sixty-seven one hundredths of one percent (66.67%) of the Total Commitment.

         "Reserve Report" means an unsuperseded engineering analysis of the Mineral Interests owned by Borrower, in form and substance reasonably acceptable to Required Banks, prepared in accordance with customary and prudent practices in the petroleum engineering industry and Financial Accounting Standards Board Statement 69. Each Reserve Report required to be delivered by March 31 of each year pursuant to Section 5.1 shall be prepared by the Approved Petroleum Engineer. Each other Reserve Report shall be prepared by Borrower's in-house engineering staff. Notwithstanding the foregoing, in connection with any Special Redetermination requested by Borrower, the Reserve Report shall be in form and scope mutually acceptable to Borrower and Required Banks. Until superseded the Initial Reserve Report shall be considered a Reserve Report.

         "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         "Restricted Payment" means any payment (whether in cash or other property) by Borrower or any of its subsidiaries of any type, and whether or not paid to an Affiliate, and including any payment of expenses, costs, liabilities, obligations, Distributions or Debt, other than (a) payments of Approved Cap Ex,
(b) payments of the Obligations, (c) payments of lease operating expenses, severance and ad valorem taxes, (d) payments of Distributions expressly permitted by Section 10.2, (e) payments of general and administrative expenses expressly permitted by Section 11.2, and (f) other payments in an amount not exceeding $25,000 in any Fiscal Year.

         "Revolving Loan" means the revolving credit loan in an aggregate amount outstanding at any time not to exceed the amount of the Total Commitment then in effect less the amount of the Letter of Credit Exposure then outstanding to be made by Banks to Borrower in accordance with Section 2.1 hereof. The Revolving Loan may be comprised of the Base Rate Loan and one or more Eurodollar Loans as Borrower may select in a Request for Borrowing or a Notice of Continuation or Conversion.

         "Schedule" means a "schedule" attached to this Agreement and incorporated herein by reference, unless specifically indicated otherwise.

         "Scheduled Redetermination" means any Redetermination of the Borrowing Base pursuant to Section 5.2.

         "Section" refers to a "section" or "subsection" of this Agreement unless specifically indicated otherwise.

         "Security Agreement" means a Security Agreement substantially in the form of Exhibit D to be executed by Borrower and Subsidiaries of Borrower to Administrative Agent pursuant to which Borrower and such Subsidiaries grant first and prior Liens in substantially all of their personal property assets to Administrative Agent for the ratable benefit of the Banks to secure the Obligations.

         "Sole Lead Arranger" means Banc of America Securities LLC in its capacity as the Sole Lead Arranger for the credit facility provided hereunder and any successor thereto.

         "Special Redetermination" means any Redetermination of the Borrowing Base pursuant to Section 5.3.

         "Subordination Agreement" means a Subordination Agreement in the form of Exhibit E hereto to be entered into by and between Administrative Agent and EXCO and acknowledged by Venus pursuant to which the EXCO/Venus Note will be subordinated to the Facility Guaranty to be executed by Venus.

         "Subsidiary" means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

         "Taxes" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, capital transaction taxes, foreign exchange taxes or other charges, or other charges of any nature whatsoever, from time to time or at any time imposed by Law or any Governmental Authority. "Tax" means any one of the foregoing.

         "Termination Date" means June 30, 2002.

         "Title Review Limit" has the meaning assigned to such term in Section 6.3.

         "Total Commitment" means the Commitments of all Banks in an initial aggregate amount of $50,000,000 as such amount shall be reduced from time to time pursuant to Section 2.6.

         "Tribunal" means any state, commonwealth, federal, foreign, territorial or other court or governmental body, subdivision, agency, department, commission, board, bureau or instrumentality of a governmental body.

         "Type" shall mean any type of Loan (i.e., the Base Rate Loan or Eurodollar Loan).

         "Unrestricted Advance Limit" means, on any date herein specified, the remainder of (a) the cumulative total of all mandatory prepayments made on the Loans pursuant to Section 2.5 (but excluding any portion of such payments which are applied to reduce mandatory payments required pursuant to Section 2.4) and all voluntary prepayments made on the Loans pursuant to Section 2.1(a) from and after the Closing Date to and including such date, minus (b) the cumulative total of all Unrestricted Borrowings made by Borrower from and after the Closing Date to and including such date.

         "Unrestricted Borrowings" means Borrowings made by Borrower hereunder other than (a) a Borrowing made on the Closing Date in an amount up to $14,500,000 to pay a portion of the purchase price for the Apache Acquisition (including related transaction costs), and (b) Borrowings made on or after the Closing Date in an aggregate amount not exceeding $4,800,000 utilized to pay Approved Cap Ex.

         "Venus" means Venus Exploration, Inc., a Delaware corporation.

         "Venus Change of Control" will be deemed to have occurred if (a) as of any date, more than fifty percent (50%) of the Persons comprising the Board of Directors of Venus were not members of the Board of Directors of Venus one year prior to such date, or (b) Eugene L. Ames, Jr. shall cease, for any reason, to be actively employed on a full time basis as the Chief Executive Officer of Venus.

         SECTION 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of Borrower delivered to Banks prior to the date hereof except for changes concurred in by Borrower's independent certified public accountants and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to Banks pursuant to
Section 9.1.

         SECTION 1.3 Petroleum Terms. As used herein, the terms "proved reserves," "proved developed reserves," "proved developed producing reserves," "proved developed nonproducing reserves," and "proved undeveloped reserves" have the meaning given such terms from time to time and at the time in question by the Society of Petroleum Engineers of the American Institute of Mining Engineers.

         SECTION 1.4 Money. Unless expressly stipulated otherwise, all references herein to "dollars," "money," "funds," "payments," "prepayments" or other similar financial or monetary terms, are references to currency of the United States of America.


                                    ARTICLE 2

                                   THE CREDIT

         SECTION 2.1   Commitments.

                  (a) Each Bank severally agrees, subject to Sections 2.1(c), 2.1(d), 7.1 and 7.2 and the other terms and conditions set forth in this Agreement, to lend to Borrower from time to time prior to the Termination Date amounts not to exceed in the aggregate at any one time outstanding, the amount of such Bank's Commitment reduced by an amount equal to such Bank's Letter of Credit Exposure. Each Borrowing shall be in an aggregate principal amount of $500,000 or any larger integral multiple of $100,000 (except that any Base Rate Borrowing may be in an amount equal to the Availability at such time), and (ii) shall be made from Banks ratably in accordance with their respective Commitment Percentages. Subject to the foregoing limitations and the other provisions of this Agreement, prior to the Termination Date Borrower may borrow under this
Section 2.1(a), repay amounts borrowed and request new Borrowings to be made under this Section 2.1.

                  (b) Administrative Agent will, from time to time prior to the Termination Date, upon request by Borrower, issue Letters of Credit for the account of Borrower, so long as (i) the sum of (A) the total Letter of Credit Exposure then existing, and (B) the amount of the requested Letter of Credit does not exceed $200,000, and (ii) Borrower would be entitled to a Borrowing under Sections 2.1(a), 2.1(c) and 2.1(d) in the amount of the requested Letter of Credit. Not less than three (3) Domestic Business Days prior to the requested date of issuance of any such Letter of Credit, Borrower shall execute and deliver to Administrative Agent, Administrative Agent's customary letter of credit application. Each Letter of Credit shall be in the minimum amount of $10,000 and shall be in form and substance acceptable to Administrative Agent. No Letter of Credit shall have an expiration date later than the earlier of (i) the Termination Date, or (ii) one (1) year from the date of issuance. Upon the date of issuance of a Letter of Credit, Administrative Agent shall be deemed to have sold to each other Bank, and each other Bank shall be deemed to have unconditionally and irrevocably purchased from Administrative Agent, a non-recourse participation in the related Letter of Credit and Letter of Credit Exposure equal to such Bank's Commitment Percentage of such Letter of Credit and Letter of Credit Exposure. Upon request of any Bank, but not less often than quarterly,

Administrative Agent shall provide notice to each Bank by telephone, teletransmission or telex setting forth each Letter of Credit issued and outstanding pursuant to the terms hereof and specifying the beneficiary and expiration date of each such Letter of Credit, each Bank's percentage of each such Letter of Credit and the actual dollar amount of each Bank's participation held by Administrative Agent thereof for such Bank's account and risk.

         Immediately upon the occurrence of an Event of Default Borrower shall deposit with Administrative Agent cash in such amounts as Administrative Agent may request, up to a maximum amount equal to the aggregate existing Letter of Credit Exposure of all Banks. Any amounts so deposited shall be held by Administrative Agent for the ratable benefit of all Banks as security for the outstanding Letter of Credit Exposure and the other Obligations, and Borrower will, in connection therewith, execute and deliver such security agreements in form and substance satisfactory to Administrative Agent which it may, in its discretion, require. As drafts or demands for payment are presented under any Letter of Credit, Administrative Agent shall apply such cash to satisfy such drafts or demands. When all Letters of Credit have expired and the Obligations have been repaid in full (and no Bank has any obligation to lend or issue Letters of Credit hereunder) or such Event of Default has been cured to the satisfaction of Required Banks, Administrative Agent shall release to Borrower any remaining cash deposited under this Section 2.1(b). Whenever Borrower is required to make deposits under this Section 2.1(b) and fails to do so on the day such deposit is due, Administrative Agent or any Bank may, without notice to Borrower, make such deposit (whether by application of proceeds of any collateral for the Obligations, by transfers from other accounts maintained with any Bank or otherwise) using any funds then available to any Bank of any Credit Party, any guarantor, or any other party liable for repayment of the Obligations.

         Notwithstanding anything to the contrary contained herein, Borrower hereby agrees to reimburse Administrative Agent immediately upon demand by Administrative Agent, and in immediately available funds, for any payment or disbursement made by Administrative Agent under any Letter of Credit issued by it. Payment shall be made by Borrower with interest on the amount so paid or disbursed by Administrative Agent from and including the date payment is made under any Letter of Credit to and including the date of payment, at the lesser of (i) the Maximum Lawful Rate, or (ii) the sum of (a) two percent (2%), plus
(b) the Base Rate in effect from day to day. The obligations of Borrower under this paragraph will continue until all Letters of Credit have expired and all reimbursement obligations with respect thereto have been paid in full by Borrower and until all other Obligations shall have been paid in full.

         Borrower shall be obligated to reimburse Administrative Agent upon demand for all amounts paid under Letters of Credit as set forth in the immediately preceding paragraph hereof; provided, however, if Borrower for any reason fails to reimburse Administrative Agent in full upon demand, Banks shall reimburse Administrative Agent in accordance with each Banks' Commitment Percentage for amounts due and unpaid from Borrower as set forth hereinbelow; provided, however, that no such reimbursement made by Banks shall discharge Borrower's obligations to reimburse Administrative Agent. All reimbursement amounts payable by any Bank under this Section 2.1(b) shall include interest thereon at the Federal Funds Rate, from the date of the payment of such amounts by

Administrative Agent to the date of reimbursement by such Bank. No Bank shall be liable for the performance or nonperformance of the obligations of any other Bank under this paragraph. The reimbursement obligations of Banks under this paragraph shall continue after the Termination Date and shall survive termination of this Agreement and the other Loan Papers.

         Borrower shall indemnify and hold Administrative Agent and each Bank, and their respective officers, directors, representatives and employees harmless from loss for any claim, demand or liability which may be asserted against any or such indemnified party in connection with actions taken under Letters of Credit or in connection therewith (including losses resulting from the negligence of any or such indemnified party), and shall pay each indemnified party for reasonable fees of attorneys and legal costs paid or incurred by each indemnified party in connection with any matter related to Letters of Credit, except for losses and liabilities incurred as a direct result of the gross negligence or wilful misconduct of such indemnified party, IT BEING THE EXPRESS INTENTION OF THE PARTIES THAT EACH INDEMNIFIED PARTY SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS OWN ORDINARY NEGLIGENCE. If Borrower for any reason fails to indemnify or pay such indemnified party as set forth herein in full, Banks shall indemnify and pay such indemnified party upon demand, in accordance with each Bank's Commitment Percentage of such amounts due and unpaid from Borrower. The provisions of this paragraph shall survive the termination of this Agreement.

         Administrative Agent does not make any representation or warranty, and does not assume any responsibility with respect to the validity, legality, sufficiency or enforceability of any letter of credit application executed and delivered in connection with any Letter of Credit issued hereunder or any document relative thereto or to the collectability thereunder. Administrative Agent does not assume any responsibility for the financial condition of Borrower or for the performance of any obligation of Borrower. Administrative Agent may use its discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any action which may be vested in it or which it may be entitled to take or assert with respect to any Letter of Credit or any Letter of Credit application. FURTHERMORE, EXCEPT AS SET FORTH HEREIN, ADMINISTRATIVE AGENT SHALL BE UNDER NO LIABILITY TO ANY BANK, WITH RESPECT TO ANYTHING ADMINISTRATIVE AGENT MAY DO OR REFRAIN FROM DOING IN THE EXERCISE OF ITS JUDGMENT, THE SOLE LIABILITY AND RESPONSIBILITY OF ADMINISTRATIVE AGENT BEING TO HANDLE EACH BANK'S SHARE ON AS FAVORABLE A BASIS AS ADMINISTRATIVE AGENT HANDLES ITS OWN SHARE. ADMINISTRATIVE AGENT SHALL NOT HAVE ANY DUTIES OR RESPONSIBILITIES EXCEPT THOSE EXPRESSLY SET FORTH HEREIN AND THOSE DUTIES AND LIABILITIES SHALL BE SUBJECT TO THE LIMITATIONS AND QUALIFICATIONS SET FORTH HEREIN. FURTHERMORE, NEITHER ADMINISTRATIVE AGENT, NOR ANY OF ITS DIRECTORS, OFFICERS, OR EMPLOYEES SHALL BE LIABLE FOR ANY ACTION TAKEN OR OMITTED (WHETHER OR NOT SUCH ACTION TAKEN OR OMITTED IS EXPRESSLY SET FORTH HEREIN) UNDER OR IN CONNECTION HEREWITH OR UNDER ANY OTHER INSTRUMENT OR DOCUMENT IN CONNECTION HEREWITH, EXCEPT FOR GROSS NEGLIGENCE OR WILLFUL

MISCONDUCT. Administrative Agent shall not incur any liability to any Bank, Borrower, or any Affiliate of any Bank, or Borrower, in acting upon any notice, document, order, consent, certificate, warrant or other instrument reasonably believed by Administrative Agent to be genuine or authentic and to be signed by the proper party.

                  (c) No Bank will be obligated to lend to Borrower hereunder or incur Letter of Credit Exposure, and Borrower shall not be entitled to borrow hereunder or obtain Letters of Credit hereunder at any time that a Borrowing Base Deficiency exists or in an amount which would cause the Outstanding Credit to exceed the Borrowing Base then in effect. Nothing in this Section 2.1(c) shall be deemed to limit any Bank's obligation to reimburse Administrative Agent with respect to its participation in Letters of Credit as a result of the drawing under any Letter of Credit pursuant to Section 2.1(c).

                  (d) proceeds of Borrowings hereunder and Letters of Credit issued hereunder shall be used only (a) to pay up to $14,500,000 of the purchase price for the Apache Acquisition (including related transaction costs), (b) to pay Approved Cap Ex in an amount up to $4,800,000, and (c) for other general corporate purposes; provided, that no Borrowing shall be made for such other general corporate purposes in an amount greater than the Unrestricted Advance Limit in effect immediately prior to giving effect to such Borrowing unless and to the extent that such Borrowing is made from Incremental Availability. Letters of Credit may be used for general corporate purposes. Notwithstanding the foregoing, Borrowing shall be made or Letter of Credit issued for any purpose prohibited by Section 10.7 hereof.

                  (e) In order to request any Borrowing under this Section 2.1, Borrower shall hand deliver, telex or telecopy to Administrative Agent a duly completed Request for Borrowing (herein so called) prior to 12:00 noon (Dallas, Texas time), (i) at least one (1) Domestic Business Day before the Borrowing Date specified for a proposed Base Rate Borrowing, and (ii) at least three (3) Eurodollar Business Days before the Borrowing Date of a proposed Eurodollar Borrowing. Each such Request for Borrowing shall be substantially in the form of Exhibit F hereto, and shall specify:

                           (i) the Borrowing Date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Eurodollar Business Day in the case of a Eurodollar Borrowing;

                           (ii) the aggregate amount of such Borrowing;

                           (iii) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing;

                           (iv) in the case of a Eurodollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

                           (v) The use of proceeds of such Borrowing.

Upon receipt of a Request for Borrowing, Administrative Agent shall promptly notify each Bank of the contents thereof and the amount of the Borrowing to be loaned by such Bank pursuant thereto, and such Request for Borrowing shall not thereafter be revocable by Borrower. Not later than 12:00 noon (Dallas, Texas time) on the date of each Borrowing, each Bank shall make available its Commitment Percentage of such Borrowing, in Federal or other funds immediately available in Dallas, Texas to Administrative Agent at its address set forth on
Schedule 1 hereto. Notwithstanding the foregoing, if Borrower delivers to Administrative Agent a Request for Borrowing prior to 10:00 a.m. (Dallas, Texas time) on a Domestic Business Day requesting a Base Rate Borrowing on such day, each Bank shall use its best efforts to make available to Administrative Agent its Commitment Percentage of such Borrowing by 1:00 p.m. (Dallas, Texas time) on the same day. Unless Administrative Agent determines that any applicable condition specified in Section 7.2 has not been satisfied, Administrative Agent will make the funds so received from Banks available to Borrower at Administrative Agent's aforesaid address.

                  (f) In order to request any Letter of Credit hereunder, Borrower shall hand deliver, telex or telecopy to Administrative Agent a duly completed Request for Letter of Credit (herein so called) prior to 12:00 noon (Dallas, Texas time) at least three (3) Domestic Business Days before the date specified for issuance of such Letter of Credit. Each Request for Letter of Credit shall be substantially in the form of Exhibit G hereto, shall be accompanied by Administrative Agent's duly completed and executed letter of credit application and agreement and shall specify:

                  (i) the requested date for issuance of such Letter of Credit;

                  (ii) the terms of such requested Letter of Credit, including the name and address of the beneficiary, the stated amount, the expiration date and the conditions under which drafts under such Letter of Credit are to be available; and

                  (iii) the purpose of such Letter of Credit.

Upon receipt of a Request for Letter of Credit, Administrative Agent shall promptly notify each Bank of the contents thereof, including the amount of the requested Letter of Credit, and such Request for Letter of Credit shall not thereafter be revocable by Borrower. No later than 12:00 noon (Dallas, Texas time) on the date each Letter of Credit is requested, unless Administrative Agent determines that any applicable condition precedent set forth in Section
7.2 hereof has not been satisfied, Administrative Agent will issue and deliver such Letter of Credit pursuant to the instructions of Borrower.

         SECTION 2.2 Notes. Each Bank's Commitment Percentage of the Revolving Loan shall be evidenced by a single Note payable to the order of such Bank in an amount equal to such Bank's Commitment.

         SECTION 2.3  Interest Rates; Payments.

                  (a) The principal amount of the Base Rate Loan outstanding from day to day shall bear interest at a rate per annum equal to the Base Rate in effect from day to day; provided that in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on the principal of the Base Rate Loan shall be payable as it accrues pursuant to
Section 2.5 and on each Quarterly Date, and on the Termination Date.

                  (b) The principal amount of each Eurodollar Loan shall bear interest for the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Applicable Margin, plus (ii) the applicable Adjusted Eurodollar Rate; provided that in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on any portion of the principal of each Eurodollar Loan shall be payable as it accrues pursuant to
Section 2.5 and, in the case of accrued interest which is not fully paid pursuant to Section 2.5 and which (i) accrues on the outstanding principal balance of a Eurodollar Loan subject to an Interest Period of one (1), two (2) or three (3) months shall be payable on the last day of the Interest Period applicable thereto, and (ii) on the outstanding principal balance of any Loan having an Interest Period of more than three (3) months shall be payable on the last day of the Interest Period applicable thereto and on each Quarterly Date.

                  (c) So long as no Default or Event of Default shall be continuing, subject to the provisions of this Section 2.3, Borrower shall have the option of having all or any portion of the principal outstanding under the Revolving Loan be a Base Rate Loan or one (1) or more Eurodollar Loans, which shall bear interest at rates determined by reference to the Base Rate and the Adjusted Eurodollar Rate, respectively; provided, that each Eurodollar Loan shall be in a minimum amount of $500,000 and shall be in an amount which is an integral multiple of $100,000. Prior to the termination of each Interest Period with respect to each Eurodollar Loan, Borrower shall give written notice (a "Notice of Continuation or Conversion") in the form of Exhibit H attached hereto to Administrative Agent of the Type of Loan which shall be applicable to the principal of such Eurodollar Loan upon the expiration of such Interest Period. Such Notice of Continuation or Conversion shall be given to Administrative Agent at least one (1) Domestic Business Day, in the case of a Base Rate Loan selection and three (3) Eurodollar Business Days, in the case of a Eurodollar Loan selection, prior to the termination of the Interest Period then expiring. If Borrower shall specify a Eurodollar Loan, such Notice of Continuation or Conversion shall also specify the length of the succeeding Interest Period (subject to the definition of such term) selected by Borrower. Each Notice of Continuation or Conversion shall be irrevocable and effective upon notification thereof to Administrative Agent. If the required Notice of Continuation or Conversion shall not have been timely received by Administrative Agent, Borrower shall be deemed to have elected that the principal of the Eurodollar Loan subject to the Interest Period then expiring be a part of the Base Rate Loan upon the expiration of such Interest Period and Borrower will be deemed to have given Administrative Agent notice of such election. Subject to the limitations set forth in this Section 2.3(c) on the amount and number of Eurodollar Loans, Borrower shall have the right to convert (a "Conversion") all or any part of the Base Rate Loan to a Eurodollar Loan by giving Administrative

Agent a Notice of Continuation or Conversion of such election at least three (3) Eurodollar Business Days prior to the date on which Borrower elects to make such conversion (a "Conversion Date"). The Conversion Date selected by Borrower shall be a Eurodollar Business Day. Notwithstanding anything in this Section 2.3 to the contrary, no portion of the principal of the Base Rate Loan may be Converted to a Eurodollar Loan and no Eurodollar Loan may be Continued as such when any Default or Event of Default has occurred and is continuing, but each such Eurodollar Loan shall be automatically Converted to the Base Rate Loan on the last day of each applicable Interest Period. Borrower shall not be permitted to have more than four (4) Eurodollar Loans in effect at any time.

                  (d) Notwithstanding anything to the contrary set forth in
Section 2.3(a) or 2.3(b) above, all overdue principal of the Obligations and, to the extent permitted by law, overdue interest, shall bear interest from the date due, payable on demand, for each day until paid at a rate per annum equal to the lesser of (a) the sum of (i) two percent (2%), plus (ii) the Base Rate in effect from day to day, and (b) the Maximum Lawful Rate.

                  (e) Administrative Agent shall determine each interest rate applicable to the Revolving Loan in accordance with the terms hereof. Administrative Agent shall promptly notify Borrower and Banks by telex, telecopy or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (f) Notwithstanding the foregoing, if at any time the rate of interest calculated with reference to the Base Rate or the Eurodollar Rate hereunder (the "contract rate") is limited to the Maximum Lawful Rate, any subsequent reductions in the contract rate shall not, to the extent permitted by law, reduce the rate of interest on the affected Loan below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the contract rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of any Note, the total amount of interest paid or accrued on such Note is less than the amount of interest which would have accrued if the contract rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Borrower shall pay to the holder of such Note an amount equal to the difference between (i) the lesser of the amount of interest which would have accrued if the contract rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (ii) the amount of interest actually paid on such Note.

                  (g) Interest payable hereunder computed by reference to the Eurodollar Rate shall be computed based on the number of actual days elapsed assuming that each calendar year consisted of 360 days. Interest payable hereunder computed by reference to the Base Rate shall be computed based on the actual number of days elapsed assuming that each calendar year consisted of 365 days.

         SECTION 2.4 Mandatory Prepayments During Borrowing Base Deficiency. In the event a Borrowing Base Deficiency exists after giving effect to any Redetermination, Borrower shall take the action specified in either clause (a),
(b) or (c) following, as specified by Administrative Agent in its sole discretion in a written notice to Borrower: (a) eliminate such Borrowing Base Deficiency by making a single mandatory prepayment of principal on the Revolving Loan in an amount equal to the entire amount of such Borrowing Base Deficiency on the first Monthly Date following the date on which such Borrowing Base Deficiency is determined to exist, (b) eliminate such Borrowing Base Deficiency by making six
(6) consecutive mandatory prepayments of principal on the Revolving Loan each of which shall be in the amount of one sixth (1/6th) of the amount of such Borrowing Base Deficiency commencing on the first Monthly Date following the date on which such Borrowing Base Deficiency is determined to exist and continuing on each Monthly Date thereafter, or (c) eliminate such Borrowing Base Deficiency by submitting additional Mineral Interests to Banks on the first Monthly Date following the date on which such Borrowing Base Deficiency is determined to exist for evaluation as Borrowing Base Properties which Banks, in their sole discretion, determine have a value sufficient to increase the Borrowing Base by at least the amount of the Borrowing Base Deficiency. If a Borrowing Base Deficiency cannot be eliminated pursuant to this Section 2.4 by prepayment of the Revolving Loan in full (as a result of outstanding Letter of Credit Exposure), on each Monthly Date, Borrower shall also deposit cash with Administrative Agent, to be held by Administrative Agent to secure outstanding Letter of Credit Exposure in the manner contemplated by Section 2.1(b), in an amount at least equal to one sixth (1/6th) of the balance of such Borrowing Base Deficiency (i.e., one-sixth of the difference between the Borrowing Base Deficiency and the remaining outstanding principal of the Revolving Loan on the date such Borrowing Base Deficiency is first determined to occur).

         SECTION 2.5 Mandatory Prepayments from Cash Flow. Commencing on September 25, 1999 and continuing on the 20th day of each month thereafter until the Commitments are terminated and the Obligations are paid in full, Borrower shall make a mandatory prepayment on the Revolving Loan in an amount equal to fifty percent (50%) of Borrower's Net Revenues for the immediately preceding calendar month. Each such payment shall be applied first to accrued but unpaid interest and then to principal. In the event mandatory prepayments are required under this Section 2.5 at any time when mandatory prepayments are required under
Section 2.4, the mandatory prepayments required by this Section 2.5 shall be applied to reduce the prepayments Borrower is required to make pursuant to
Section 2.4 in direct order of maturity.

         SECTION 2.6 Voluntary Reduction of Commitments. Borrower may, by notice to Administrative Agent five (5) Domestic Business Days prior to the effective date of any such reduction, reduce the Total Commitment (and thereby reduce the Commitment of each Bank ratably) in amounts not less than $5,000,000 and in an amount which is an integral multiple of $1,000,000. On the effective date of any such reduction, Borrower shall, to the extent required as a result of such reduction, make a principal payment on the Revolving Loan in an amount sufficient to cause the principal balance of the Revolving Loan to be equal to or less than the Total Commitment as thereby reduced. Notwithstanding the foregoing, Borrower shall not be permitted to voluntarily reduce the Total Commitment to an amount less than the aggregate Letter of Credit Exposure of all Banks.

         SECTION 2.7 Termination of Commitments; Final Maturity of Revolving Loan. The Total Commitment (and the Commitment of each Bank) shall terminate, and the entire outstanding principal balance of the Revolving Loan, all interest accrued thereon, all accrued but unpaid fees hereunder and all other outstanding Obligations shall be due and payable in full on the Termination Date.

         SECTION 2.8 Unused Commitment Fee. On the Termination Date, on each Quarterly Date prior to the Termination Date, and, in the event the Commitments are terminated in their entirety prior to the Termination Date, on the date of such termination, Borrower shall pay to Administrative Agent, for the ratable benefit of each Bank, a commitment fee equal to .375% (computed on a per annum basis on the basis of actual days elapsed and as if each calendar year consisted of 365 days) of the average daily Availability for the Fiscal Quarter (or portion thereof) ending on the date such payment is due.

         SECTION 2.9 Borrowing Base Increase Fee. Simultaneously with each increase in the Borrowing Base, Borrower shall pay to Administrative Agent for the ratable benefit of each Bank, a borrowing base increase fee in an amount to be mutually agreed upon by Borrower and Administrative Agent in connection with such increase.

         SECTION 2.10 Letter of Credit Fee.

                  (a) Borrower shall pay to Administrative Agent for its own account a fee on the daily average amount of all Letter of Credit Exposure computed at a per annum rate for each day of .125% of such daily average Letter of Credit Exposure. Such fee shall be payable in arrears on each Quarterly Date. Notwithstanding the foregoing, no fee shall accrue or be payable pursuant to this Section 2.10(a) at any time that there is only one Bank which is a party to this Credit Agreement.

                  (b) Borrower shall pay to Administrative Agent for the ratable benefit of each Bank a fee on the daily average amount of all Letter of Credit Exposure computed at a per annum rate for each day equal to the Applicable Margin in effect for Eurodollar Loans on such day. Such fee shall be payable quarterly in arrears on each Quarterly Date.

         SECTION 2.11 Agency and other Fees. Borrower shall pay to Administrative Agent and its Affiliates such other reasonable fees and amounts as Borrower shall be required to pay to Administrative Agent and its Affiliates from time to time pursuant to any separate agreement between Borrower and Administrative Agent or such Affiliates. Such fees and other amounts shall be retained by Administrative Agent and its Affiliates, and no Bank (other than Administrative Agent) shall have any interest therein.

         SECTION 2.12 Closing Fee. Borrower shall pay to Administrative Agent, for the ratable benefit of each Bank, a non-refundable closing fee on the Closing Date in the amount of $48,750.

                                    ARTICLE 3

                               GENERAL PROVISIONS

         SECTION 3.1 Delivery and Endorsement of Notes. Simultaneously with the execution of this Agreement, Administrative Agent shall deliver to each Bank the Note payable to such Bank. Each Bank may endorse (and prior to any transfer of its Note shall endorse) on the schedules attached and forming a part thereof appropriate notations to evidence the date and amount of its Commitment Percentage of each Borrowing and type of each Loan made by it, the Interest Period applicable thereto, and the date and amount of each payment of principal made by Borrower with respect thereto; provided that the failure by any Bank to so endorse its Note shall not affect the liability of Borrower for the repayment of all amounts outstanding under such Note together with interest thereon. Each Bank is hereby irrevocably authorized by Borrower to endorse its Note and to attach to and make a part of any Note a continuation of any such schedule as required.

         SECTION 3.2  General Provisions as to Payments.

                  (a) Borrower shall make each payment of principal of, and interest on, the Revolving Loan and all fees payable hereunder shall be paid not later than 12:00 noon (Dallas, Texas time) on the date when due, in Federal or other funds immediately available in Dallas, Texas, to Administrative Agent at its address set forth on Schedule 1 hereto. Administrative Agent will promptly (and if such payment is received by Administrative Agent by 10:00 a.m. (Dallas, Texas time) and otherwise if reasonably possible, on the same Domestic Business
Day) distribute to each Bank its Commitment Percentage of each such payment received by Administrative Agent for the account of Banks. Whenever any payment of (a) principal of, or interest on, any portion of the Base Rate Loan, or (b) fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, any Eurodollar Loan shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day (subject to the definition of Interest Period). If the date for any payment of principal is extended by operation of Law or otherwise, interest thereon shall be payable for such extended time. Borrower hereby authorizes Administrative Agent to charge from time to time against Borrower's accounts with Administrative Agent any amount then due.

                  (b) Prior to the occurrence of an Event of Default, all principal payments received by Banks shall be applied first to Eurodollar Loans outstanding with Interest Periods ending on the date of such payment, then to the Base Rate Loan, and then to Eurodollar Loans, next maturing until such principal payment is fully applied.

                  (c) After the occurrence of an Event of Default, all amounts collected or received by Administrative Agent or any Bank shall be applied first to the payment of all proper costs incurred by Administrative Agent in connection with the collection thereof (including reasonable expenses and disbursements of Administrative Agent), second to the payment of all proper costs incurred by Banks in connection with the collection thereof (including reasonable expenses and disbursements of Banks), third to the reimbursement of any advances made by Banks to effect performance of any unperformed covenants of Borrower or any of its Subsidiaries under any of the Loan Papers, fourth to the payment of any unpaid fees required pursuant to Section 2.11, fifth to the payment of any unpaid fees required pursuant to Sections 2.8, 2.9, and 2.10, sixth, to payment to each Bank of its Commitment Percentage of the outstanding principal of the Revolving Loan and accrued but unpaid interest thereon, and seventh to establish the deposits required in Section 2.1(b). All payments received by a Bank after the occurrence of an Event of Default for application to the principal of the Revolving Loan shall be applied by such Bank in the manner provided in Section 3.2(b).



                                    ARTICLE 4

                             CHANGE IN CIRCUMSTANCES

         SECTION 4.1  Increased Cost and Reduced Return.

                  (a) If, after the date hereof, the adoption of any applicable Law, rule, or regulation, or any change in any applicable Law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of Law) of any such Governmental Authority, central bank, or comparable agency:

                  (i) shall subject such Bank (or its Applicable Lending Office) to any Tax, duty, or other charge with respect to any Eurodollar Loans, its Note, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Bank (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Loans (other than Taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (or its Applicable Lending Office), including the Commitment of such Bank hereunder; or

                  (iii) shall impose on such Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Loans, then Borrower shall pay to such Bank on demand such amount or amounts as will compensate such Bank for such increased cost or reduction. If any Bank requests compensation by Borrower under this
Section 4.1(a), Borrower may, by notice to such Bank (with a copy to Administrative Agent), suspend the obligation of such Bank to make or Continue Eurodollar Loans, or to Convert all or part of the Base Rate Loan owing to such Bank to Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable); provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

                  (b) If, after the date hereof, any Bank shall have determined that the adoption of any applicable Law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of Law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                  (c) Each Bank shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this
Section 4.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. Any Bank claiming compensation under this Section 4.1 shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 4.2 Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

                  (a) Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) Required Banks determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to Banks of funding Eurodollar Loans for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, Banks shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert all or any part of the Base Rate Loan into Eurodollar Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into the Base Rate Loan in accordance with the terms of this Agreement.

         SECTION 4.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Bank shall promptly notify Borrower thereof and such Bank's obligation to make or Continue Eurodollar Loans and to Convert all or any part of the Base Rate Loan into Eurodollar Loans shall be suspended until such time as such Bank may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 2.7 shall be applicable).

         SECTION 4.4 Treatment of Affected Loans. If the obligation of any Bank to make a Eurodollar Loan or to Continue Eurodollar Loans, or to Convert all or any part of the Base Rate Loan into Eurodollar Loans shall be suspended pursuant to Section 4.1 or hereof, such Bank's Eurodollar Loans shall be automatically Converted into the Base Rate Loan on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion required by Section 4.3 hereof, on such earlier date as such Bank may specify to Borrower with a copy to Administrative Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Bank's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its Commitment Percentage of the Base Rate Loan; and

                  (b) all Loans that would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made or Continued instead as a part of the Base Rate Loan, and all or any part of the Base Rate Loan held by such Bank that would otherwise be Converted into Eurodollar Loans shall remain as part of the Base Rate Loan.

If such Bank gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in Section 4.1 or 4.3 hereof that gave rise to the Conversion of such Bank's Eurodollar Loans pursuant to this Section 4.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Banks are outstanding, such Bank's portion of the Base Rate Loan shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Eurodollar Loans held by Banks holding Eurodollar Loans are held pro rata (as to principal amounts and Interest Periods) in accordance with their respective Commitments.

         SECTION 4.5 Compensation. Upon the request of any Bank, Borrower shall pay to such Bank such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense incurred by it as a result of:

                  (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 12.1) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article 7 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such Borrowing, Conversion, Continuation, or prepayment specified in the relevant Request for Borrowing, or notice of prepayment, Continuation, or Conversion under this Agreement.

         SECTION 4.6  Taxes.

                  (a) Any and all payments by Borrower to or for the account of any Bank or Administrative Agent hereunder or under any other Loan Paper shall be made free and clear of and without deduction for any and all present or future Taxes, and all liabilities with respect thereto, excluding, in the case of each Bank and Administrative Agent, Taxes imposed on its income, and franchise Taxes imposed on it, by the jurisdiction under the Laws of which such Bank (or its Applicable Lending Office) or Administrative Agent (as the case may be) is organized or any political subdivision thereof. If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Paper to any Bank or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Bank or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Administrative Agent, at its address set forth on Schedule 1 hereto, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary Taxes and any other excise or property Taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Paper or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Paper (hereinafter referred to as "Other Taxes").

                  (c) Borrower agrees to indemnify each Bank and Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.6) paid by such Bank or Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) Each Bank organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on Schedule 1 hereto and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Bank remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income Tax treaty to which the United States is a party which reduces the rate of withholding Tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Bank is entitled to an exemption from or a reduced rate of Tax on payments pursuant to this Agreement or any of the other Loan Papers.

                  (e) For any period with respect to which a Bank has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to
Section 4.6(d) (unless such failure is due to a change in treaty, Law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding Tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

                  (f) If Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 4.6, then such Bank will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

                  (g) Within thirty (30) days after the date of any payment of Taxes Borrower is required to pay pursuant to this Section 4.6, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

                  (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 4.6 shall survive the termination of the Commitments and the payment in full of the Notes.

         SECTION 4.7 Discretion of Banks as to Manner of Funding. Notwithstanding any provisions of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Commitment in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan through the purchase of deposits having a maturity corresponding to the last day of the Interest Period applicable to such Eurodollar Loan and bearing an interest rate equal to the Adjusted Eurodollar Rate for such Interest Period.


                                    ARTICLE 5

                                 BORROWING BASE

         SECTION 5.1 Reserve Report; Proposed Borrowing Base. As soon as available and in any event by March 31 and September 30 of each year commencing September 30, 1999, Borrower shall deliver to each Bank a Reserve Report prepared as of the immediately preceding December 31 and June 30 respectively. Simultaneously with the delivery to Administrative Agent and each Bank of each Reserve Report, Borrower shall notify each Bank of the amount of the Borrowing Base which Borrower requests become effective on the next Redetermination Date (or such date promptly following such Redetermination Date as Required Banks shall elect).

         SECTION 5.2 Scheduled Redeterminations of the Borrowing Base; Procedures and Standards. Based in part on the Reserve Reports made available to Banks pursuant to Section 5.1, Banks shall redetermine the Borrowing Base (i) on a date selected by Required Banks by written notice to Borrower which date shall be on or around January 1, 2000, and (ii) on or around each April 30 and October 31 thereafter commencing April 30, 2000 (or, in each such case, on a date promptly thereafter as reasonably possible based on the engineering and other information available to Banks). Any Borrowing Base which becomes effective as a result of any Redetermination of the Borrowing Base shall be subject to the following restrictions: (a) such Borrowing Base shall not exceed the Borrowing Base requested by Borrower pursuant to Sections 5.1 or 5.3 (as applicable), (b) such Borrowing Base shall not exceed the Total Commitment then in effect, (c) to the extent such Borrowing Base represents an increase from the Borrowing Base in effect prior to such Redetermination, such Borrowing Base shall be approved by all Banks, and (d) any Borrowing Base which represents a decrease in the Borrowing Base in effect prior to such Redetermination, or a reaffirmation of such prior Borrowing Base, shall be approved by Required Banks. Each Redetermination shall be made by Banks in their sole discretion. Without limiting such discretion, Borrower acknowledges and agrees that Banks (i) may make such assumptions regarding appropriate existing and projected pricing for Hydrocarbons as they deem appropriate in their sole discretion, (ii) may make such assumptions regarding projected rates and quantities of future production of

Hydrocarbons from the Mineral Interests owned by Borrower as they deem appropriate in their sole discretion, (iii) may consider the projected cash requirements of Borrower and its Subsidiaries, (iv) are not required to consider any asset other than Proved Mineral Interests owned by Borrower which are subject to first and prior Liens in favor of Administrative Agent for the ratable benefit of Banks to the extent required by Section 6.1 hereof, and (v) may make such other assumptions, considerations and exclusions as each Bank deems appropriate in the exercise of its sole discretion. It is further acknowledged and agreed that each Bank may consider such other credit factors as it deems appropriate in the exercise of its sole discretion and shall have no obligation in connection with any Redetermination to approve any increase from the Borrowing Base in effect prior to such Redetermination. Promptly following any Redetermination of the Borrowing Base, Administrative Agent shall deliver written notice to Borrower specifying (a) the amount of the Borrowing Base as redetermined (which Borrowing Base shall be effective as of the date specified in such notice, and shall remain in effect for all purposes of this Agreement until the next Redetermination), and (b) in the case of any Annual Scheduled Redetermination, the Distribution Limit which shall be in effect for the period commencing on the date of such notice and continuing until the next Annual Scheduled Redetermination of the Borrowing Base thereafter

         SECTION 5.3 Special Redetermination.

                  (a) In addition to Scheduled Redeterminations, Required Banks shall be permitted to make a Special Redetermination of the Borrowing Base once in each period between Scheduled Redeterminations. Any request by Required Banks pursuant to this Section 5.3(a) shall be submitted to Administrative Agent and Borrower.

                  (b) In addition to Scheduled Redeterminations, Borrower shall be permitted to request a Special Redetermination of the Borrowing Base once in each Fiscal Year. Such request shall be submitted to Administrative Agent and Required Banks and at the time of such request Borrower shall deliver to each Bank a Reserve Report. Together with such request, Borrower shall also notify each Bank of the Borrowing Base requested by Borrower in connection with such Special Redetermination.

                  (c) Any Special Redetermination shall be made by Banks in accordance with the procedures and standards set forth in Section 5.2; provided, that, no Reserve Report will be required to be delivered to Banks in connection with any Special Determination requested by Required Banks pursuant to clause
(a) above.

         SECTION 5.4 Borrowing Base Deficiency. If a Borrowing Base Deficiency exists after giving effect to any Redetermination, Borrower shall be obligated to eliminate such Borrowing Base Deficiency by making the mandatory prepayments of the Loans or taking the other actions required by Section 2.4.

         SECTION 5.5 Initial Borrowing Base. The Borrowing Base shall be $19,500,000 for the period commencing on the Closing Date and ending on the effective date of the first Redetermination after the Closing Date


                                    ARTICLE 6

                            COLLATERAL AND GUARANTEES

         SECTION 6.1  Security.

                  (a) The Obligations shall be secured by first and prior Liens (subject only to Permitted Encumbrances) covering and encumbering substantially all assets owned by Borrower and each of its Subsidiaries, including, without limitation, all Mineral Interests owned by Borrower and its Subsidiaries. On the Closing Date, Borrower shall deliver to Administrative Agent for the ratable benefit of each Bank, a Security Agreement and Mortgages in form and substance acceptable to Administrative Agent and duly executed by Borrower together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed) as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect first and prior Liens in substantially all assets owned by Borrower, including, without limitation, all Mineral Interests owned by Borrower.

                  (b) On or before each Redetermination Date and at such other times as Administrative Agent or Required Banks shall request, Borrower shall execute and deliver to Administrative Agent, and cause each of its Subsidiaries to execute and deliver to Administrative Agent, for the ratable benefit of each Bank, Mortgages granting, evidencing and perfecting the Liens required by
Section 6.1(a) preceding with respect to all Mineral Interests acquired by Borrower or any Subsidiaries of Borrower on or subsequent to the last date on which Borrower or any of its Subsidiaries were required to execute and deliver Mortgages pursuant to this Section 6.1, or which, for any other reason are not the subject of valid, enforceable, perfected first priority Liens (subject only to Permitted Encumbrances) in favor of Administrative Agent for the ratable benefit of Banks.

                  (c) On the date of the creation or acquisition by Borrower or any Subsidiary of Borrower of any Subsidiary of Borrower (a "New Subsidiary"), Borrower shall cause such New Subsidiary to execute and deliver to Administrative Agent for the ratable benefit of the Banks, a Security Agreement and one or more Mortgages, together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitations UCC-1 financing statements (each duly authorized and executed) as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect first and prior Liens on substantially all assets, including, without limitation, all Mineral Interests, owed by such New Subsidiary.

         SECTION 6.2 Guarantees. The Obligations shall be jointly and severally guaranteed by each EXCO and Venus and each Subsidiary of Borrower pursuant to Facility Guarantees duly executed and delivered by each such Person. On the date of the creation or acquisition by Borrower or any Subsidiary of Borrower of any New Subsidiary, Borrower shall cause such New Subsidiary to execute and deliver a Facility Guaranty to Administrative Agent.

         SECTION 6.3 Supporting Documents. At any time Borrower or any of its Subsidiaries are required to execute and deliver Mortgages, Security Agreements or Facility Guarantees to Administrative Agent pursuant to this Article 6, Borrower shall also deliver or cause to be delivered to Administrative Agent such other documents, instruments and agreements, including, without limitation, certificates of officers of Borrower and its Subsidiaries, certificates of Governmental Authorities, opinions of counsel (addressed to Administrative Agent) and other documents, instruments and agreements Administrative Agent shall deem necessary or appropriate to verify (i) the valid organization and existence of the Credit Party executing and delivering such Loan Papers, (ii) the due authorization, execution and delivery of such Loan Papers, (iii) Borrower's or such Subsidiaries' title to the property (including Mineral Interests) purported to be subject to the Liens created by such Loan Papers; provided, that, in the absence of any Default or Borrowing Base Deficiency, Borrower shall not be required to provide opinions or other evidence of title with respect to Mineral Interests with an aggregate Recognized Value in excess of ninety percent (90%) of the aggregate Recognized Value of all Mineral Interests owned by Borrower (such limitation is referred to herein as the "Title Review Limit"); and (iv) the validity, perfection and priority of the Liens created by such Loan Papers and such other matters related thereto as Administrative Agent shall reasonably request.


                                    ARTICLE 7

                              CONDITIONS PRECEDENT

         SECTION 7.1 Conditions to Initial Borrowing and Participation in Letter of Credit Exposure. The obligation of each Bank to loan its Commitment Percentage of the initial Borrowing made hereunder, and the obligation of Administrative Agent to issue (or cause another Bank to issue) the initial Letter of Credit issued hereunder is subject to the satisfaction of each of the following conditions prior to or simultaneously with the initial Borrowing made hereunder:

                  (a) Closing Deliveries. Administrative Agent shall have received each of the following documents, instruments and agreements, each of which shall be in form and substance and executed in such counterparts as shall be acceptable to Administrative Agent and each Bank and each of which shall, unless otherwise indicated, be dated the Closing Date:

                  (i) a Note payable to the order of each Bank, each in the amount of such Bank's Commitment, duly executed by Borrower;

                  (ii) Mortgages duly executed and delivered by Borrower creating first and prior Liens on all Mineral Interests owned by Borrower, including, without limitation, the Apache Properties;

                  (iii) a Security Agreement duly executed and delivered by Borrower;

                  (iv) such financing statements on form UCC-1 (or any other form required by Lender in its reasonable discretion) as Administrative Agent shall require to evidence and perfect the Liens created by the Mortgages and the Security Agreement referenced in clauses (ii) and (iii) above, each of which shall be executed and delivered by Borrower and filed of record in such jurisdictions as Administrative Agent shall require in its sole discretion;

                  (v) Facility Guarantees duly executed and delivered by Venus and EXCO;

                  (vi) the Subordination Agreement duly executed and delivered by EXCO and acknowledged by Venus;

                  (vii) a copy of the Articles of Incorporation and all amendments thereto of EXCO and Venus accompanied by a certificate that such copy is true, correct and complete, and dated within ten (10) days of the Closing Date, issued by the appropriate Governmental Authority of the jurisdiction of incorporation or organization of each of EXCO and Venus, and accompanied by a certificate of the Secretary or comparable Authorized Officer of each of EXCO and Venus that such copy is true, correct and complete on the Closing Date;

                  (viii) a copy of the Bylaws and all amendments thereto of each of EXCO and Venus accompanied by a certificate of the Secretary or comparable Authorized Officer of EXCO and Venus that such copy is true, correct and complete as of the date hereof;

                  (ix) a copy of the Certificate of Organization and all amendments thereto of Borrower accompanied by a certificate that such copy is true, correct and complete and dated within ten (10) days of the Closing Date, issued by the appropriate Governmental Authority of the jurisdiction of incorporation or organization of Borrower, and accompanied by a certificate of the Secretary or comparable Authorized Officer of Borrower that such copy is true, correct and complete on the Closing Date;

                  (x) a copy of the Limited Liability Company Agreement for Borrower together with a certificate from an Authorized Officer of Borrower stating that such copy is a true and correct copy of the Limited Liability Company Agreement for Borrower and that such Limited Liability Company Agreement has not been amended or modified in any respect and is in full force and effect on the Closing Date;

                  (xi) certain certificates and other documents issued by the appropriate Governmental Authorities of such jurisdictions as Administrative Agent has requested relating to the existence of each of EXCO, Venus and Borrower and to the effect that of each of EXCO, Venus and Borrower is in good standing with respect to the payment of franchise and similar Taxes and is duly qualified to transact business in such jurisdictions;

                  (xii) a certificate of incumbency of all officers of each of EXCO, Venus and Borrower who will be authorized to execute or attest to any Loan Paper on behalf of EXCO, Venus or Borrower dated the date hereof, executed by the Secretary or comparable Authorized Officer of such Person;

                  (xiii) copies of resolutions or comparable authorizations approving the Loan Papers and authorizing the transactions contemplated by this Agreement and the other Loan Papers, duly adopted by the Board of Directors of each of EXCO and Venus and the Management Committee of Borrower; accompanied by certificates of the Secretary or comparable Authorized Officer of each of EXCO, Venus and Borrower that such copies are true and correct copies of resolutions duly adopted at a meeting of or (if permitted by applicable Law and, if required by such Law, by the Bylaws of EXCO or Venus and the Limited Liability Company Agreement of Borrower) by the unanimous written consent of the Board of Directors of each of EXCO and Venus and the Management Committee of Borrower; and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date hereof;

                  (xiv) an opinion of Haynes & Boone, L.L.P., counsel for Borrower, EXCO and Venus, dated the date hereof, favorably opining as to the enforceability of each of the Loan Papers and otherwise in form and substance satisfactory to Administrative Agent and Banks;

                  (xv) an opinion of Cliffe Laborde, special counsel for Administrative Agent, favorably opining as to the enforceability of the Mortgages in the State of Louisiana and otherwise in form and substance satisfactory to Administrative Agent and Banks;

                  (xvi) such UCC-11 search reports as Administrative Agent shall require, prepared as of a date not more than twenty (20) days prior to the Closing Date, conducted in such jurisdictions and reflecting such names as Administrative Agent shall request;

                  (xvii) a certificate signed by an Authorized Officer of Borrower stating that (A) the representations and warranties contained in this Agreement and the other Loan Papers are true and correct in all material respects, (B) no Default or Event of Default has occurred and is continuing, and (C) all conditions set forth in this Section 7.1 and Section 7.2 have been satisfied;

                  (xviii) a Certificate of Ownership Interests signed by an Authorized Officer of Borrower in the form of Exhibit I attached hereto;

                  (xix) a report or reports in form, scope and detail acceptable to Administrative Agent from environmental engineering firms acceptable to Administrative Agent setting forth the results of a current phase I environmental review of the Mineral Interests, which report(s) shall not reflect the existence of facts or circumstances which would constitute a material violation of any Applicable Environmental Law or which are likely to result in a material liability to Borrower or any of its Subsidiaries; and

                  (xx) certificates from Borrower's insurance broker setting forth the insurance maintained by Borrower, stating that such insurance is in full force and effect, that all premiums due have been paid and stating that such insurance is adequate and complies with the requirements of Section 9.6.

                  (b) Title Review. Administrative Agent or its counsel shall have completed a review of title (including opinions of title) to the Apache Properties (subject to the Title Review Limit), and such review shall not have revealed any condition or circumstance which would reflect that the representations and warranties contained in Section 8.9 hereof are inaccurate in any respect.

                  (c) Partner Contributions. EXCO and Venus shall each have contributed at least $7,000,000 in cash (an aggregate of $14,000,000) to the partnership capital of Borrower.

                  (d) Completion of Apache Acquisition. Borrower shall have completed (or simultaneously with the funding of the initial Borrowing hereunder, Borrower shall complete) the Apache Acquisition for a total purchase price of not more than $28,500,000 and otherwise on the terms and conditions substantially in accordance with the Apache Acquisition Agreement as in effect on the date hereof, and as a result thereof Borrower shall have acquired, or simultaneously with the funding of such Borrowing Borrower shall acquire, good and defensible title to all such Apache Properties, free and clear of all Liens except Permitted Encumbrances.

                  (e) No Material Adverse Change. In the sole discretion of each Bank, since no Material Adverse Change shall have occurred.

                  (f) No Legal Prohibition. The transactions contemplated by this Agreement shall be permitted by applicable Law and regulation and shall not subject Administrative Agent, any Bank, or any Credit Party to any Material Adverse Change.

                  (g) No Litigation. No litigation, arbitration or similar proceeding shall be pending or threatened which calls into question the validity or enforceability of this Agreement, the other Loan Papers or the transactions contemplated hereby or thereby.

                  (h) Closing Fees. Borrower shall have paid to Administrative Agent for the ratable benefit of each Bank, and shall have paid to Administrative Agent, the fees to be paid on the Closing Date pursuant to
Section 2.12.

                  (i) Other Matters. All matters related to this Agreement, the other Loan Papers and the Credit Parties shall be acceptable to each Bank in its sole discretion, and Borrower shall have delivered to Administrative Agent and each Bank such evidence as they shall request to substantiate any matters related to this Agreement and the other Loan Papers, as Administrative Agent or any Bank shall request.

         SECTION 7.2 Conditions to Each Borrowing and each Letter of Credit. The obligation of each Bank to loan its Commitment Percentage of each Borrowing and the obligation of Administrative Agent to issue a Letter of Credit on the date such Letter of Credit is to be issued is subject to the further satisfaction of the following conditions:

                  (a) timely receipt by Administrative Agent of a Request for Borrowing or a Request for Letter of Credit (as applicable);

                  (b) immediately before and after giving effect to such Borrowing or issuance of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing and the funding of such Borrowing or the issuance of the requested Letter of Credit (as applicable) shall not cause a Default or Event of Default;

                  (c) the representations and warranties of Borrower contained in this Agreement and the other Loan Papers shall be true and correct in all material respects on and as of the date of such Borrowing or issuance of such Letter of Credit (as applicable), with the same effect as though such representations and warranties had been made on and as of the date of such Borrowing or issuance of such Letter of Credit (as applicable) or, if such representations and warranties are expressly limited to particular dates, as of such particular dates;

                  (d) after giving effect to such Borrowing or issuance of such Letter of Credit, the Outstanding Credit shall not exceed the Borrowing Base;

                  (e) no Material Adverse Change shall have occurred;

                  (f) the funding of such Borrowing or the issuance of such Letter of Credit (as applicable) shall be permitted by applicable Law; and

                  (g) such Borrowing in such Letter of Credit shall be used only for a purpose permitted under the Agreement.

The funding of each Borrowing and the issuance of each Letter of Credit hereunder shall be deemed to be a representation and warranty by Borrower on the date of such Borrowing and the date of issuance of each Letter of Credit as to the facts specified in Sections 7.2(b) through 7.2(e).

         SECTION 7.3 Materiality of Conditions. Each condition precedent herein is material to the transactions contemplated herein, and time is of the essence in respect of each thereof.


                                    ARTICLE 8

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Administrative Agent and each Bank that each of the following statements is true and correct on the date hereof, and will be true and correct on the occasion of each Borrowing and the issuance of each Letter of Credit:

         SECTION 8.1 Existence and Power. Each Credit Party (a) is a corporation, limited liability company or partnership duly incorporated or organized (as applicable), validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable), (b) has all corporate, limited liability company or partnership power (as applicable) and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and as proposed to be conducted, and (c) is duly qualified to transact business as a foreign corporation, foreign limited liability company or foreign partnership (as applicable) in each jurisdiction where a failure to be so qualified could result in a Material Adverse Change.

         SECTION 8.2 Necessary Authorization; Contravention. The execution, delivery and performance of this Agreement and the other Loan Papers by each Credit Party (to the extent each Credit Party is a party thereto), are within such Credit Party's corporate, limited liability company or partnership power, have been duly authorized by all necessary corporate, limited liability company or partnership action, require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute a default under, any provision of applicable Law (including, without limitation, the Margin Regulations) or of the articles or certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or other organizational documents of any Credit Party, or of any agreement, judgment, injunction, order, decree or other instrument binding upon any Credit Party or result in the creation or imposition of any Lien on any asset of any Credit Party other than the Liens securing the Obligations.

         SECTION 8.3 Binding Effect. This Agreement constitutes a valid and binding agreement of Borrower; the other Loan Papers when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligations of each Credit Party (to the extent each Credit Party is a party thereto), and each Loan Paper is, or when executed and delivered, will be, enforceable against each Credit Party (to the extent each Credit Party is a party thereto), in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         SECTION 8.4  Financial Information.

                  (a) The most recent annual audited consolidated balance sheets of each of Borrower, EXCO and Venus and the related consolidated statements of operations and cash flows for the Fiscal Year then ended, copies of which have been delivered to each Bank, fairly present, in conformity with GAAP, the consolidated financial position of each of Borrower, EXCO and Venus as of the end of such Fiscal Year and its consolidated results of operations and cash flows for such Fiscal Year. (Notwithstanding the foregoing, the representation and warranty contained in this Section 8.4(a) will not be deemed to be made with respect to Borrower until such time as annual audited consolidated balance sheets, statements of operations and cash flows for Borrower for the Fiscal Year ended December 31, 1999 are delivered to each Bank in accordance with Section 9.1(a)).

                  (b) The most recent quarterly unaudited consolidated balance sheet of Borrower, EXCO and Venus delivered to Banks, and the related unaudited consolidated statements of operations and cash flows for the portion of Borrower's, EXCO's and Venus's Fiscal Year then ended, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 8.4(a), the consolidated financial position of Borrower, EXCO and Venus as of such date and its consolidated results of operations and cash flows for such portion of Borrower's, EXCO's and Venus's Fiscal Year. (Notwithstanding the foregoing, the representation and warranty contained in this Section 8.4(b) will not be deemed to be made with respect to Borrower until such time as quarterly unaudited consolidated balance sheets, statements of operations and cash flows for Borrower for the Fiscal Quarter ending September 30, 1999 are delivered to each Bank in accordance with Section 9.1(b)).

                  (c) No Material Adverse Change has occurred.

                  (d) After giving effect to the transactions contemplated by this Agreement, (i) the fair value of the property of each Credit Party is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of each Credit Party , (ii) the present fair saleable value of the assets of each Credit Party is not less than the amount that will be required to pay the liability of such Credit Party on its debts as they become absolute and matured, (iii) each Credit Party is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) no Credit Party intends to, and no Credit Party believes that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and
(v) no Credit Party is engaged in a business or transaction, and no Credit Party is about to engage in business or a transaction for which such Credit Party's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Credit Party is engaged.

                  (e) Borrower was formed on June 25, 1999 for the purpose of acquiring and developing the Apache Properties and producing and marketing Hydrocarbons therefrom. Prior to giving effect to the acquisition of the Apache Properties, Borrower had no assets, operations, employees or liabilities of any nature (contingent or otherwise) other than rights and obligations arising under the Apache Acquisition Agreement, this Agreement and the other Loan Papers.

         SECTION 8.5 Litigation. Except for matters disclosed on Schedule 3 attached hereto, there is no action, suit or proceeding pending against, or to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries before any Governmental Authority in which there is a reasonable possibility of an adverse decision which could result in a Material Adverse Change or which could in any manner draw into question the validity of the Loan Papers.

         SECTION 8.6 ERISA. Neither Borrower nor any ERISA Affiliate of Borrower maintains or has ever maintained or been obligated to contribute to any Plan covered by Title IV of ERISA or subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA. Each Plan maintained by Borrower or any ERISA Affiliate of Borrower is in compliance in all material respects with all applicable Laws. Except in such instances where an omission or failure would not result in a Material Adverse Change on the business, financial condition or prospects of Borrower, (a) all returns, reports and notices required to be filed with any regulatory agency with respect to any Plan have been filed timely, and
(b) neither Borrower nor any ERISA Affiliate of Borrower has failed to make any contribution or pay any amount due or owing as required by the terms of any Plan. There are no pending or, to the best of Borrower's knowledge, threatened claims, lawsuits, investigations or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither Borrower nor any ERISA Affiliate of Borrower has knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan that are likely to result in liability of Borrower causing a Material Adverse Change. Except in such instances where an omission or failure would not result in a Material Adverse Change, each Plan that is intended to be "qualified" within the meaning of section 401(a) of the Code is, and has been during the period from its adoption to date, so qualified, both as to form and operation and all necessary governmental approvals, including a favorable determination as to the qualification under the Code of such Plan and each amendment thereto, have been or will be timely obtained. Neither Borrower nor any ERISA Affiliate of Borrower has engaged in any prohibited transactions, within the meaning of section 406 of ERISA or section 4975 of the Code, in connection with any Plan which would result in liability of Borrower causing a Material Adverse Change. Neither Borrower nor any ERISA Affiliate of Borrower maintains or contributes to any Plan that provides a post-employment health benefit, other than a benefit required under Section 601 of ERISA, or maintains or contributes to a Plan that provides health benefits that is not fully funded except where the failure to fully fund such Plan would not result in a Material Adverse Change. Neither Credit Party nor any ERISA Affiliate of Borrower maintains, has established or has ever participated in a multiple employer welfare benefit arrangement within the meaning of section 3(40)(A) of ERISA.

         SECTION 8.7 Taxes and Filing of Tax Returns. Borrower and each of its Subsidiaries has filed all tax returns required to have been filed and has paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable. Borrower does not know of any proposed material Tax assessment against it or any of its Subsidiaries and all Tax liabilities of Borrower and its Subsidiaries are adequately provided for. Except as disclosed in writing to Banks prior to the date hereof, no income tax liability of Borrower or any of its Subsidiaries has been asserted by the Internal Revenue Service or other Governmental Authority for Taxes in excess of those already paid.

         SECTION 8.8 Ownership of Properties Generally. Borrower and each of its Subsidiaries has good and valid fee simple or leasehold title to all material properties and assets purported to be owned by it, including, without limitation, all assets reflected in the balance sheets referred to in Section 8.4(a) and 8.4(b) and all assets which are used by Borrower and its Subsidiaries in the operation of their respective businesses, and none of such properties or assets is subject to any Lien other than Permitted Encumbrances.

         SECTION 8.9 Mineral Interests. Borrower has good and defensible title to all Mineral Interests described in the Reserve Report, including, after giving effect to the Apache Acquisition, the Apache Properties, free and clear of all Liens except Permitted Encumbrances. All such Mineral Interests are valid, subsisting, and in full force and effect, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid. Without regard to any consent or non-consent provisions of any joint operating agreement covering any of Borrower's Proved Mineral Interests, Borrower's share of (a) the costs for each Proved Mineral Interest described in the Reserve Report is not greater than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the respective designations "working interests", "WI", "gross working interest", "G.I.", or similar terms, and (b) production from, allocated to, or attributed to each such Proved Mineral Interest is not less than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the designations net revenue interest, NHI, or similar terms. Each well drilled in respect of each Proved Producing Mineral Interest described in the Reserve Report (y) is capable of, and is presently, producing Hydrocarbons in commercially profitable quantities, and Borrower is currently receiving payments for its share of production, with no funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders, and (z) has been drilled, bottomed, completed, and operated in compliance with all applicable Laws and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production.

         SECTION 8.10 Licenses, Permits, Etc. Borrower and each of its Subsidiaries possesses such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on its business as now conducted and as proposed to be conducted, except to the extent a failure to obtain any such item would not result in a Material Adverse Change.

         SECTION 8.11 Compliance with Law. The business and operations of Borrower and its Subsidiaries have been and are being conducted in accordance with all applicable Laws other than violations of Laws which do not (either individually or collectively) result in a Material Adverse Change.

         SECTION 8.12 Full Disclosure. All information heretofore furnished by any Credit Party to Administrative Agent or any Bank for purposes of or in connection with this Agreement, any Loan Paper or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by or on behalf of Borrower to Administrative Agent or any Bank will be, true, complete and accurate in every material respect. Borrower has disclosed or has caused to be disclosed to Banks in writing any and all facts (other than facts of general public knowledge) which might reasonably be expected to result in a Material Adverse Change.

         SECTION 8.13 Organizational Structure; Nature of Business. Borrower is engaged only in the business of acquiring, owning, exploring, developing and operating the Apache Properties and the production, marketing, processing and transporting of Hydrocarbons therefrom. Schedule 4 hereto accurately reflects
(i) the jurisdiction of organization of Borrower, (ii) each jurisdiction in which Borrower is qualified to transact business as a foreign limited liability company, (iii) the authorized, issued and outstanding membership interests of Borrower (and the legal and beneficial owners of such interests), and (iv) all outstanding warrants, options, subscription rights, convertible securities or other rights to purchase membership interests of Borrower. Borrower has no Subsidiaries on the Closing Date.

         SECTION 8.14 Environmental Matters. No operation conducted by Borrower or any Subsidiary of Borrower and no real or personal property now or previously owned or leased by Borrower or any Subsidiary of Borrower (including, without limitation, the Apache Properties) and no operations conducted thereon, and to Borrower's knowledge, no operations of any prior owner, lessee or operator of any such properties, is or has been in violation of any Applicable Environmental Law other than violations which neither individually nor in the aggregate could result in a Material Adverse Change. Neither Borrower, any Subsidiary of Borrower, nor any such property or operation is the subject of any existing, pending or, to Borrower's knowledge, threatened Environmental Complaint which could, individually or in the aggregate, result in Material Adverse Change. All notices, permits, licenses, and similar authorizations, required to be obtained or filed in connection with the ownership of each tract of real property or operations of Borrower or any Subsidiary of Borrower thereon and each item of personal property owned, leased or operated by Borrower or any Subsidiary of Borrower, including, without limitation, notices, licenses, permits and authorizations required in connection with any past or present treatment, storage, disposal, or release of Hazardous Substances into the environment, have been duly obtained or filed except to the extent the failure to obtain or file such notices, licenses, permits and authorizations would not result in a Material Adverse Change. All Hazardous Substances, generated at each tract of real property and by each item of personal property owned, leased or operated by Borrower or any Subsidiary of Borrower have been transported, treated, and disposed of only by carriers or facilities maintaining valid permits under RCRA and all other Applicable Environmental Laws for the conduct of such activities except in such cases where the failure to obtain such permits could not, individually or in the aggregate, result in a Material Adverse Change. There have been no Hazardous Discharges which were not in compliance with Applicable Environmental Laws other than Hazardous Discharges which would not, individually or in the aggregate, result in a Material Adverse Change. Neither Borrower nor any Subsidiary of Borrower has any contingent liability in connection with any Hazardous Discharge which could reasonably be expected to result in a Material Adverse Change.

         SECTION 8.15 Burdensome Obligations. Neither Borrower, nor any Subsidiary of Borrower, nor any of their respective properties is subject to any Law or any pending or threatened change of Law or subject to any restriction under its articles (or certificate) of incorporation, bylaws, regulations, partnership agreement or comparable charter or other organizational documents or under any agreement or instrument to which Borrower or any Subsidiary of Borrower or by which Borrower or any Subsidiary of Borrower or any of their respective properties may be subject or bound, which is so unusual or burdensome as to be likely in the foreseeable future to result in a Material Adverse Change. Without limiting the foregoing, neither Borrower nor any Subsidiary of Borrower is a party to or bound by any agreement or subject to any order of any Governmental Authority which prohibits or restricts in any way the right of Borrower or any Subsidiary of Borrower to make Distributions.

         SECTION 8.16 Fiscal Year. Borrower's Fiscal Year is January 1 through December 31.

         SECTION 8.17 No Default. Neither a Default nor an Event of Default has occurred or will exist after giving effect to the transactions contemplated by this Agreement or the other Loan Papers.

         SECTION 8.18 Government Regulation. Neither Borrower nor any Subsidiary of Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act (as any of the preceding acts have been amended), the Investment Company Act of 1940 or any other law which regulates the incurring by Borrower or any Subsidiary of Borrower of Debt, including, but not limited to laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

         SECTION 8.19 Insider. Neither Borrower nor any Subsidiary of Borrower is, and no Person having "control" (as that term is defined in 12 U.S.C. Section 375(b) or regulations promulgated thereunder) of Borrower or any Subsidiary of Borrower is an "executive officer", "director" or "shareholder" of any Bank or any bank holding company of which any Bank is a Subsidiary or of any Subsidiary of such bank holding company.

         SECTION 8.20 Gas Balancing Agreements and Advance Payment Contracts. On the date of this Agreement, (a) there is no Material Gas Imbalance, and (b) the aggregate amount of all

Advance Payments received by Borrower under Advance Payment Contracts which have not been satisfied by delivery of production does not exceed $50,000.

         SECTION 8.21 Apache Acquisition Documents. Borrower has provided each Bank with a true and correct copy of each of the Apache Acquisition Documents including all amendments and modifications thereto. No material rights or obligations of any party to any of such Apache Acquisition Documents have been waived and neither Borrower nor any of its Subsidiaries, nor to the best knowledge of Borrower or any other party to any of such Apache Acquisition Documents, is in default of its obligations thereunder. Each of the Apache Acquisition Documents is a valid, binding and enforceable obligation of the parties thereto in accordance with its terms and is in full force and effect. Each representation and warranty made by Borrower, and to the best knowledge of Borrower, by Sellers in the Apache Acquisition Agreement and the other Apache Acquisition Documents (a) was true and correct when made, and (b) will be true and correct on the Closing Date.


                                    ARTICLE 9

                              AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

         SECTION 9.1 Information. Borrower will deliver, or cause to be delivered, to each Bank:

                  (a) as soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year, a consolidated balance sheet of each of Borrower, EXCO and Venus as of the end of such Fiscal Year and the related consolidated statements of income and statements of cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported by Borrower, EXCO and Venus in accordance with GAAP and audited by a firm of independent public accountants of nationally recognized standing and acceptable to Administrative Agent;

                  (b) (i) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, consolidated balance sheets of Borrower, EXCO and Venus as of the end of such Fiscal Quarter and the related consolidated statements of income and statements of cash flow for such quarter and for the portion of Borrower's, EXCO's and Venus's Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's, EXCO's and Venus's previous Fiscal Year;

                  (c) simultaneously with the delivery of each set of financial statements referred to in Sections 9.1(a) and 9.1(b), a certificate of a Financial Officer of each of EXCO, Venus or

Borrower in the form of Exhibit J-1, J-2 or J-3 (as applicable) attached hereto,
(i) setting forth, in the case of the certificate delivered by the Financial Officer of Borrower, in reasonable detail the calculations required to establish whether Borrower was in compliance with the requirements of Article 11 on the date of such financial statements, (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Credit Parties are taking or propose to take with respect thereto, (iii) stating whether or not such financial statements fairly reflect in all material respects the results of operations and financial condition of Borrower, EXCO and Venus as of the date of the delivery of such financial statements and for the period covered thereby,
(iv) setting forth (A) whether as of such date there is a Material Gas Imbalance and, if so, setting forth the amount of net gas imbalances under Gas Balancing Agreements to which Borrower or any of its Subsidiaries is a party or by which any Mineral Interests owned by Borrower or any of its Subsidiaries are bound, and (B) the aggregate amount of all Advance Payments received under Advance Payment Contracts to which Borrower or any of its Subsidiaries is a party or by which any Mineral Interests owned by Borrower or any of its Subsidiaries are bound which have not been satisfied by delivery of production, if any, and (v) a summary of the Hedge Transactions to which Borrower or any of its Subsidiaries is a party on such date;

                  (d) as soon as available and in any event within twenty (20) days after the end of each calendar month, a report of Borrower's Financial Officer setting forth in reasonable detail Borrower's Net Revenues for the preceding calendar month;

                  (e) promptly upon the delivery thereof to Borrower's members or their Affiliates generally, copies of all financial statements, material reports and proxy statements so mailed;

                  (f) promptly upon the filing thereof, copies of all final registration statements, post effective amendments thereto and annual, quarterly or special reports which any Credit Party shall have filed with the Securities and Exchange Commission; provided that Borrower must deliver, or cause to be delivered, any annual reports which any Credit Party shall have filed with the Securities and Exchange Commission, within ninety (90) days after the end of each Fiscal Year of such Credit Party, and any quarterly reports which Borrower shall have filed with the Securities and Exchange Commission, within forty-five
(45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of such Credit Party;

                  (g) promptly upon receipt of same, any notice or other information received by Borrower or any Subsidiary of Borrower indicating any potential, actual or alleged (i) non-compliance with or violation of the requirements of any Applicable Environmental Law which could result in liability to Borrower or any Subsidiary of Borrower for fines, clean up or any other remediation obligations or any other liability in excess of $100,000 in the aggregate; (ii) threatened Hazardous Discharge which Hazardous Discharge would impose on Borrower or any Subsidiary of Borrower a duty to report to a Governmental Authority or to pay cleanup costs or to take remedial action under any Applicable Environmental Law which could result in liability to Borrower or any Subsidiary of Borrower for fines, clean up and other remediation obligations or any other liability in excess of $100,000 in the aggregate; or (iii) the existence of any Lien arising under any Applicable Environmental Law securing any obligation to pay fines, clean up or other remediation costs or any other liability in excess of $100,000 in the aggregate. Without limiting the foregoing, Borrower or any Subsidiary of Borrower shall provide to Banks promptly upon receipt of same by Borrower or any Subsidiary of Borrower copies of all environmental consultants or engineers reports received by Borrower or any Subsidiary of Borrower which would render the representation and warranty contained in Section 8.14 untrue or inaccurate in any respect;

                  (h) in the event any notification is provided to any Bank or Administrative Agent pursuant to Section 9.1(f) hereof or Administrative Agent or any Bank otherwise learns of any event or condition under which any such notice would be required, then, upon request of Required Banks, Borrower shall within thirty (30) days of such request, cause to be furnished to Administrative Agent and each Bank a report by an environmental consulting firm acceptable to Administrative Agent and Required Banks, stating that a review of such event, condition or circumstance has been undertaken (the scope of which shall be acceptable to Administrative Agent and Required Banks) and detailing the findings, conclusions and recommendations of such consultant. Borrower shall bear all expenses and costs associated with such review and updates thereof;

                  (i) immediately upon any Authorized Officer becoming aware of the occurrence of any Default, a certificate of an Authorized Officer setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

                  (j) no later than March 31, and September 30 of each year, reports of production volumes, revenue, expenses and product prices for all Mineral Interests owned by Borrower for the periods of six (6) months ending the preceding December 31, and June 30, respectively; such reports shall be prepared on an accrual basis and shall be reported on a field by field basis;

                  (k) promptly notify Banks of any Material Adverse Change;

                  (l) on or before July 30, 1999, an engineering analysis of the Apache Properties in form and substance satisfactory to Administrative Agent and prepared by Lee Keeling and Associates, Inc.; and

                  (m) from time to time such additional information regarding the financial position or business of Borrower and its Subsidiaries as Administrative Agent, at the request of any Bank, may reasonably request.

         SECTION 9.2. Business of Borrower. The sole business of Borrower is and shall continue to be solely the acquisition, ownership, exploration, development and operation of the Apache Properties and the production, marketing, processing and transportation of Hydrocarbons therefrom.

         SECTION 9.3 Maintenance of Existence. Borrower shall, and shall cause each Credit Party to, at all times (a) maintain its corporate, partnership or limited liability company existence in its state of incorporation or organization, and (b) maintain its good standing and qualification to transact business in all jurisdictions where the failure to maintain good standing or qualification to transact business could result in a Material Adverse Change.

         SECTION 9.4 Title Data. In addition to the title information required by Article 7, but subject to the Title Review Limit, Borrower shall, upon the request of Required Banks, cause to be delivered to Administrative Agent such title opinions and other information regarding title to Mineral Interests owned by Borrower and the perfection and priority of Administrative Agent's Liens therein as are appropriate to determine the status thereof.

         SECTION 9.5 Right of Inspection. Borrower will permit, and will cause each of its Subsidiaries to permit, any officer, employee or Administrative Agent of Administrative Agent or of any Bank to visit and inspect any of the assets of Borrower and its Subsidiaries, examine Borrower's and its Subsidiaries' books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of Borrower and its Subsidiaries with Borrower's and its Subsidiaries' officers, accountants and auditors, all at such reasonable times and as often as Administrative Agent or any Bank may reasonably request, all at the expense of Borrower; provided, that, in the absence of a Default or Event of Default, neither Administrative Agent nor any Bank will require Borrower to incur any unreasonable cost or expense under this
Section 9.5.

         SECTION 9.6 Maintenance of Insurance. Borrower will, and will cause each of its Subsidiaries to, at all times maintain or cause to be maintained insurance covering such risks as are customarily carried by businesses similarly situated, including, without limitation, the following: (a) workmen's compensation insurance; (b) employer's liability insurance; (c) comprehensive general public liability and property damage insurance; (d) comprehensive automobile liability insurance, and (e) such other perils as are customarily insured against in the oil and gas industry. All loss payable clauses or provisions in all policies of insurance maintained by Borrower and its Subsidiaries pursuant to this Section 9.6 shall be endorsed in favor of and made payable to Administrative Agent for the ratable benefit of Banks, as their interests may appear. Administrative Agent shall have the right, for the ratable benefit of the Banks, to collect, and Borrower hereby assigns to Administrative Agent for the ratable benefit of Banks (and hereby agrees to cause each Subsidiary of Borrower to assign), any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any of property which stands as security for the Obligations or any part thereof, and Administrative Agent may, at its election, either apply for the ratable benefit of Banks all or any part of the sums so collected toward payment of the Obligations, whether or not such Obligations are then due and payable, in such manner as Administrative Agent may elect or release same to Borrower or the applicable Subsidiary of Borrower.

         SECTION 9.7 Payment of Taxes and Claims. Borrower will, and will cause each of its Subsidiaries to, pay (a) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon, and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by Law have or might become a Lien (other than a Permitted Encumbrance) on any of its assets; provided, however, no payment of Taxes or claims shall be required if (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of Borrower or any of its Subsidiaries is subject to any pending levy or execution, (ii) Borrower and its Subsidiaries, as and to the extent required in accordance with GAAP, shall have set aside on their books reserves (segregated to the extent required by GAAP) deemed by them to be adequate with respect thereto, and (iii) the Borrower has notified Administrative Agent of such circumstances in detail satisfactory to Administrative Agent.

         SECTION 9.8 Compliance with Laws and Documents. Borrower will, and will cause each of its Subsidiaries to, comply with all Laws, their respective partnership agreements, certificates (or articles) of incorporation, bylaws, regulations and similar organizational documents and all Material Agreements to which Borrower or any of its Subsidiaries is a party, if a violation, alone or when combined with all other such violations, could result in a Material Adverse Change.

         SECTION 9.9 Operation of Properties and Equipment.

                  (a) Borrower will, and will cause each of its Subsidiaries to, maintain, develop and operate (or cause the operator to maintain and operate to the extent Borrower or any of its Subsidiaries is not the operator) its Mineral Interests in a good and workmanlike manner, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Mineral Interests so long as such Mineral Interests are capable of producing Hydrocarbons and accompanying elements in paying quantities.

                  (b) Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all contracts and agreements applicable to or relating to its Mineral Interest or the production and sale of Hydrocarbons and accompanying elements therefrom.

                  (c) Borrower will, and will cause each of its Subsidiaries to, at all times maintain, preserve and keep all operating equipment used with respect to its Mineral Interests in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained; provided that, no item of operating equipment need be so repaired, renewed, replaced, added to or improved if Borrower shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of Borrower and its Subsidiaries.

         SECTION 9.10 Environmental Law Compliance. Borrower will, and will cause each of its Subsidiaries to, comply with all Applicable Environmental Laws, including, without limitation, (a) all licensing, permitting, notification and similar requirements of Applicable Environmental Laws, and (b) all provisions of all Applicable Environmental Laws regarding storage, discharge, release, transportation, treatment and disposal of Hazardous Substances. Borrower will, and will cause each


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



of its Subsidiaries to, promptly pay and discharge when due all legal debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Applicable Environmental Laws.

         SECTION 9.11 ERISA Reporting Requirements. Borrower shall furnish, or cause to be furnished, to Administrative Agent:

                  (a) Promptly and in any event (i) within thirty (30) days after Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in section 4063(a) of ERISA with respect to any Plan of Borrower or any ERISA Affiliate has occurred, and (ii) within fifteen (15) days after Borrower or any ERISA Affiliate knows or has reason to know that any other ERISA Event with respect to any Plan of Borrower or any ERISA Affiliate has occurred or a request for minimum funding waiver under section 412 of the Code with respect to any Plan of Borrower or any ERISA Affiliate has been made, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

                  (b) Promptly and in any event within five (5) Domestic Business Days after receipt thereof by Borrower or any ERISA Affiliate from the PBGC, copies of each notice received by Borrower or any ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                  (c) Promptly and in any event within thirty (30) days after the receipt by Borrower of a request therefor by a Bank, copies of any annual and other report (including Schedule B thereto) with respect to a Plan filed by Borrower or any ERISA Affiliate with the United States Department of Labor, the Internal Revenue Service or the PBGC;

                  (d) Promptly, and in any event within ten (10) Domestic Business Days after receipt thereof, a copy of any correspondence Borrower or any ERISA Affiliate receives from the Plan Sponsor (as defined by section 4001(a)(10) of ERISA) of any Plan asserting withdrawal liability pursuant to section 4219 or 4202 of ERISA upon Borrower or any ERISA Affiliate, and a statement from the chief financial officer of Borrower or such ERISA Affiliate setting forth details as to the events giving rise to such withdrawal liability and the action which Borrower or such ERISA Affiliate is taking or proposes to take with respect thereto;

                  (e) Notification within thirty (30) days of the effective date thereof of any material increases in the benefits of any existing Plan which is not a multiemployer plan (as defined in section 4001(a)(3) of ERISA), or the establishment of any new Plans, or the commencement of contributions to any Plan to which Borrower or any ERISA Affiliate was not previously contributing;

                  (f) Notification within five (5) Domestic Business Days after Borrower or any ERISA Affiliate knows or has reason to know that Borrower or any such ERISA Affiliate has or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of section 4041(c) of ERISA and a copy of such notice; and

                  (g) Promptly after receipt of written notice of commencement thereof, notice of all (i) claims made by participants or beneficiaries with respect to any Plan and (ii) actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower or any ERISA Affiliate with respect to any Plan, except those which, in the aggregate, if adversely determined would not result in a Material Adverse Change.

         SECTION 9.12 Additional Documents. Borrower will, and will cause each other Credit Party (to the extent each is party thereto) to, cure promptly any defects in the creation and issuance of each Note, and the execution and delivery of this Agreement and the other Loan Papers and, at Borrower's expense, Borrower shall promptly and duly execute and deliver to each Bank, and cause each other Credit Party to promptly and duly execute and deliver to each Bank, upon reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Borrower and each other Credit Party in this Agreement and the other Loan Papers as may be reasonably necessary or appropriate in connection therewith.

         SECTION 9.13 Environmental Review. Not later than thirty (30) days prior to the date of any acquisition by Borrower of Mineral Interests or related assets, other than an acquisition of additional interests in Mineral Interests in which Borrower previously held an interest, Borrower shall deliver to Administrative Agent a report in form, scope and detail acceptable to Administrative Agent from environmental engineering firms acceptable to Administrative Agent, which report or reports shall set forth the results of a Phase I environmental review of such Mineral Interests and related assets.


                                   ARTICLE 10

                               NEGATIVE COVENANTS

         Borrower agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

         SECTION 10.1 Incurrence of Debt. Borrower will not, nor will Borrower permit any of its Subsidiaries to, incur, become or remain liable for any Debt other than (a) the Obligations, and (b) other Debt in an aggregate amount outstanding at any time not to exceed $25,000.

         SECTION 10.2 Distributions. Borrower will not, nor will Borrower permit any of its Subsidiaries to, directly or indirectly, declare or pay, or incur any liability to declare or pay, any

Distribution; provided, that, so long as no Default or Borrowing Base Deficiency has then occurred which is continuing Borrower shall be permitted to make Distributions to EXCO and Venus in an aggregate amount not exceeding (a) for the period commencing on the Closing Date and ending on December 31, 1999, $1,050,000, and (b) for any period between Annual Scheduled Redeterminations thereafter, an amount not exceeding the Distribution Limit for such period; provided, that, in no event shall Borrower make Distributions exceeding $1,000,000 in any Fiscal Year.

         SECTION 10.3 Negative Pledge. Borrower will not, nor will Borrower permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any asset of Borrower or any of its Subsidiaries other than Permitted Encumbrances. Borrower will not, nor will Borrower permit any of its Subsidiaries to, enter into or become bound by any agreement (other than this Agreement) that prohibits or otherwise restricts the right of Borrower or any of its Subsidiaries to create, assume or suffer to exist any Lien on any of Borrower's or any of its Subsidiaries' assets in favor of Administrative Agent for the ratable benefit of Banks.

         SECTION 10.4 Consolidations and Mergers. Borrower will not, nor will Borrower permit any Subsidiary to, consolidate or merge with or into any other Person.

         SECTION 10.5 Asset Dispositions. Borrower will not, nor will Borrower permit any of its Subsidiaries to, sell, lease, transfer, abandon or otherwise dispose of assets with an aggregate value of $100,000 or greater in any Fiscal Year other than sales of Hydrocarbons produced from Borrower's Mineral Interests in the ordinary course of business. In no event will Borrower sell, transfer or dispose of any capital stock or other equity interest, in any Subsidiary of Borrower nor will any Subsidiary of Borrower issue or sell, any capital stock or other equity interest or any option, warrant or other right to acquire such capital stock or equity interest or security convertible into such capital stock or equity interest to any Person other than the direct parent of such issuer on the Closing Date.

         SECTION 10.6 Amendments to Organizational Documents; Other Material Agreements. Borrower will not, nor will Borrower permit any of its Subsidiaries to, enter into or permit any modification or amendment of, or waive any right or obligation of any Person under, (a) the Operating Agreement, or (b) its certificate or articles of incorporation, bylaws, partnership agreement, limited liability company agreement, regulations or other organizational documents.

         SECTION 10.7 Use of Proceeds. The proceeds of Borrowings will not be used for any purpose other than the purposes expressly permitted by Section 2.1(d) hereof. Without limiting the foregoing, none of such proceeds (including, without limitation, proceeds of Letters of Credit issued hereunder) will be used, directly or indirectly, for any other purpose, including, without limitation, the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, and none of such proceeds will be used in violation of applicable Law (including, without limitation, the Margin Regulations). Letters of Credit will be issued hereunder only for the purpose of securing bids, tenders, bonds, contracts and other obligations entered into in the ordinary course of Borrower's business. Without limiting the foregoing no Letters of Credit will be issued hereunder for the purpose of providing credit enhancement with respect to any Debt or equity security of Borrower or any Subsidiary of Borrower or to secure Borrower's or any of its Subsidiaries' obligations with respect to Hedge Transactions other than Hedge Transactions with a Bank.

         SECTION 10.8 Investments. Borrower will not, nor will Borrower permit any of its Subsidiaries to, directly or indirectly, make or have outstanding any Investment other than Permitted Investments other than Investments permitted pursuant to clause (f) of the definition of Restricted Payments. Borrower will not create or acquire any Subsidiary.

         SECTION 10.9 Transactions with Affiliates. Borrower will not, nor will Borrower permit any of its Subsidiaries to, engage in any transaction with an Affiliate unless such transaction is as favorable to such party as could be obtained in an arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices. Without limiting the foregoing, Borrower will not, and Borrower will not permit any of its Subsidiaries to, pay or become obligated to pay any Distribution to either EXCO or Venus or any Affiliate of EXCO and Venus other than Distributions expressly permitted by Section 10.2 hereof. Notwithstanding the foregoing, Borrower shall be permitted to enter into the Operating Agreement and make the payments to EXCO expressly contemplated thereof.

         SECTION 10.10 ERISA. Except in such instances where an omission or failure would not result in a Material Adverse Change, Borrower will not, nor will Borrower permit any of its Subsidiaries to (a) take any action or fail to take any action which would result in a violation of ERISA, the Code or other laws applicable to the Plans maintained or contributed to by it or any ERISA Affiliate, or (b) modify the term of, or the funding obligations or contribution requirements under any existing Plan, establish a new Plan, or become obligated or incur any liability under a Plan that is not maintained or contributed to by a Borrower or any ERISA Affiliate as of the Closing Date.

         SECTION 10.11 Hedge Transactions. Borrower will not, nor will Borrower permit any of its Subsidiaries to, enter into Oil and Gas Hedge Transactions which would cause the volume of Hydrocarbons with respect to which a settlement payment is calculated under such Oil and Gas Hedge Transactions to exceed seventy-five percent (75%) of Borrower's anticipated production from Proved Producing Mineral Interests during the period from the immediately preceding settlement date (or the commencement of such Hedge Transaction if there is no prior settlement date) to such settlement date.

         SECTION 10.12 Fiscal Year. Borrower will not change its fiscal year.

         SECTION 10.13 Change in Business. Borrower will not engage in any business other than the business engaged in by Borrower on the date hereof as described in Section 8.13 hereof.

         SECTION 10.14 Restricted Payments. Borrower will not make, and Borrower will not permit any of its Subsidiaries to, make any Restricted Payment.

                                   ARTICLE 11

                               FINANCIAL COVENANTS

         Borrower agrees that so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

         SECTION 11.1 Current Ratio of Borrower. Borrower will not permit its ratio of Consolidated Current Assets to its Consolidated Current Liabilities to be less than 1.0 to 1.0 at any time.

         SECTION 11.2 Maximum General and Administrative Expenses. Borrower will not incur or pay, nor will Borrower permit any of its Subsidiaries to incur or pay, general and administrative expenses in an aggregate amount exceeding (a) $100,000 during the period commencing on the Closing Date and ending December 31, 2000, or (b) $200,000 during any Fiscal Year ending on or after December 31, 2000.

                                   ARTICLE 12

                                    DEFAULTS

         SECTION 12.1 Events of Default. If one or more of the following events (collectively "Events of Default" and individually an "Event of Default") shall have occurred and be continuing:

                  (a) Borrower shall fail to pay when due any principal on any Note;

                  (b) Borrower shall fail to pay when due accrued interest on any Note or any fees or any other amount payable hereunder and such failure shall continue for a period of three (3) days following the due date;

                  (c) Borrower shall fail to observe or perform any covenant or agreement contained in Article 10 or Article 11 of this Agreement;

                  (d) Borrower or any other Credit Party shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Papers (other than those referenced in Sections 12.1(a), 12.1(b) and 12.1(c)) and such failure continues for a period of twenty (20) days after the earlier of (i) the date any Authorized Officer of Borrower acquires knowledge of such failure, or (ii) written notice of such failure has been given to Borrower by Administrative Agent or any Bank;

                  (e) any representation, warranty, certification or statement made or deemed to have been made by Borrower or any other Credit Party in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made;

                  (f) Borrower or any other Credit Party shall fail to make any payment when due on any Debt of such Person in a principal amount equal to or greater than $10,000 or any other event or condition shall occur which (i) results in the acceleration of the maturity of any such Debt, or (ii) entitles the holder of such Debt to accelerate the maturity thereof;

                  (g) Borrower or any other Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (h) an involuntary case or other proceeding shall be commenced against Borrower or any other Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrower or any other Credit Party under the federal bankruptcy Laws as now or hereafter in effect;

                  (i) one (1) or more final judgments or orders for the payment of money aggregating in excess of $100,000 shall be rendered against Borrower or any other Credit Party and such judgment or order shall continue unsatisfied and unstayed for thirty (30) days;

                  (j) any event occurs with respect to any Plan or Plans pursuant to which Borrower and/or any ERISA Affiliate incur a liability due and owing at the time of such event, without existing funding therefor, for benefit payments under such Plan or Plans in excess of $250,000; or (ii) Borrower, any ERISA Affiliate, or any other "party-in-interest" or "disqualified person", as such terms are defined in section 3(14) of ERISA and section 4975(e)(2) of the Code, shall engage in transactions which in the aggregate would reasonably result in a direct or indirect liability to Borrower or any ERISA Affiliate in excess of $250,000 under section 409 or 502 of ERISA or section 4975 of the Code;

                  (k) Borrower or any Subsidiary of Borrower shall incur Environmental Liabilities which, individually or when considered in the aggregate, exceed $250,000;

                  (l) this Agreement or any other Loan Paper shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower or any other Credit Party , or Borrower or any other Credit Party shall deny that it has any further liability or obligation under any of the Loan Papers to which it is a party, or any Lien created by the Loan Papers shall for any reason (other than the release thereof in accordance with the Loan Papers) cease to be a valid, first priority, perfected Lien upon any of the Proved Mineral Interests purported to be covered thereby;

                  (m) a Material Adverse Change shall occur; or

                  (n) a Change of Central shall occur;

then, and in every such event, Administrative Agent shall without presentment, notice or demand (unless expressly provided for herein) of any kind (including, without limitation, notice of intention to accelerate and acceleration), all of which are hereby waived, (a) if requested by Required Banks, terminate the Commitments and they shall thereupon terminate, and (b) if requested by Required Banks, take such other actions as may be permitted by the Loan Papers including, declaring the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable; provided that in the case of any of the Events of Default specified in Sections 12.1(g) or 12.1(h), without any notice to Borrower or any other act by Administrative Agent or Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable.

                                   ARTICLE 13

                                     AGENTS

         SECTION 13.1 Appointment, Powers, and Immunities. Each Bank hereby irrevocably appoints and authorizes each Agent to act as its agent under this Agreement and the other Loan Papers with such powers and discretion as are specifically delegated to each such Agent by the terms of this Agreement and the other Loan Papers (and any separate agreements entered into among the parties regarding same), together with such other powers as are reasonably incidental thereto. No Agent (which term as used in this sentence and in Section 13.5 and the first sentence of Section 13.6 hereof shall include their Affiliates and their own and their Affiliates' officers, directors, employees, and agents): (a) shall have any duties or responsibilities except those expressly set forth in this Agreement and the other Loan Papers and no Agent shall be a trustee or fiduciary for any Bank; (b) shall be responsible to Banks for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Paper or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Paper, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Paper, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit

Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; (d) shall be required to initiate or conduct any litigation or collection proceedings under any Loan Paper; and (e) shall be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Paper, except for its own gross negligence or willful misconduct. Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by any such Agent with reasonable care.

         SECTION 13.2 Reliance by Agents. Each Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by any such Agent. Each Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until Administrative Agent receives and accepts an Assignment and Acceptance Agreement executed in accordance with Section 14.10 hereof. As to any matters not expressly provided for by this Agreement, no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Banks, and such instructions shall be binding on Banks; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to any Loan Paper or applicable Law unless it shall first be indemnified to its satisfaction by Banks against any and all liability and expense which may be incurred by it by reason of taking any such action.

         SECTION 13.3 Defaults. No Agent shall be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless Administrative Agent has received written notice from a Bank, Parent or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give prompt notice thereof to Banks. Administrative Agent shall (subject to Section
13.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by Required Banks; provided that, unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of Banks.

         SECTION 13.4 Rights as Bank. With respect to its Commitment and the Loans made by it, NationsBank (and any successor acting as Administrative Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Administrative Agent in its individual capacity. NationsBank (and any successor acting as Administrative Agent), each other Agent and their Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or Affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Administrative Agent), each other Agent and their Affiliates may accept fees and other consideration from any Credit Party or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Banks.

         SECTION 13.5 Indemnification. Banks agree to indemnify each Agent (to the extent not reimbursed by Parent and/or Borrower hereof, but without limiting the obligations of Parent and Borrower to so reimburse) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any such Agent (including by any Bank) in any way relating to or arising out of any Loan Paper or the transactions contemplated thereby or any action taken or omitted by any Agent under any Loan Paper (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ANY AGENT); provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Bank agrees to reimburse each Agent promptly upon demand for its ratable share of any costs or expenses payable by Parent and/or Borrower hereunder, to the extent that any such Agent is not promptly reimbursed for such costs and expenses by Parent and/or Borrower. The agreements contained in this Section
13.5 shall survive payment and performance in full of the Obligations and all other amounts payable under this Agreement.

         SECTION 13.6 Non-Reliance on Agents and Other Banks. Each Bank agrees that it has, independently and without reliance on any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of each Credit Party and decision to enter into this Agreement and that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Papers. Except for notices, reports, and other documents and information expressly required to be furnished to Banks by Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or their Affiliates that may come into the possession of any such Agent or any of their Affiliates.

         SECTION 13.7 Resignation of Agents. Any Agent may resign at any time by giving notice thereof to Banks and Borrower. Upon any such resignation, Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Banks, appoint a successor Agent which shall be a commercial bank organized under the Laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.


                                   ARTICLE 14

                                  MISCELLANEOUS

         SECTION 14.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing) and shall be given, if to Administrative Agent or any Bank, at its address or telecopier number set forth on Schedule 1 hereto, and if given to Borrower, at its address or telecopy number set forth on the signature pages hereof (or in either case, at such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto). Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 14.1 and the appropriate answerback is received or receipt is otherwise confirmed, (b) if given by mail, three (3) Domestic Business Days after deposit in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section 14.1; provided that notices to Administrative Agent under Article 2 or 3 shall not be effective until received.

         SECTION 14.2 No Waivers. No failure or delay by Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Paper shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law or in any of the other Loan Papers.

         SECTION 14.3 Expenses; Indemnification.

                  (a) Borrower agrees to pay on demand all reasonable costs and expenses of Administrative Agent in connection with the syndication, preparation, execution, delivery, modification, and amendment of this Agreement, the other Loan Papers, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for Administrative Agent (including the cost of internal counsel) with respect thereto and with respect to advising Administrative Agent as to its rights and responsibilities under the Loan Papers. Borrower further agrees to pay on demand all reasonable costs and expenses of Administrative Agent and Banks, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Papers and the other documents to be delivered hereunder.

                  (b) Borrower agrees to indemnify and hold harmless Administrative Agent and each Bank and each of their Affiliates and their respective officers, directors, employees, Administrative Agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Papers, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Revolving Loan (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 14.3 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Borrower agrees not to assert any claim against Administrative Agent, any Bank, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, Administrative Agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Papers, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Revolving Loan.

                  (c) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 14.3 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

         SECTION 14.4 Right of Set-off; Adjustments.

                  (a) Upon the occurrence and during the continuance of any Event of Default, each Bank (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank (or any of its Affiliates) to or for the credit or the account of Borrower against any and all of the Obligations, irrespective of whether such Bank shall have made any demand under this Agreement or Note held by such and although such obligations may be unmatured. Each Bank agrees promptly to notify Borrower after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 14.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Bank may have.

                  (b) If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof

(whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans owing to it, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks a participating interest in such portion of each such other Bank's Loans owing to it, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower agrees that any Bank so purchasing a participation from a Bank pursuant to this Section 14.4 may, to the fullest extent permitted by Law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of Borrower in the amount of such participation.

         SECTION 14.5 Amendments and Waivers. Any provision of this Agreement or any other Loan Paper may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and the Required Banks (and, if Article 13 or the rights or duties of any Agent are affected thereby, by such Agent); provided that no such amendment or waiver shall, unless signed by each Bank directly affected thereby, (i) increase the Commitments of Banks, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments or of the unpaid principal amount of the Notes, or the number of Banks, which shall be required for Banks or any of them to take any action under this Section 14.5 or any other provision of this Agreement, or (v) release any guarantor of the Obligations or all or substantially all of the collateral securing the Obligations.

         SECTION 14.6 Survival. All representations, warranties and covenants made by Borrower or any of its Subsidiaries herein or in any certificate or other instrument delivered by it or in its behalf under the Loan Papers shall be considered to have been relied upon by Banks and shall survive the delivery to Banks of such Loan Papers or the extension of the Loans (or any part thereof), regardless of any investigation made by or on behalf of Banks. The indemnity provided in Section 14.3 herein shall survive the repayment of all credit advances hereunder and/or the discharge or release of any Lien granted hereunder or in any other Loan Paper, contract or agreement between Borrower or any of its Subsidiaries and Administrative Agent or any Bank.

         SECTION 14.7 Limitation on Interest. Regardless of any provision contained in the Loan Papers, Banks shall never be entitled to receive, collect, or apply, as interest on the Revolving Loan, any amount in excess of the Maximum Lawful Rate, and in the event any Bank ever receives, collects or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the Revolving Loan is paid in full, any remaining excess shall promptly be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate,

Borrower and Banks shall, to the extent permitted under applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Notes, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Notes; provided, however, that if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, Banks shall refund to Borrower the amount of such excess and, in such event, Banks shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Lawful Rate.

         SECTION 14.8 Invalid Provisions. If any provision of the Loan Papers is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the Loan Papers shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Papers a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

         SECTION 14.9 Waiver of Consumer Credit Laws. Pursuant to Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended, Borrower agrees that such Chapter 15 shall not govern or in any manner apply to the Revolving Loan.

         SECTION 14.10 Assignments and Participations.

                  (a) Each Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its interest in the Revolving Loan, its Note, and its Commitment); provided, however, that

                  (i) each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment to another Bank or an assignment of all of a Bank's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $100,000 in excess thereof;

                  (iii) each such assignment by a Bank shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and its Note; and

                  (iv) the parties to such assignment shall execute and deliver to Administrative Agent for its acceptance an Assignment and Acceptance Agreement (herein so called) in the form of Exhibit K hereto, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Bank hereunder and the assigning Bank shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section 14.10(a), the assignor, Administrative Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the Laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.6(d).

                  (b) Administrative Agent shall maintain at its address set forth on Schedule 1 hereto, a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of Banks and the Commitment of, and principal amount of the Revolving Loan owing to, each Bank and the Commitment Percentage of each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (c) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance Agreement has been completed and is in substantially the form of Exhibit K hereto, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

                  (d) Each Bank may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its interest in the Revolving
Loan); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article 4 and the right of set-off contained in Section 14.4, and
(iv) Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of Borrower relating to its interest in the Revolving Loan and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on the Revolving Loan or Note, extending any scheduled principal payment date or date fixed for the payment of interest on the Revolving Loan or Note, or extending its Commitment).

                  (e) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time assign and pledge all or any portion of its interest in the Revolving Loan and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

                  (f) Any Bank may furnish any information concerning Borrower or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

                  (g) Borrower shall not assign or transfer any rights or obligations under any Loan Paper or permit any Credit Party to assign or transfer any rights or obligations under any Loan Paper without first obtaining all Banks' consent, and any purported assignment or transfer without all Bank's consent is void.

         SECTION 14.11 TEXAS LAW. THIS AGREEMENT, EACH NOTE AND THE OTHER LOAN PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY PROPERTY INTENDED AS SECURITY FOR THE OBLIGATIONS IS LOCATED NECESSARILY GOVERN (A) THE PERFECTION AND PRIORITY OF THE LIENS IN FAVOR OF ADMINISTRATIVE AGENT AND BANKS WITH RESPECT TO SUCH PROPERTY, AND (B) THE EXERCISE OF ANY REMEDIES (INCLUDING FORECLOSURE) WITH RESPECT TO SUCH PROPERTY.

         SECTION 14.12 Consent to Jurisdiction; Waiver of Immunities.

                  (a) Borrower hereby irrevocably submits to the jurisdiction of any Texas State or Federal court sitting in the Northern District of Texas over any action or proceeding arising out of or relating to this Agreement or any other Loan Papers, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas State or Federal court. As an alternative, Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Person at its address specified in Section
14.1. Borrower agrees that a final unappealable judgment on any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Nothing in this Section 14.12 shall affect any right of Banks to serve legal process in any other manner permitted by law or affect the right of any Bank to bring any action or proceeding against Borrower or its Subsidiaries or their respective properties in the courts of any other jurisdictions.

                  (c) To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Papers.

         SECTION 14.13 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when Administrative Agent shall have received counterparts hereof signed by all of the parties hereto or, in the case of any Bank as to which an executed counterpart shall not have been received, Administrative Agent shall have received telegraphic or other written confirmation from such Bank of execution of a counterpart hereof by such Bank.

         SECTION 14.14 No Third Party Beneficiaries. It is expressly intended that there shall be no third party beneficiaries of the covenants, agreements, representations or warranties herein contained other than third party beneficiaries permitted pursuant to Section 14.10.

         SECTION 14.15 COMPLETE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG BANKS, ADMINISTRATIVE AGENT AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF BANKS, ADMINISTRATIVE AGENT AND BORROWER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG BANKS, ADMINISTRATIVE AGENT AND BORROWER.

         SECTION 14.16 WAIVER OF JURY TRIAL. BORROWER, ADMINISTRATIVE AGENT AND BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN PAPERS AND FOR ANY COUNTERCLAIM THEREIN.


                     (signature page to immediately follow)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective Authorized Officers on the day and year first above written.

BORROWER:

EXUS Energy, LLC,
a Delaware limited liability company


By: /s/ T.W. EUBANK
   --------------------------------------------------
Name: T.W. Eubank
     ------------------------------------------------
Title: President
      -----------------------------------------------

Address for Notice:

5735 Pineland, Suite 235
Dallas, TX 75231
Attn: Douglas H. Miller
Fax No.: (214) 368-2087

With a copy to:

Venus Exploration, Inc.
1250 N.E. Loop 410, Suite 1000
San Antonio, Texas  78209
Attn: Eugene L. Ames, Jr.

BANKS:

NationsBank, N.A.,
a national banking association


By: /s/ DALE T. WILSON
   --------------------------------------------------
Name: Dale T. Wilson
Title: Managing Director

Administrative Agent:

NationsBank, N.A.,
a national banking association


By: /s/ DALE T. WILSON
   --------------------------------------------------
Name: Dale T. Wilson
Title: Managing Director

                                    EXHIBIT A

                                FACILITY GUARANTY


         THIS FACILITY GUARANTY (this "Guaranty") is dated as of the ____ day of __________, ____, by [ , A ____________] ("Guarantor"), in favor of NATIONSBANK,
N.A. (NationsBank, N.A., acting as a Bank but not as Administrative Agent, and each of its successors and assigns are collectively referred to herein as "Noteholders").

                              W I T N E S S E T H:

         WHEREAS, EXUS Energy, LLC ("Borrower"), NationsBank, N.A., as Administrative Agent ("Administrative Agent") and the financial institutions parties thereto as Banks, are parties to that certain Credit Agreement (as from time to time amended, the "Agreement") dated as of June 30, 1999, pursuant to which Noteholders have made a revolving credit loan to Borrower and agreed to issue and participate in letters of credit issued on behalf of Borrower (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Agreement); and

         WHEREAS, Noteholders have required, as a condition to the extension and/or the continued extension of credit under the Agreement, that Guarantor execute and deliver this Guaranty; and

         WHEREAS, Guarantor has determined that valuable benefits will be derived by it as a result of the Agreement and the extension of credit made (and/or to be made) by Noteholders thereunder; and

         WHEREAS, Guarantor has further determined that the benefits accruing to it from the Agreement exceed Guarantor's anticipated liability under this Guaranty.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Guarantor hereby covenants and agrees as follows:

         15. Guarantor hereby absolutely and unconditionally guarantees the prompt, complete and full payment when due, no matter how such shall become due, of the Obligations, and further guarantees that Borrower will properly and timely perform the Obligations. Notwithstanding any contrary provision in this Guaranty, however, Guarantor's maximum liability under this Guaranty is limited, to the extent, if any, required so that its liability is not subject to avoidance under applicable Debtor Relief Laws (as such term is defined in Paragraph 8 hereof). [PRECEDING SENTENCE WILL NOT BE INCLUDED IN FACILITY GUARANTEES EXECUTED BY VENUS AND EXCO.]

         16. If Guarantor is or becomes liable for any indebtedness owing by Borrower to any Noteholder by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Noteholders hereunder shall be cumulative of any and all other rights that Noteholders may ever have against Guarantor. The exercise by any Noteholder of any right or remedy hereunder or under any other instrument, at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

         17. In the event of default by Borrower in payment of the Obligations, or any part thereof, when such Obligations become due, either by their terms or as the result of the exercise of any power to accelerate, Guarantor shall, on demand, and without further notice of dishonor and without any notice having been given to Guarantor previous to such demand of the acceptance by Noteholders of this Guaranty, and without any notice having been given to such Guarantor previous to such demand of the creating or incurring of such Obligations, pay the amount due thereon to Noteholders at Administrative Agent's office as set forth in the Agreement, and it shall not be necessary for any Noteholder, in order to enforce such payment by Guarantor, first, to institute suit or exhaust its remedies against Borrower or others liable on such Obligations, to have Borrower joined with Guarantor in any suit brought under this Guaranty or to enforce their rights against any security which shall ever have been given to secure such indebtedness; provided, however, that in the event any Noteholder elects to enforce and/or exercise any remedies they may possess with respect to any security for the Obligations prior to demanding payment from Guarantor, Guarantor shall nevertheless be obligated hereunder for any and all sums still owing to Noteholders on the Obligations and not repaid or recovered incident to the exercise of such remedies.

         18. Notice to Guarantor of the acceptance of this Guaranty and of the making, renewing or assignment of the Obligations and each item thereof, are hereby expressly waived by Guarantor.

         19. Each payment on the Obligations shall be deemed to have been made by Borrower unless express written notice is given to Noteholders at the time of such payment that such payment is made by Guarantor as specified in such notice.

         20. If all or any part of the Obligations at any time are secured, Guarantor agrees that Administrative Agent and/or Noteholders may at any time and from time to time, at their discretion and with or without valuable consideration, allow substitution or withdrawal of collateral or other security and release collateral or other security or compromise or settle any amount due or owing under the Agreement or amend or modify in whole or in part the Agreement or any Loan Paper executed in connection with same without impairing or diminishing the obligations of Guarantor hereunder. Guarantor further agrees that if Borrower executes in favor of any Noteholder any collateral agreement, mortgage or other security instrument, the exercise by any Noteholder of any right or remedy thereby conferred on such Noteholder shall be wholly discretionary with such Noteholder, and that the exercise or failure to exercise any such right or remedy shall in no way impair or diminish the obligation of Guarantor hereunder. Guarantor further agrees that Noteholders and Administrative Agent shall not be liable for their failure to use diligence in the collection of the Obligations or in preserving the liability of any Person liable for the Obligations, and Guarantor hereby waives presentment for payment, notice of nonpayment, protest and notice thereof (including, notice of acceleration), and diligence in bringing suits against any Person liable on the Obligations, or any part thereof.

         21. Guarantor agrees that Noteholders, in their discretion, may a) bring suit against all guarantors (including, without limitation, Guarantor hereunder) of the Obligations jointly and severally or against any one or more of them, b) compound or settle with any one or more of such guarantors for such consideration as Noteholders may deem proper, and c) release one or more of such guarantors from liability hereunder, and that no such action shall impair the rights of Noteholders to collect the Obligations (or the unpaid balance thereof) from other such guarantors of the Obligations, or any of them, not so sued, settled with or released. Guarantor agrees, however, that nothing contained in this paragraph, and no action by Noteholders permitted under this paragraph, shall in any way affect or impair the rights or obligations of such guarantors among themselves.

         22. Guarantor represents and warrants to each Noteholder that a) Guarantor is a corporation, limited liability company or partnership duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation; and b) Guarantor possesses all requisite authority and power to authorize, execute, deliver and comply with the terms of this Guaranty; this Guaranty has been duly authorized and approved by all necessary action on the part of Guarantor and constitutes a valid and binding obligation of Guarantor enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable Debtor Relief Laws; and no approval or consent of any court or governmental entity is required for the authorization, execution, delivery or compliance with this Guaranty which has not been obtained (and copies thereof delivered to Noteholders). As used in this Guaranty, the term "Debtor Relief Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

         23. Guarantor covenants and agrees that until the Obligations are paid and performed in full, except as otherwise provided in the Agreement or unless Noteholders give their prior written consent to any deviation therefrom, it will
a) at all times maintain its existence and authority to transact business in any State or jurisdiction where Guarantor has assets and operations, b) promptly deliver to Noteholders and to Administrative Agent such information respecting its business affairs, assets and liabilities as Noteholders may reasonably request, and c) duly and punctually observe and perform all covenants applicable to Guarantor under the Agreement and the other Loan Papers. The failure of Guarantor to comply with the terms of this paragraph shall be an Event of Default under the Agreement.

         24. This Guaranty is for the benefit of Noteholders, their successors and assigns, and in the event of an assignment by Noteholders (or their successors or assigns) of the Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Obligations so assigned, may be transferred with such Obligations. This Guaranty is binding upon Guarantor and its successors and assigns.

         25. No modification, consent, amendment or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by each Noteholder, and then shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Guarantor in any case shall, of itself, entitle Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by Noteholders in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder. All rights and remedies of Noteholders hereunder are cumulative of each other and of every other right or remedy which Noteholders may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         26. No provision herein or in any promissory note, instrument or any other Loan Paper executed by Borrower or Guarantor evidencing the Obligations shall require the payment or permit the collection of interest in excess of the Maximum Lawful Rate. If any excess of interest in such respect is provided for herein or in any such promissory note, instrument, or any other Loan Paper, the provisions of this paragraph shall govern, and neither Borrower nor Guarantor shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. The intention of the parties being to conform strictly to any applicable federal or state usury Laws now in force, all promissory notes, instruments and other Loan Papers executed by Borrower or Guarantor evidencing the Obligations shall be held subject to reduction to the amount allowed under said usury Laws as now or hereafter construed by the courts having jurisdiction.

         27. If Guarantor should breach or fail to perform any provision of this Guaranty, Guarantor agrees to pay Noteholders all costs and expenses (including court costs and reasonable attorneys fees) incurred by Noteholders in the enforcement hereof.

         28. (a) The liability of Guarantor under this Guaranty shall in no manner be impaired, affected or released by the insolvency, bankruptcy, making of an assignment for the benefit of creditors, arrangement, compensation, composition or readjustment of Borrower, or any proceedings affecting the status, existence or assets of Borrower or other similar proceedings instituted by or against Borrower and affecting the assets of Borrower.

                  (b) Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of Guarantor, Administrative Agent and Noteholders that the Obligations which are guaranteed by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Noteholders or Administrative Agent, or allow the claim of Noteholders or Administrative Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

                  (c) In the event that all or any portion of the Obligations are paid by Borrower, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Administrative Agent or any Noteholder as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this Guaranty.

         29. Guarantor understands and agrees that any amounts of Guarantor on account with any Noteholder may be offset to satisfy the obligations of Guarantor hereunder.

         30. Guarantor hereby subordinates and makes inferior any and all indebtedness now or at any time hereafter owed by Borrower to Guarantor to the Obligations evidenced by the Agreement and agrees after the occurrence of a Default or Event of Default under the Agreement, not to permit Borrower to repay, or to accept payment from Borrower of, such indebtedness or any part thereof without the prior written consent of Noteholders. Without limiting the foregoing, Guarantor hereby acknowledges and agrees that it will not accept from Borrower or any of its Subsidiaries any, distribution, dividend, reimbursement, repayment, payment or transfer of cash or assets of any type which is prohibited under or pursuant to the terms of the Agreement (a "Prohibited Payment") and to the extent any such Prohibited Payment is received by Guarantor, Guarantor will hold the same in trust for the benefit of the Noteholders and promptly pay the same to Administrative Agent for application to the Obligations.

         31. During the period that Noteholders have any commitment to lend or participate in Letter of Credit Exposure under the Loan Papers, or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding, and throughout any additional preferential period subsequent thereto, Guarantor hereby waives any and all rights of subrogation to which Guarantor may otherwise be entitled against Borrower, or any other guarantor of the Obligations, as a result of any payment made by Guarantor pursuant to this Guaranty.

         32. As of the date hereof, the fair saleable value of the property of Guarantor is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of Guarantor, and Guarantor is able to pay all of its liabilities as such liabilities mature and Guarantor does not have unreasonably small capital within the meaning of Section 548, Title 11, United States Code, as amended. In computing the amount of contingent or liquidated liabilities, such liabilities have been computed at the amount which, in light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

         33. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; this Guaranty shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Guaranty a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

         34. (a) Except to the extent required for the exercise of the remedies provided in the other security instruments, Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of any Texas state or federal court over any action or proceeding arising out of or relating to this Guaranty or any other Loan Paper, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas state or federal court. Guarantor hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any Litigation (as hereinafter defined) arising out of or in connection with this Guaranty or any of the Loan Papers brought in district courts of Dallas County, Texas, or in the United States District Court for the Northern District of Texas, Dallas Division. Guarantor hereby irrevocably waives any claim that any Litigation brought in any such court has been brought in an inconvenient forum. Guarantor hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Guarantor's office at __________________________________________.
Guarantor irrevocably agrees that any legal proceeding against Noteholders shall be brought in the district courts of Dallas County, Texas, or in the United States District Court for the Northern District of Texas, Dallas Division. Nothing herein shall affect the right of any Noteholder to commence legal proceedings or otherwise proceed against Guarantor in any jurisdiction or to serve process in any manner permitted by applicable Law. As used herein, the term "Litigation" means any proceeding, claim, lawsuit or investigation (1) conducted or threatened by or before any court or governmental department, commission, board, bureau, agency or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing, or (2) pending before any public or private arbitration board or panel.

                  (b) Nothing in this Paragraph 20 shall affect any right of any Noteholder to serve legal process in any other manner permitted by Law or affect the right of any Noteholder to bring any action or proceeding against Guarantor in the courts of any other jurisdictions.

                  (c) To the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty and the other Loan Papers.

         35. THIS GUARANTY AND THE OTHER LOAN PAPERS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG NOTEHOLDERS, ADMINISTRATIVE AGENT, AND GUARANTOR AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF NOTEHOLDERS, ADMINISTRATIVE AGENT, AND GUARANTOR. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG NOTEHOLDERS, ADMINISTRATIVE AGENT, AND GUARANTOR.

         36. GUARANTOR, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RIGHT TO A JURY TRIAL, IN ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN PAPERS.

         37. THIS GUARANTY AND THE OTHER LOAN PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

         EXECUTED and effective as of the date first above written.

                                               GUARANTOR:
                                                         ----------------------

                                               By:
                                                  -----------------------------

                                               Name:
                                                     --------------------------

                                                Title:
                                                       ------------------------

                                    EXHIBIT B


                                      NOTE

$50,000,000                       Dallas, Texas                    June 30, 1999


         FOR VALUE RECEIVED, the undersigned, EXUS Energy, LLC, a Delaware limited liability company ("Borrower"), promises to pay to the order of NationsBank, N.A. ("Bank"), at the offices of NationsBank, N.A., as Administrative Agent ("Administrative Agent"), at 901 Main Street, 64th Floor, Dallas, Texas 75202, the principal sum of Fifty Million Dollars ($50,000,000), or so much thereof as may be advanced and outstanding, together with interest, as hereinafter described.

         This Note has been executed and delivered pursuant to, and is subject to and governed by, the terms of that certain Credit Agreement dated as of June 30, 1999 (as hereafter renewed, extended, amended, or supplemented, the "Agreement") among Borrower, Bank, certain other financial institutions listed on Schedule 1 thereto and Administrative Agent. Unless otherwise defined herein or unless the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

         Borrower also promises to pay interest on the unpaid principal amount hereof in like money at the offices of Administrative Agent above referenced from the date hereof at the rates applicable to amounts outstanding under the Revolving Loan provided in the Agreement and on the dates specified in the Agreement.

         The principal balance of this Note shall be paid at the times and in the amounts required by the Agreement. The entire outstanding principal balance hereof and all accrued but unpaid interest thereon shall be due and payable in full on the Termination Date.

         Upon and subject to the terms and conditions of the Agreement, Borrower shall be entitled to prepay the principal of or interest on this Note from time to time and at any time, in whole or in part.

         Upon the occurrence and continuance of an Event of Default, and upon the conditions stated in the Agreement, Administrative Agent may, at its option, and shall, to the extent required in accordance with the terms of the Agreement, declare the entire unpaid principal of and accrued interest on this Note immediately due and payable (provided that, upon the occurrence of certain Events of Default, and upon the conditions stated in the Agreement, such acceleration shall be automatic), without notice (except as otherwise required by the Agreement), demand, or presentment, all of which are hereby waived, and the holder hereof shall have the right to offset against this Note any sum or sums owed by the holder hereof to Borrower. All past-due principal of and, to the extent permitted by law, accrued interest on this Note shall, at the option of the holder hereof, bear interest at the lesser of (a) the Maximum Lawful Rate, or (b) the Base Rate plus 2% until paid from the due date.

         Notwithstanding the foregoing, if at any time, any rate of interest calculated under Section 2.3 of the Agreement (the "Contract Rate") exceeds the Maximum Lawful Rate, the rate of interest hereunder shall be limited to the Maximum Lawful Rate, but any subsequent reductions in the Contract Rate shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued (including the amount of interest which would have accrued prior to the payment or prepayment of any portion of this Note) if the Contract Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Note, the total amount of interest paid or accrued on this Note is less than the amount of interest which would have accrued if the Contract Rate had at all times been in effect with respect thereto, then at such time Borrower shall pay to the holder of this Note an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Contract Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note.

                                            EXUS Energy, LLC, a Delaware limited
                                            liability company


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                             LOANS, MATURITIES, AND
                       PAYMENTS OF PRINCIPAL AND INTEREST


=================================================================================================================================
                  Bank's
                Commitment      Expiration          Rate of          Amount of          Amount           Unpaid
  Borrowing     Percentage     of Interest         Interest          Principal        of Interest      Principal      Notation
     Date           of            Period         Applicable to          Paid             Paid           Balance        Made By
                Borrowing                          Borrowing
============= ============== ================  =================  ================  ===============  =============  =============
------------- -------------- ----------------  -----------------  ----------------  ---------------  -------------  -------------
------------- -------------- ----------------  -----------------  ----------------  ---------------  -------------  -------------
------------- -------------- ----------------  -----------------  ----------------  ---------------  -------------  -------------
------------- -------------- ----------------  -----------------  ----------------  ---------------  -------------  -------------
------------- -------------- ----------------  -----------------  ----------------  ---------------  -------------  -------------
------------- -------------- ----------------  -----------------  ----------------  ---------------  -------------  -------------
------------- -------------- ----------------  -----------------  ----------------  ---------------  -------------  -------------
------------- -------------- ----------------  -----------------  ----------------  ---------------  -------------  -------------
------------- -------------- ----------------  -----------------  ----------------  ---------------  -------------  -------------
------------- -------------- ----------------  -----------------  ----------------  ---------------  -------------  -------------
============= ============== ================  =================  ================  ===============  =============  =============

                                    EXHIBIT C


                               OPERATING AGREEMENT

                                [to be attached]

                                    EXHIBIT D


                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Agreement") is executed and effective as of June 30, 1999, by EXUS Energy, LLC, a Delaware limited liability company ("Debtor"), in favor of NationsBank, N.A., as Administrative Agent for the Banks are parties to the Credit Agreement (as herein defined) ("Secured Party").

                              W I T N E S S E T H :

         WHEREAS, Secured Party, Debtor and the financial institutions listed under the designation "Banks" on the signature pages thereto (the "Banks") are parties to that certain Credit Agreement dated as of June 30, 1999 pursuant to which the Banks have agreed to provide Debtor with a multiple advance term credit facility, all on the terms more particularly set forth therein (such Credit Agreement, as the same may be modified, amended, renewed, extended or restated from time to time is hereinafter referred to as the "Credit Agreement"; unless otherwise defined herein, terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

         WHEREAS, the Banks have required, as a condition precedent to making the Initial Borrowing under the Credit Agreement, that Debtor execute and deliver this Agreement to Secured Party for the ratable benefit of the Banks.

         NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, and intending to be legally bound hereby, Debtor hereby agrees with Secured Party, for the ratable benefit of Banks as follows:

         1. Defined Terms. As used herein, the following terms shall have the following meanings:

                  "Account Debtor" means, with respect to any Account (as herein defined) of Debtor, the party that is liable to Debtor with respect to such Account.

                  "Accounts" has the meaning assigned in the UCC.

                  "Chattel Paper" has the meaning assigned in the UCC.

                  "Collateral" has the meaning assigned to it in Section 2 of this Agreement.

                  "Contracts" means any and all contracts between Debtor and any other party as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of Debtor to receive monies due and to become due to it thereunder or in connection therewith, (b) all rights of Debtor to damages arising out of, or for, breach or default in respect thereof, and (c) all rights of Debtor to perform and to exercise all remedies thereunder. Without limiting the foregoing, "Contracts" shall include that certain Operating Agreement dated March 1, 1999 by and between Debtor and EXCO Resources, Inc., a Texas corporation, and all rights of Debtor thereunder.

                  "Copyright License" means any written agreement now or hereafter in existence granting to Debtor any right to use any Copyright.

                  "Copyrights" means (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications now owned or hereafter created or acquired by Debtor, (b) all renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing, (e) all rights corresponding to any of the foregoing throughout the world, and (f) all goodwill associated with and symbolized by any of the foregoing.

                  "Deposit Account" has the meaning assigned in the UCC.

                  "Document" has the meaning assigned in the UCC.

                  "Equipment" has the meaning assigned in the UCC.

                  "General Intangibles" has the meaning assigned in the UCC.

                  "Instrument" has the meaning assigned in the UCC.

                  "Intellectual Property" means collectively all of the following: Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

                  "Inventory" has the meaning assigned in the UCC.

                  "Mortgage" means that certain Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production of even date herewith, granted by Debtor to Secured Party and filed (or to be filed) of record in the real property records of Jackson Parish, Louisiana.

                  "Patent License" means any written agreement now or hereafter in existence granting to Debtor any right to use any invention on which a Patent is in existence.

                  "Patents" means (a) all patents and patent applications now owned or hereafter created or acquired by Debtor and the inventions and improvements described and claimed therein, and patentable inventions,
         (b) the examinations, reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing, (c) all income, royalties, damages or payments now and hereafter due and/or payable under any of the foregoing with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing, (e) all rights corresponding to any of the foregoing throughout the world,
         (f) all inventions, designs, proprietary or technical information, know-how, other data or information, software, databases, all embodiments or fixations thereof and related documentation, and all other trade secret rights not described above, and (g) all goodwill associated with any of the foregoing.

                  "Permitted Encumbrances" has the meaning given such term in the Credit Agreement.

                  "Proceeds" means all "Proceeds" as such term is defined in the UCC.

                  "Trademark License" means any written agreement now or hereafter in existence granting to Debtor any right to use any Trademark.

                  "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, all elements of package or trade dress goods and all general intangibles of like nature together with the goodwill of Debtor's business connected with the use thereof and symbolized thereby, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, (b) all reissues, extensions or renewals thereof,
         (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing including damages or payments for past or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing, (e) all rights corresponding to any of the foregoing throughout the world, and
         (f) all goodwill associated with and symbolized by any of the foregoing.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in each of the jurisdictions where the Collateral or a portion thereof is situated.

                  "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title under the law of any state and all tires and other appurtenances to any of the foregoing.

         2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, Debtor hereby assigns, mortgages, pledges and hypothecates to Secured Party, and hereby grants to Secured Party for the ratable benefit of the Banks, a continuing first and prior lien and security interest in all of the following property wherever located and now owned or at any time hereafter acquired by Debtor or in which Debtor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), subject to no prior Liens other than Permitted
Encumbrances:

                  (1)  all Accounts;

                  (2)  all Chattel Paper;

                  (3)  all Contracts;

                  (4)  all Copyrights;

                  (5)  all Copyright Licenses;

                  (6)  all Deposit Accounts;

                  (7)  all Documents;

                  (8)  all Equipment;

                  (9)  all General Intangibles;

                  (10) all Instruments;

                  (11) all Inventory;

                  (12) all Patents;

                  (13) all Patent Licenses;

                  (14) all Trademarks;

                  (15) all Trademark Licenses;

                  (16) all Vehicles;

                  (17) all books and records of Debtor (including, without limitation, customer lists, credit files, computer programs, printouts, and other computer materials and records);

                  (18) all other deposit accounts, monies and other property and assets of Debtor of any kind, whether in Debtor's possession or under the control of Secured Party or a bailee; and

                  (19) to the extent not otherwise included, all accessions to, substitutions for and all replacements, betterments, Proceeds and products of any and all of the foregoing, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the foregoing.

         3. Rights of Secured Party; Limitations on Secured Party's and Bank's Obligations. (a) Debtor Remains Liable under Accounts, Chattel Paper and Contracts. Anything herein to the contrary notwithstanding, Debtor shall remain liable under each Account, each item of Chattel Paper, and each Contract to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement constituting a part of or giving rise to each such Account or item of Chattel Paper and in accordance with and pursuant to the terms and provisions of each such Contract. Neither Secured Party nor any Bank shall have any obligation or liability under any Account or item of Chattel Paper (or any agreement or item of Chattel Paper giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by Secured Party or any Bank of any payment relating to such Account, item of Chattel Paper or Contract pursuant hereto, nor shall Secured Party be obligated in any manner to perform any of the obligations of Debtor under or pursuant to any Account or item of Chattel Paper (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         (b) Notice to Account Debtor, Obligors under Chattel Paper and Contracting Parties. At any time during the existence of an Event of Default, Secured Party may (and upon request of Secured Party, Debtor shall) notify Account Debtors on the Accounts, obligors with respect to Chattel Paper and parties to the Contracts that the Accounts, the Chattel Paper and the Contracts have been assigned to Secured Party and that payments in respect thereof shall be made directly to Secured Party. At any time during the continuance of an Event of Default, or at any time before an Event of Default and with the prior consent of Debtor, which consent shall not be unreasonably withheld, Secured Party may in its own name or in the name of others, communicate with Account Debtors on the Accounts, obligors with respect to the Chattel Paper and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts, Chattel Paper or Contracts.

         (c) Collections on Accounts and Contracts. Secured Party hereby authorizes Debtor to collect the Accounts, Chattel Paper and Contracts, subject to Secured Party's direction and control, and Secured Party may curtail or terminate said authority at any time that an Event of Default has occurred which is continuing. All Proceeds while held by Secured Party (or by Debtor in trust for Secured Party) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At Secured Party's request after an Event of Default, Debtor shall deliver to Secured Party all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts and Contracts, including, without limitation, all original orders, invoices and shipping receipts. At Secured Party's request prior to an Event of Default, Debtor shall deliver to Secured Party certified copies of any and all such documents.

         4. Representations and Warranties. Debtor hereby represents and warrants that:

         (a) Title; No Other Liens. Except for the Permitted Encumbrances, Debtor is the legal and beneficial owner of each item of the Collateral free and clear of any and all Liens or claims of others, and no other person or entity has any right, title or interest therein. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of Secured Party or in connection with a Permitted Encumbrance. No item of Chattel Paper contains any legend or other notation indicating that it is subject to a Lien in favor of any Person other than Secured Party or constitutes property or assets of any Person other than Debtor.

         (b) Perfected First Priority Liens. Except for and subject only to the Permitted Encumbrances, the Liens and security interests evidenced hereby constitute first priority perfected Liens on the Collateral in favor of Secured Party, which are prior to all other Liens on the Collateral created by Debtor and in existence on the date hereof and which are enforceable as such against all creditors of and purchasers from Debtor and against any owner or purchaser of the real property where any of the Collateral is located and any present or future creditor obtaining a Lien on such real property.

         (c) No Defenses. No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral.

         (d) Consents. No consent of any party (other than Debtor) to any Contract any obligor with respect to any Chattel Paper or any Account Debtor in respect of any Account is required in connection with the execution, delivery and performance of this Agreement. Each Account, each item of Chattel Paper and each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the obligor in respect thereof or the parties thereto, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (ii) the availability of equitable remedies may be limited by equitable principals of general applicability. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Accounts, Chattel Paper or Contracts by any party thereto other than those which have been duly obtained, made or performed, and the same are in full force and effect and do not subject the scope of any such Account, item of Chattel Paper or Contract to any material adverse limitation, either specific or general in nature. Neither Debtor, nor (to the best of Debtor's knowledge) any other party to any Account, item of Chattel Paper or Contract is in default or is likely to become in default in the performance or observance of any of the terms thereof. The right, title and interest of Debtor in, to and under each Account, each item of Chattel Paper and each Contract are not subject to any defense, offset, counterclaim or other claim, nor have any of the foregoing been asserted or alleged against Debtor as to any of the foregoing. Debtor has delivered to Secured Party a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto. No amount payable to Debtor under or in connection with any Account, item of Chattel Paper or Contract referred to above is evidenced by any Instrument which has not been delivered to Secured Party.

         (e) [Intentionally Deleted].

         (f) Chief Executive Office; Employer ID Number. Debtor's principal place of business (or, if Debtor has more than one principal place of business, Debtor's chief executive office) is located at the address set forth on Schedule I hereto. Debtor's Employer Identification Number is set forth on Schedule I hereto.

         (g) Farm Products. None of the Collateral constitutes, or is the Proceeds of, farm products.

         (h) Intellectual Property. Debtor does not own or hold any right or interest in Intellectual Property with a value (considered in the aggregate) in excess of $25,000.

         (i) Chattel Paper.  Debtor does not own or hold any Chattel Paper.

         (j) Instruments. Debtor does not own or hold any Instruments.

         (k) Vehicles. Debtor does not own or hold any Vehicles.

         (l) Deposit Accounts. Schedule II hereto is a true and correct list of all Deposit Accounts maintained by Debtor on the date hereof.

         (m) Power and Authority; Authorization. Debtor has the power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Liens and security interests on the Collateral pursuant to, this Agreement and has taken all necessary action to authorize its execution, delivery and performance of, and grant of the Liens and security interests on the Collateral pursuant to, this Agreement.

         (n) Enforceability. This Agreement constitutes a legal, valid and binding obligation of Debtor enforceable in accordance with its terms, except as
(i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         (o) No Conflict. The execution, delivery and performance of this Agreement will not violate any provision of any Law or contractual obligation of Debtor and will not result in the creation or imposition of any Lien on any of the properties or revenues of Debtor pursuant to any Law or contractual obligation of Debtor, except as contemplated hereby.

         (p) No Consents, etc. No consent or authorization of, filing with, or other act by or in respect of, any Governmental Authority and no consent of any other party (including, without limitation, any creditor of Debtor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

         5. Covenants. Debtor covenants and agrees with Secured Party for the ratable benefit of the Banks that, from and after the date of this Agreement until the Obligations are paid in full:

         (a) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Debtor, Debtor will promptly and duly execute and deliver such further assignments, certificates, supplemental writings, instruments and documents and take such further action as Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Liens and security interests evidenced hereby. Debtor also hereby authorizes Secured Party to file any such financing or continuation statement without the signature of Debtor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other Instrument, such Instrument shall be immediately delivered to Secured Party, shall be duly endorsed in a manner satisfactory to Secured Party, and shall constitute Collateral pursuant to this Agreement.

         (b) Indemnification. Debtor agrees to pay, and to indemnify, defend and hold Secured Party and each Bank harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses)
(i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Laws applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement. In any suit, proceeding or action brought by Secured Party under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, Debtor will save, indemnify, defend and hold Secured Party and each Bank harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the Account Debtor or obligor thereunder, arising out of a breach by Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Account Debtor or obligor or its successors from Debtor.

         (c) Maintenance of Records. Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts, Chattel Paper and Contracts. Debtor will mark its books and records pertaining to the Collateral to evidence this Agreement and the Liens and security interests evidenced hereby. For the further security of Secured Party and the Banks, Secured Party shall have a security interest, subject to no Liens other than Permitted Encumbrances, in all of Debtor's books and records pertaining to the Collateral, and, after and during the continuance of an Event of Default, Debtor shall turn over any such books and records to Secured Party or to its representatives at the request of Secured Party.

         (d) Right of Inspection. Secured Party, each Bank and their respective representatives shall at all times have full and free access upon reasonable notice and during normal business hours to all the books, correspondence and records of Debtor, and Secured Party, each Bank and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof. Secured Party, each Bank and their respective representatives shall at all times also have the right upon reasonable notice and during normal business hours to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein. Debtor shall pay the costs incurred by Secured Party and each Bank in connection with any such exercise of its rights pursuant to this Section 5(d) to the extent required by the Credit Agreement.

         (e) Compliance with Laws, etc. Debtor will comply with all Laws applicable to the Collateral or any part thereof or to the operation of Debtor's business.

         (f) Compliance with Terms of Chattel Paper and Contracts, etc. Debtor will perform and comply in all material respects with all of its obligations under the Chattel Paper and Contracts and all its other contractual obligations relating to the Collateral.

         (g) Payment of Obligations. To the extent required pursuant to Section
8.7 of the Credit Agreement, Debtor will pay promptly when due all Taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral.

         (h) Limitation on Liens on Collateral. Debtor will not create, assume or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Permitted Encumbrances, and will defend the right, title and interest of Secured Party and the Banks in and to any of the Collateral against the claims and demands of all parties whomsoever other than holders of Permitted Encumbrances with respect to such Permitted Encumbrances.

         (i) Limitations on Dispositions of Collateral. Debtor will not sell, transfer, lease, abandon or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except as may be permitted by the Credit Agreement. Upon the sale, transfer, lease, abandonment or disposition of any of the Collateral as permitted under the Credit Agreement, the Lien granted by this Agreement shall continue with respect to any Proceeds received by Debtor upon such sale, transfer, lease, abandonment or disposition.

         (j) Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts and Material Agreements. Debtor will not (i) amend, modify, terminate or waive any provision of any Contract, any item of Chattel Paper or any agreement giving rise to or forming a part of an Account or a Deposit Account or any item of Chattel Paper in any manner, (ii) fail to exercise promptly and diligently each and every material right which it may have under each Contract, each item of Chattel Paper and each agreement giving rise to an Account or a Deposit Account, or (iii) fail to deliver to Secured Party a copy of each material demand, notice or document received by it relating in any way to any Contract required to be delivered to Secured Party pursuant to the terms of the Credit Agreement, Chattel Paper or any agreement giving rise to an Account or a Deposit Account.

         (k) Limitations on Discounts, Compromises, Extensions of Accounts. Without the prior consent of Secured Party, Debtor will not grant any extension of the time of payment of any item of Chattel Paper or any Account, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any party liable for the payment thereof, or allow any credit or discount whatsoever thereon, provided that Debtor may, during any fiscal year, grant credits or discounts of up to $25,000 in the aggregate on Accounts.

         (l) Maintenance of Equipment. Debtor will maintain each item of Equipment as provided in the Credit Agreement and Mortgage.

         (m) Maintenance of Insurance. Debtor will at all times maintain the insurance required by the Mortgage.

         (n) Further Identification of Collateral. Debtor will furnish to Secured Party and each Bank from time to time upon request statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail and in form satisfactory to Secured Party.

         (o) Notices. Debtor will advise Secured Party and each Bank promptly, in reasonable detail, at their respective addresses set forth for notice in the Credit Agreement, (i) of any Lien (other than Permitted Encumbrances) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral hereunder.

         (p) Changes in Locations, Name, etc. Debtor will not change the location of its chief executive office from that specified in Schedule I, and Debtor will not change its name, identity or corporate structure to such an extent that any financing statement filed by Secured Party in connection with this Agreement would become seriously misleading, unless it shall give prior written notice as soon as practicable thereof and prior to effecting any such change take such steps as Secured Party may deem necessary or advisable to continue the perfection and priority of the security interest granted pursuant hereto; provided, that nothing contained herein shall be deemed to permit anything prohibited by the Credit Agreement.

         (q) Vehicles. Debtor will maintain each vehicle in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose. No Vehicle shall be removed from the state which has issued the certificate of title therefor for a period in excess of thirty (30) consecutive days. With respect to any Vehicle acquired by Debtor subsequent to the date hereof, within five (5) days after the date of acquisition thereof, if requested by Secured Party an application for certificate of title indicating Secured Party's Lien on the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which Secured Party shall deem advisable to perfect its Lien on the Vehicle.

         (s) Deposit Accounts. Debtor will not amend, modify, terminate or waive any provision of any agreement giving rise to or forming a part of any Deposit Account, and Debtor will not open any new Deposit Account or enter into any agreement giving rise to or forming a part of any new Deposit Account unless, within thirty (30) days after such event, Debtor advises Secured Party, in reasonable detail, as to the name of the institution or organization in which such Deposit Account shall be maintained together with such Deposit Account number.

         (t) Tax I.D. Debtor will not change its employer identification number set forth on Schedule I of this Agreement unless it shall have given prior written notice to Secured Party.

         6. Secured Party's Appointment as Attorney-in-Fact.

         (a) Powers. Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, from time to time in Secured Party's discretion, for the purpose of carrying out the terms of this Agreement, but only during the existence of an Event of Default, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Debtor hereby gives Secured Party the power and right, on behalf of Debtor, without notice to or assent by Debtor, but only during the existence of an Event of Default, to do the following:

                  (1) in the case of any Collateral in the name of Debtor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under, or with respect to, any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such monies due or with respect to such Collateral whenever payable;

                  (2) to pay or discharge Taxes and Liens, other than Permitted Encumbrances, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                  (3) (a) to direct any party liable for any payment under any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Secured Party or as Secured Party shall direct; (b) to ask or demand for, collect, receive payment of and receipt for, any and all monies, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (c) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (d) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (e) to defend any suit, action or proceeding brought against Debtor with respect to any Collateral; (f) to settle, compromise or adjust any suit, action or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (g) to assign any Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as Secured Party shall in its sole discretion determine; and (h) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Debtor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve or realize upon the Collateral and to effect the intent of this Agreement, all as fully and effectively as Debtor might do.

Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is power coupled with an interest and shall be irrevocable until the Obligations shall have been paid in full or this Agreement shall have been terminated.

         (b) Other Powers. Debtor also authorizes Secured Party, at any time and from time to time, during the continuance of an Event of Default, to execute, in connection with the sale provided for in this Section 6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

         (c) No Duty on the Part of Secured Party. The powers conferred on Secured Party hereunder are solely to protect the interests of Secured Party and the Banks in the Collateral and shall not impose any duty upon Secured Party or any Bank to exercise any such powers. The Banks shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and no Bank nor any Bank's officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct, it being the intent of the parties hereto that Secured Party shall not be accountable for its own negligence.

         7. Performance by Secured Party of Company's Obligations. If Debtor fails to perform or comply with any of its agreements contained herein and Secured Party, as provided for by the terms of this Agreement, or any Bank shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of Secured Party and any such Bank incurred in connection with such performance or compliance, together with interest thereon at the Maximum Lawful Rate on demand shall be payable by Debtor to Secured Party, and shall constitute obligations secured hereby.

         8. Proceeds. Upon request of Secured Party, during the continuance of an Event of Default (a) all Proceeds received by Debtor consisting of cash, checks and other non-cash items shall be held by Debtor in trust for Secured Party, segregated from other funds of Debtor and shall, forthwith upon receipt by Debtor be turned over to Secured Party for the ratable benefit of the Banks in the exact form received by Debtor (duly endorsed by Debtor to Secured Party, if required), and (b) any and all such Proceeds received by Secured Party (whether from Debtor or otherwise) may, in the sole discretion of Secured Party, be held by Secured Party as collateral security for, and/or then or at any time thereafter may be applied by Secured Party against, the Obligations (whether matured or unmatured), such application to be in such order as Secured Party shall elect. Any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to Debtor or to whomsoever may be lawfully entitled to receive the same.

         9. Remedies.

         (a) General. If an Event of Default shall occur and be continuing, Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in the other Loan Papers, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, or any other right available to Secured Party hereunder, Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Debtor or any other party (all and each of which demands, offenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party and each Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Debtor, which right or equity is hereby waived and released. Debtor further agrees, at Secured Party's request, to assemble, or cause the assembly of, the Collateral and make it available to Secured Party at places which Secured Party shall reasonably select, whether at Debtor's premises or elsewhere. Secured Party shall apply the net Proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in the manner provided by the Credit Agreement, and only after such application and after the payment by Secured Party of any other amount required by any provision of law, need Secured Party account for the surplus, if any, to Debtor. To the extent permitted by applicable law, Debtor waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least five (5) days before such sale or other disposition. Debtor shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by Secured Party to collect such deficiency.

         10. Secured Party's Responsibility With Respect to Collateral. Neither Secured Party nor any Bank shall have any duty to fix or preserve rights against prior parties to the Collateral, and neither Secured Party nor any Bank shall ever be liable for failure to use diligence to collect any amount payable with respect to the Collateral, or any part thereof, but shall be liable only to account to Debtor any amount Secured Party or any Bank may actually collect or receive thereon and for acts constituting gross negligence or willful misconduct. Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as Secured Party deals with similar property for its own account. Neither Secured Party, nor any Bank nor any of their directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any

Collateral upon the request of Debtor or otherwise other than acts constituting gross negligence or willful misconduct.

         11. Waiver of Certain Rights. To the full extent that it may lawfully so agree, Debtor agrees that it will not at any time plead, claim or take the benefit of any appraisement, valuation, stay, extension, moratorium or redemption law nor or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of all or any part of the Collateral or the possession thereof by any purchaser at any sale hereunder, and Debtor hereby waives the benefit of all such laws to the extent it lawfully may.

         12. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

         13. Performance at Debtor's Expense. The cost and expense of performing or complying with any and all of the Obligations shall be borne solely by Debtor, subject to any specific limitations thereon provided for in the Credit Agreement, and no portion of such cost and expense shall be, in any way and to any extent, credited against any installment on or portion of the Obligations.

         14. Survival. Each and all of the Obligations and each and all of Debtor's representations and warranties hereunder shall survive the execution and delivery of this Agreement, and shall continue in full force and effect until the Obligations shall have been paid in full.

         15. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom so as to achieve the original intent of Debtor and Secured Party. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

         16. Paragraph Headings. The paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         17. Cumulative Remedies. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or in any of the other Loan Papers.

         18. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Banks parties to the Credit Agreement and each such Persons' respective successors and assigns; except, that Debtor may not assign or otherwise transfer any of its rights under this Agreement.

         19. Limitation on Interest. Regardless of any provision contained in this Agreement or in the other Loan Papers, no Bank shall be entitled to receive, collect, or apply, as interest on the Loans, any amount in excess of the Maximum Lawful Rate, and in the event any Bank ever receives, collects or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the Loan is paid in full, any remaining excess shall promptly be paid to Debtor. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, Debtor, Secured Party and each Bank shall, to the extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Notes, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Notes; provided, however, that if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, the Banks shall refund to Debtor the amount of such excess and, in such event, neither Secured Party nor any Bank shall be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Lawful Rate.

         20. GOVERNING LAW. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN PAPERS HAVE BEEN EXECUTED AND DELIVERED IN THE STATE OF TEXAS AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF A STATE IN WHICH COLLATERAL IS LOCATED NECESSARILY GOVERNS (A) THE PERFECTION AND PRIORITY OF THE LIEN AND SECURITY INTEREST CREATED HEREBY WITH RESPECT TO SUCH COLLATERAL, AND (B) THE EXERCISE OF ANY REMEDIES (INCLUDING THE FORECLOSURE OF SUCH LIEN AND SECURITY INTEREST) SUCH WITH RESPECT TO SUCH COLLATERAL.

         21. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar writing) and shall be given to such party at its address, telex or telecopy number set forth in the Credit Agreement or such other address, telex or telecopy number as such party may hereafter specify by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the telex or telecopy number specified in this Section 21 and the appropriate answer back is received or receipt is otherwise confirmed, (ii) if given by mail, three
(3) Business Days after deposit in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 21.

         22. Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute collectively, one Agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each party hereto execute the same counterpart so long as identical counterparts are executed by each such party hereto.

         23. No Waiver. No course of dealing between any Bank, Secured Party and Debtor, nor any failure to exercise, nor any delay in exercising on the part of Secured Party of any right hereunder or under the Loan Papers shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right.

         24. Amendments and Modifications. This Agreement shall be modified or amended only in a written document, signed by Secured Party and Debtor.

         25. FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         26. WAIVER OF JURY TRIAL. DEBTOR, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS AND SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

         27.      SUBMISSION TO JURISDICTION; WAIVER OF SERVICE AND VENUE.
         (A)  DEBTOR CONSENTS AND AGREES TO THE JURISDICTION OF ANY STATE
COURT SITTING IN THE COUNTY OF DALLAS, STATE OF TEXAS, AND TO THE JURISDICTION OF ANY FEDERAL COURT SITTING IN THE NORTHERN DISTRICT OF TEXAS, AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN SECURED PARTY OR ANY BANK, ON THE ONE HAND, AND DEBTOR, ON THE OTHER HAND, OR THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE.

         (B) DEBTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL OR HAND DELIVERY TO DEBTOR AT ITS ADDRESS SET FORTH IN THE SIGNATURE PAGE HERETO. DEBTOR HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID.

         (C) NOTHING IN THIS SECTION 27 SHALL AFFECT THE RIGHT OF SECURED PARTY OR ANY BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF SECURED PARTY OR ANY BANK TO

BRING ANY ACTION OR PROCEEDING AGAINST DEBTOR OR ANY OF ITS PROPERTY IN THE COURTS OR ANY OTHER JURISDICTION.

         IN WITNESS WHEREOF, Debtor has caused this Agreement to be duly executed and delivered as of the date first above written.

                                       Debtor:

                                       EXUS Energy, LLC,
                                       a Delaware limited liability company


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                   SCHEDULE I

               PRINCIPAL PLACE OF BUSINESS/CHIEF EXECUTIVE OFFICE
                       AND EMPLOYER IDENTIFICATION NUMBER

                            EXUS Energy, LLC
                            5735 Pineland, Suite 235
                            Dallas, Texas 75231

                            Taxpayer Identification Number: 75-2825676

                                   SCHEDULE II

                                DEPOSIT ACCOUNTS

                                    EXHIBIT E

                             SUBORDINATION AGREEMENT


         This Subordination Agreement (this "Agreement") is executed this the 30th day of June, 1999, by and among EXCO Resources, Inc., a Texas corporation (the "Subordinate Lender"), and NationsBank, N.A., as Administrative Agent ("Administrative Agent"), for the benefit of the financial institutions now or hereafter a party to the Senior Credit Agreement (as hereinafter defined) as Banks (the "Senior Lenders").

                              W I T N E S S E T H:

         WHEREAS, concurrently with the execution of this Agreement, Subordinate Lender is providing a loan in the amount of $7,000,000 to Venus Exploration, Inc., a Delaware corporation ("Venus") which loan is evidenced by a Convertible Promissory Note in the stated principal amount of $7,000,000 executed by Venus and payable to the order of Subordinate Lender (the "Subordinate Note"); and

         WHEREAS, concurrently with the execution of this Agreement, the Administrative Agent, the Senior Lenders and EXUS Energy, LLC (the "Company") are entering into a Credit Agreement dated June 30, 1999 (the "Credit Agreement"), pursuant to which Senior Lenders will agree to extend credit in an amount up to $50,000,000 to the Company in the form of (a) a revolving credit loan, and (b) the issuance of certain letters of credit on behalf of the Company; and

         WHEREAS, pursuant to the terms of the Credit Agreement, Venus has entered into or will enter into a Facility Guarantee (the "Venus Guarantee") in favor of Administrative Agent for the ratable benefit of the Senior Lenders pursuant to which Venus has guaranteed payment and performance in full of the Credit Agreement Obligations (as herein defined); and

         WHEREAS, Senior Lenders have required, as a condition to entering into the Credit Agreement and making the loans and other extensions of credit to be made thereunder, that Subordinate Lender enter into this Agreement; and

         WHEREAS, Subordinate Lender has agreed to enter into this Agreement (a) due to the valuable benefits to be derived by Subordinate Lender as a result of the loans and other extensions of credit to be made by Senior Lenders under the Credit Agreement, and (b) with full knowledge that Senior Lenders would not enter into the Credit Agreement and make loans and other extensions of credit thereunder but for the agreements of the Subordinate Lender herein contained.

         NOW, THEREFORE, in consideration of the foregoing, the premises and the mutual promises and covenants contained herein, the parties hereby agree as follows:

1. Terms Defined. As used herein (a) the terms "Administrative Agent," "Agreement," "Senior Lenders," and "Subordinate Lender" shall have the meanings given such terms in the preamble hereto, (b) the terms "Company,""Credit Agreement," "Subordinate Notes," and "Venus Guarantee" shall have the meanings given such terms in the recitals hereto, and (c) the following terms shall have the following meanings:

         "Company Credit Parties" mean the Company and each existing or hereafter acquired Subsidiary of the Company.

         "Credit Agreement Loan Documents" means the Credit Agreement, the Credit Agreement Notes, all documents, instruments or agreements now or at anytime hereafter executed and delivered by Subordinate Lender, any Venus Credit Party or any Company Credit Party evidencing, securing or otherwise pertaining to the Credit Agreement Obligations as the same may be modified, amended, renewed, extended or restated from time to time.

         "Credit Agreement Notes" means the Notes (such term is defined in the Credit Agreement).

         "Credit Agreement Obligations" means the collective reference to the unpaid principal of and interest on all loans outstanding under the Credit Agreement, all reimbursement obligations with respect to all letters of credit issued under the Credit Agreement, and all other obligations and liabilities of any Company Credit Party (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of such loans and reimbursement obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any Proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such Proceeding ) to the Administrative Agent or any Senior Lender (or, in the case of any Hedge Agreements referred to below, any affiliate of the Administrative Agent or any Senior Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Credit Agreement Loan Documents, or any Hedge Agreement (as defined in the Credit Agreement) entered unto by any Company Credit Party with any Senior Lender (or any affiliate of any Senior Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Senior Lenders that are required to be paid by any Credit Party pursuant to the terms of any of the foregoing agreements).

         "Enforcement Action" means any action by Subordinate Lender to, directly or indirectly, (a) accelerate the maturity of the Subordinate Obligations, (b) sue for collection of the Subordinate Obligations, (c) commence, or join with any other creditor of any Credit Party in the commencement of, any Proceeding, (d) exercise any right of off-set to collect any Subordinate Obligation, or (e) foreclose any security interest, pledge or other right securing all or any part of the Subordinate Obligations.

         "Exempt Property" means all of Venus's membership interests in the Company including, without limitation (a) all of Venus's right, title, and interest now or hereafter accruing under the LLC Agreement (as defined in the Pledge Agreement) with respect to any interest now owned or hereafter acquired or owned by Venus in the Company, and (b) all distributions, proceeds, fees, preferences, payments, or other benefits, which Venus now or may hereafter become entitled to receive with respect to such interests in the Company and with respect to the repayment of all loans now or hereafter made by Venus to the Company, and Venus's undivided percentage interest in the assets of the Company; provided, that "Exempt Property" shall not include any Distributions (as defined in the Credit Agreement) which are made in respect of such membership interests in violation of the terms of such Credit Agreement.

         "PIK" means payments of interest on the Subordinate Note which are made solely in the form of increases to the principal amount of the Subordinate Notes pursuant to terms and conditions of the Subordinate Note.


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



         "Pledge Agreement" means the Pledge Agreement dated June 30, 1999 by and between Venus and Subordinate Lender pursuant to which Venus pledged to Subordinate Creditor the limited liability company interest in the Company to secure the Subordinate Obligations.

         "Proceeding" means (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Venus Credit Party, (b) any liquidation, dissolution or winding up of any Venus Credit Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Venus Credit Party.

         "Senior Guaranty Obligations" means all indebtedness obligation and liabilities any Venus Credit Party, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred, which may arise out of, or in connection with the Venus Guaranty.

         "Subordinate Loan Documents" means the Subordinate Note and all other documents, instruments or agreements evidencing, securing or otherwise pertaining to the Subordinate Note as the same may be modified, amended, renewed, extended or restated from time to time.

         "Subordinate Obligations" means the collective reference to the unpaid principal of and interest on the Subordinate Note and all other obligations and liabilities of any Venus Credit Party to any Subordinate Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Subordinate Note or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise that are required to be paid by any Venus Credit Party pursuant to the terms of any of the foregoing agreements.

         "Venus Credit Parties" means, collectively, Venus and each existing or hereafter acquired Subsidiary of Venus.

2. Subordination Generally. To the extent and in the manner provided herein, the Subordinate Obligations shall be subordinate, junior and inferior in right of payment and collection to the prior payment and collection of the Senior Guaranty Obligations.

3. Payments Prohibited. Notwithstanding anything contained herein or in the Subordinate Loan Documents to the contrary, but subject in all respect to
Section 10 hereof, until such time as the Credit Agreement Obligations have been finally and indefeasibly paid in full in cash and all obligations of the Senior Lenders under the Credit Agreement Loan Documents have terminated, no Venus Credit Party shall make, and Subordinate Lender shall not accept, receive or retain, any payment on the Subordinate Obligations (whether in cash, property or securities); provided, that, unless such payments are prohibited pursuant to Sections 4, 5 or 6 hereof, Venus shall be permitted to make, and Subordinate Lender shall be permitted to receive and retain, regularly scheduled payments of interest when due on the Subordinate Note at the rates and in the amounts provided in the Subordinate Note; and provided further that nothing contained herein shall be deemed to limit the right of Subordinate Lender to (a) convert the Subordinate Note to the common equity of Venus at any time, or (b) to receive and retain interest payments which are solely in the form of PIK payments.

4. Insolvency Proceedings. Upon any distribution of assets of any Venus Credit Party pursuant to or during any Proceeding, but subject in all respect to
Section 10 hereof, Senior Lenders shall be entitled to receive payment in full from such assets of all amounts due or to become due on or in respect of all Senior Guaranty Obligations, or provision shall be made for such payment from such assets in money or money's worth, before any Subordinate Lender shall be entitled to receive any payment of any type from such assets on account of the Subordinate Obligations, and to that end, but subject in all respect to Section 10 hereof, Senior Lenders shall be entitled to receive, for application to the payment of the Senior Guaranty Obligations, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Subordinate Obligations in any such Proceeding. To the extent any Subordinate Lender fails to file in any such Proceeding, any proof of claim, notice or other instrument or take any other action in any such Proceeding necessary to preserve any claim in respect of the Subordinate Obligations on or before twenty (20) days prior to the date such claim would be barred absent such filing or other action, the Administrative Agent shall have the right (but not the obligation), in the name of the Senior Lenders, or in the name of the Subordinate Lender, to file such proof of claim or notice and take such other action as the Administrative Agent may determine to be necessary or appropriate for the preservation of the claims in such Proceeding in respect of the Subordinate Obligations. In furtherance thereof, the Subordinate Lender hereby irrevocably authorizes and empowers the Administrative Agent to execute and deliver any such proof of claim or notice and to take such other actions in the name of Subordinate Lender. In the event that, notwithstanding the foregoing provisions of this paragraph, Subordinate Lender shall have received during or pursuant to any Proceeding any payment or distribution of assets of any Venus Credit Party which is the subject of such Proceeding of any kind or character, whether in cash, property or securities, before all Senior Guaranty Obligations are paid in full in cash, but subject in all respect to Section 10 hereof, such payment or distribution shall be paid over or delivered forthwith to the Administrative Agent or to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Venus Credit Party for application to the payment of all Senior Guaranty Obligations remaining unpaid, to the extent necessary to pay all Senior Guaranty Obligations in full, after giving effect to any concurrent payment or distribution to or for the holders of the Senior Guaranty Obligations. Subordinate Lender agrees that while it shall retain the right to vote its claims and otherwise act in any such Proceeding relative to Venus (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension), Subordinate Lender shall not take any action or vote in any way so as to contest (a) the validity or the enforceability of any Credit Agreement Document, the Credit Agreement Obligations, the Senior Guaranty Obligations, or the liens and security interests purported to be granted to secure the Credit Agreement Obligations or the Senior Guaranty Obligations, (b) the rights and duties of the Administrative Agent or any Senior Lender established in the Credit Agreement Loan Documents or any security documents with respect to such liens and security interests, or (c) the validity or enforceability of this Agreement.

5. Payment Following Acceleration of Subordinate Obligations. In the event the Subordinate Obligations become due and payable before the stated maturity thereof, but subject in all respect to Section 10 hereof, the Credit Agreement Obligations outstanding at such time shall be paid in full in cash and all obligations of the Senior Lenders under the Credit Agreement Loan Documents shall be terminated, before Subordinate Lender shall be entitled to receive any payment on account of the Subordinate Obligations.

6. Senior Default. In the event of any default in the payment when due of any part of the Credit Agreement Obligations (whether principal, interest, fees, costs, expenses or other amounts due and owing from time to time under the Credit Agreement Loan Documents) or the occurrence of any other default under any Senior Loan Document which will permit (or with the giving of notice, lapse of time or both, unless cured or waived will permit) the Administrative Agent or any Senior Lender to accelerate the maturity of the Credit Agreement Obligations (any "Senior Default"), but subject in all respect to Section 10 hereof, no payment shall be made by any Venus Credit Party or received by Subordinate Lender from any Venus Credit Party on account of the Subordinate Obligations until such Senior Default shall have been cured or waived or shall have ceased to exist and acceleration (if any) as a result thereof shall have been rescinded or annulled.

7. Subordinate Obligations Unsecured. Subordinate Lender hereby represents and warrants to the Administrative Agent for the benefit of each Subordinate Lender that subject only to the pledge of the membership interest in the Company pledged by Venus to Subordinate Lender pursuant to the Pledge Agreement, the payment and performance of the Subordinate Obligations are not secured by any property of any Venus Credit Party or by any Company Credit Party real, personal or intangible and have not been directly or indirectly guaranteed by any Venus Credit Party or by any Company Credit Party. Subordinate Lender hereby covenants and agrees with the Administrative Agent for the benefit of all Senior Lenders that, so long as all or any part of the Credit Agreement Obligations remain outstanding or any Senior Lender has any obligations under any Senior Loan Document, no lien or security interest whatsoever (other than pursuant to the Pledge Agreement), nor any guaranty, whether direct or indirect, with respect to the Subordinate Obligations, shall be granted by any Venus Credit Party or by any Company Credit Party in favor of, or received or accepted by, Subordinate Lender.

8. Notice of Subordinate Default. Subordinate Lender shall provide Administrative Agent with notice of the occurrence of any default or event of default which occurs under the Subordinate Loan Documents promptly upon acquiring knowledge thereof. Subordinate Lender shall deliver to Administrative Agent a duplicate copy of any notice of default or event of default under the Subordinate Loan Documents Subordinate Lender delivers to any Venus Credit Party (such duplicate copy to be delivered to Administrative Agent simultaneously with the delivery of the original thereof to such Venus Credit Party). In the event Subordinate Lender intends to commence any Enforcement Action, it shall deliver notice ("Enforcement Notice") thereof to Administrative Agent. Subordinate Lender shall be prohibited from taking any Enforcement Action until the earliest of (a) the expiration of one hundred eighty (180) days following delivery of the Enforcement Notice (provided that the event of default which was the basis for delivery of the Enforcement Notice has not been cured or waived as of the expiration of such 180 day period), or (b) the final payment of the Credit Agreement Obligations in full in cash and the termination of all obligations of the Senior Lenders under the Credit Agreement Loan Documents.

9. Subrogation. Subject to the payment in full in cash of all Credit Agreement Obligations and the termination of the commitments of all Senior Lenders under the Credit Agreement Loan Documents, Subordinate Lender shall be subrogated to the extent of the payments or distributions made to Senior Lenders pursuant to the provisions of the Subordinate Loan Documents and this Agreement, to the right of the Senior Lenders to receive payments or distributions of cash, property or securities applicable to the Senior Guaranty Obligations. For purposes of such subrogation, no payments or distributions to the Senior Lenders of any cash, property or securities to which Subordinate Lender would be entitled except for the provisions of this Agreement and no payment turned over to Senior Lenders pursuant to the provisions of this Agreement by Subordinate Lender shall, as between the Venus Credit Parties and their respective creditors other than Senior Lenders and Subordinate Lender, be deemed to be a payment or distribution by the Credit Parties to or on account of the Subordinate Obligations.

10. Exempt Property. Notwithstanding anything to the contrary contained herein, the rights and interests of Subordinate Lender in and to the Exempt Property are not subordinate to the Senior Guaranty Obligations pursuant to this Agreement, and nothing contained herein shall limit or impair the right of Subordinate Lender to enforce the Pledge Agreement or receive, retain and apply the Exempt Property to the payment of the

Subordinate Obligations notwithstanding that the Senior Guaranty Obligations or the Credit Agreement Obligations have not been paid or performed in full.

11. Parties in Interest. The provisions of this Agreement are intended solely for the purpose of defining the relative rights of the Subordinate Lender, on the one hand, and the Administrative Agent and the Senior Lenders, on the other hand. Nothing contained in this Agreement is intended to or shall impair, as between the Venus Credit Parties and its creditors other than the Subordinate Lender, the Administrative Agent and the Senior Lenders, the obligation of the Venus Credit Parties, which is absolute and unconditional, to pay to Subordinate Lender the Subordinate Obligations as and when the same shall become due and payable in accordance with their terms.

12. Rights of Refinancing Lender. As used in this Section 13, "Refinancing" means any refinancing or replacement of the Credit Agreement Obligations then outstanding under the Credit Agreement Loan Documents and any number of subsequent refinancings or replacements thereof. "Refinancing Lender" means any party or parties which provide a Refinancing. In the event the Credit Agreement Obligations are paid in full in whole or in part with the proceeds of one or more Refinancings, regardless of whether or not the Credit Agreement Loan Documents then in effect are assigned to the Refinancing Lender, the Refinancing shall be subrogated to and entitled to all rights of the Administrative Agent and the Senior Lenders under this Agreements and, (a) the obligations of any Venus Credit Party to such Refinancing Lender shall be deemed to be Senior Guaranty Obligations under and as defined in this Agreement, and (b) the obligations of the Company Credit Parties to such Refinancing Lender shall be deemed "Credit Agreement Obligations" under and as defined in this Agreement. In furtherance (but not in limitation of the foregoing), in the event of a
Refinancing: (a) the Subordinate Obligations shall be subordinate to all obligations owed by Venus or any other Venus Credit Party to the Refinancing Lender to the same extent as the Subordinate Obligations are subordinate to the original Senior Guaranty Obligations hereunder, and (b) the Refinancing Lender shall be entitled to all rights and benefits of and shall be subject to all terms and conditions applicable to the Administrative Agent and the Senior Lenders hereunder. Upon a request by Venus or the Company or any existing or prospective Refinancing Lender, Subordinate Lender shall deliver to such existing or prospective Refinancing Lender a written confirmation that the obligations owed (or contemplated to be owed) by Venus or any other Venus Credit Party to such Refinancing Lender are (or will be) Senior Guaranty Obligations as defined in this Agreement. Furthermore, upon request of the Company or any such Refinancing Lender, Subordinate Lender will enter into a Subordination Agreement with such Refinancing Lender in form and substance identical to this Agreement but with all necessary conforming changes.

13. Rights Not Impaired. No right of the Administrative Agent or any Senior Lender to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Company Credit Party or any Venus Credit Party or by any act or failure to act, in good faith, by the Administrative Agent or any Senior Lender, or by any noncompliance by Venus or Subordinate Lender with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof the Administrative Agent or any Senior Lender may have or be otherwise charged with.

14. Disgorged Payments. To the extent any payment of Credit Agreement Obligations (whether by or on behalf of any Venus Credit Party or any Company Credit Party as proceeds of security or enforcement of any right of set off or otherwise) is (a) declared to be fraudulent or preferential, (b) set aside, or
(c) required to be paid to a trustee, receiver or other similar party under any applicable bankruptcy or insolvency law, then, if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Credit

Agreement Obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

15. Modification and Amendments to Subordinate Obligations. Senior Lender may, without notice to Subordinate Lender, at any time, in its sole discretion, renew, extend, increase, amend, restructure, waive, compromise or otherwise change the terms of the Credit Agreement Obligations and the Credit Agreement Loan Documents and release any obligor on or collateral for the Credit Agreement Obligations without in any way altering or affecting any of the rights of Administrative Agent, or any Senior Lender under this Agreement.

16. Modifications and Amendments to Subordinate Obligations. Without the prior written consent of the Administrative Agent, Subordinate Lender shall not renew, extend, amend, restructure, waive, compromise or otherwise change the terms of the Subordinate Obligations or the Subordinate Loan Documents.

17. Payments Held in Trust. If, notwithstanding the provisions hereof, any payment or distribution of any character (whether in cash, securities or other property) or any security shall be received by Subordinate Lender at any time that payment to or receipt by Subordinate Lender is prohibited hereunder, then such Subordinate Lender shall immediately notify the Administrative Agent of the receipt of such payment, distribution or security and Subordinate Lender shall hold all payments received in contravention of the terms hereof in trust for the benefit of, and shall immediately pay the same over or deliver or transfer the same to, the Administrative Agent for application to the Senior Guaranty Obligations until all Senior Guaranty Obligations have been paid in full.

18. Legend. The Subordinate Lender shall cause the Subordinate Note and any subsequent promissory note, bond or other instrument evidencing all or any part of the Subordinate Obligations to be inscribed with a legend substantially in form and substance as follows:

         THE RIGHTS, TITLE AND INTERESTS OF ANY HOLDER OF THIS PROMISSORY NOTE ARE SECONDARY, SUBORDINATE AND INFERIOR TO THE RIGHTS, TITLE AND INTERESTS OF NATIONSBANK, N.A., AS ADMINISTRATIVE AGENT ("ADMINISTRATIVE AGENT") FOR THE BENEFIT OF THE BANKS, PURSUANT TO A SUBORDINATION AGREEMENT DATED OF JUNE 18, 1999 BY AND BETWEEN EXCO RESOURCES, INC. AND THE ADMINISTRATIVE AGENT.

19. Continuing Agreement. This is a continuing Agreement and will remain in full force and effect until all of the Credit Agreement Obligations have been fully paid, performed and satisfied and until all financing agreements between the Administrative Agent and the Senior Lenders and all of the Credit Parties have been terminated.

20. Assignment of Subordinate Obligations. Subordinate Lender shall not assign, syndicate, participate to any other person, pledge, encumber or subordinate any part of the Subordinate Obligations or the Subordinate Loan Documents; provided, that the Subordinate Lender shall be permitted to assign, syndicate and participate the Subordinate Obligations and the Subordinate Loan Documents if the Subordinate Lender provides notice thereof (specifying the name and address of the parties to which such assignment, syndication or participation is to be effected and the effective date thereof) not less than 5 business days prior to the effective date thereof and the party to which the Subordinate Obligations and the Subordinate Loan Documents are assigned, syndicated or participated expressly consents and agrees in writing to be bound by the terms and provisions of this Agreement (such consent and agreement to be acceptable in form and substance to

Administrative Agent and delivered to Administrative Agent prior to the effective date of such assignment, participation or syndication).

21. Governing Law, Submission to Jurisdiction, etc. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND, TO THE EXTENT CONTROLLING, THE LAWS OF THE UNITED STATES OF AMERICA.

         (b) SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, SUBORDINATE LENDER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. SUBORDINATE LENDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, BUT NOT LIMITED TO, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         (c) WAIVER OF CONSEQUENTIAL DAMAGES. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, SUBORDINATE LENDER AND ADMINISTRATIVE AGENT (i) IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (ii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BASED UPON, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 20.

22. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including, telecopy or similar teletransmission or writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify by notice to each other party hereto. Each such notice, request or other communication shall be effective (a) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (b) if given by any other means (including, but not limited to, by air courier), when delivered at the address specified in this Section 21.

23. Multiple Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

24. No Waiver. No course of dealing between the Administrative Agent or any Senior Lender, on the one hand, and Subordinate Lender, on the other hand, nor any failure to exercise, nor any delay in exercising on the part of the Administrative Agent or any Senior Lender of any right hereunder or under the Credit Agreement Loan Documents shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right.

25. Amendments and Modifications. This Agreement shall be modified or amended only in a written document, signed by the Administrative Agent and the Subordinate Lender.

26. Final Agreement. THIS AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Executed and delivered as of the date and year first above written.



ADMINISTRATIVE AGENT:                        NationsBank, N.A.,
                                             a national banking association


                                             By:
                                                -------------------------------
                                             Name: Denise Smith
                                             Title: Senior Vice President


EXCO:                                        EXCO RESOURCES, INC.



                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                             Address for Notice:

                                             5735 Pineland, Suite 235
                                             Dallas, TX 75231
                                             Attn: Douglas H. Miller
                                             Fax No.: (214) 368-2087


         Venus hereby acknowledges and consents to the terms of this Agreement as set forth above and hereby agrees to observe each and every provision of this Agreement applicable to it.


                                             VENUS EXPLORATION, INC.


                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                             Address:

                                             Venus Exploration, Inc.
                                             1250 N.E. Loop 410, Suite 1000
                                             San Antonio, Texas  78209
                                             Attn: Eugene L. Ames, Jr.

                                    EXHIBIT F


                              REQUEST FOR BORROWING


         Reference is made to that certain Credit Agreement dated as of June 30, 1999 (as from time to time amended, the "Agreement"), among EXUS Energy, LLC ("Borrower"), NationsBank, N.A., as Administrative Agent ("Administrative Agent"), and the financial institutions listed on Schedule 1 thereto, as Banks ("Banks"). Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement, Borrower hereby requests a Borrowing in the amount of $_____________ to be advanced on _____________, ____.

         Borrower requests that the Borrowing to be made hereunder shall be [A BASE RATE BORROWING] [A EURODOLLAR BORROWING] and shall have the Interest Periods all as set forth below:

         Type of Borrowing        Aggregate Amount          Interest Period
         -----------------        ----------------          ---------------


         Borrower and the Authorized Officer of Borrower signing this instrument hereby certify that:

                  (a) Such officer is the duly elected, qualified and acting officer of Borrower as indicated below such officers signature hereto.

                  (b) The representations and warranties of Borrower set forth in the Agreement and the Loan Papers delivered to Administrative Agent and Banks are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates. Since the date of the last financial reports of Borrower delivered to each Bank pursuant to Section 9.1 of the Agreement, there has not occurred any event or condition which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

                  (c) There does not exist on the date hereof, any condition or event which constitutes a Default or Event of Default, nor will any such Default or Event of Default exist upon Borrower's receipt and application of the proceeds requested hereby. Borrower will use the proceeds hereby requested in compliance with the applicable provisions of the Agreement.

                  (d) Borrower has performed and complied with all agreements and conditions in the Agreement and the other Loan Papers required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to the Borrowing contained in the Agreement remain satisfied in all material respects.

                  (e) After giving effect to the Borrowing requested hereby, the Outstanding Credit will not be in excess of the Borrowing Base on the date requested for the making of such Borrowing.

                  (f) The Unrestricted Advance Limit on the date hereof, and prior to giving effect to the Borrowing requested hereby, is $____.

                  (g) The Borrowing requested herein will be used for the following purposes:

                      [ ] Pay a portion of the Purchase Price for the Apache
                          Acquisition [NOT TO EXCEED $14,500,000].

                      [ ] Pay Approved CapEx in the amount of $_________ [NOT TO
                          EXCEED $4,800,000 IN THE AGGREGATE].

                      [ ] Other general corporate purposes in the amount of $___
                          [NOT TO EXCEED THE UNRESTRICTED ADVANCE LIMIT UNLESS MADE FROM INCREMENTAL AVAILABILITY].

         IN WITNESS WHEREOF, this instrument is executed as of_________,______.


                                        EXUS Energy, LLC, a Delaware limited
                                        liability company


                                        By:
                                           -------------------------------
                                        Name:
                                             -----------------------------
                                        Title:
                                              ----------------------------

                                    EXHIBIT G

                          REQUEST FOR LETTER OF CREDIT

         Reference is made to that certain Credit Agreement dated as of June 30, 1999 (as from time to time amended, the "Agreement"), among EXUS Energy, LLC ("Borrower"), NationsBank, N.A., as Administrative Agent ("Administrative Agent"), and the financial institutions listed on Schedule 1 thereto, as Banks ("Banks"). Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement.

         Pursuant to the terms of the Agreement, Borrower hereby requests Administrative Agent to issue a Letter of Credit for the account of Borrower as follows:

                  Type of Commitment:
                  ------------------

                  Requested Amount                    $
                                                       -------------------
                  Requested Date of Issuance
                                                      --------------------
                  Requested Expiration Date
                                                      --------------------
                  Summary of Terms
                                                      --------------------
                  (provide a brief description
                  of the purpose of such Letter
                  of Credit and the conditions
                  under which the drafts under
                  such Letter of Credit are
                  to be available)
                                                      --------------------
                  Beneficiary (Name/Address)
                                                      --------------------

                                                      --------------------

                                                      --------------------

                                                      --------------------


         Such Letter of Credit is more particularly described in the Letter of Credit Application and Agreement of Administrative Agent which is attached hereto.

         Borrower and the Authorized Officer of Borrower signing this instrument hereby certify that:

                  (a) Such officer is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto.

                  (b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Papers delivered to Administrative Agent and each Bank are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof, or if such representations and warranties are expressly limited to particular dates, as of such particular dates. No Material

         Adverse Change has occurred since the date of the last financial reports of Borrower delivered to Banks pursuant to Section 9.1 of the Agreement.

                  (c) There does not exist on the date hereof any condition or event which constitutes a Default or Event of Default, nor will any such Default or Event of Default exist upon the issuance of the Letter of Credit requested hereby. Borrower will use the Letter of Credit solely for purposes permitted by the Agreement.

                  (d) Borrower has performed and complied with all agreements and conditions in the Agreement and the other Loan Papers required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to the issuance of Letters of Credit contained in the Agreement remain satisfied in all material respects.

                  (e) After the issuance of the Letter of Credit requested hereby, the Outstanding Credit will not be in excess of the Borrowing Base in effect on the date requested for the issuance of such Letter of Credit.

         IN WITNESS WHEREOF, this instrument is executed as of ________________,
____.

                                            EXUS Energy, LLC, a Delaware limited
                                            liability company


                                            By:
                                               -------------------------------
                                            Its:
                                                ------------------------------

                                    EXHIBIT H


                  NOTICE OF CONTINUATION AND CONVERSION NOTICE


         Reference is made to that certain Credit Agreement dated as of June 30, 1999 (as from time to time amended, the "Agreement"), among EXUS Energy, LLC ("Borrower"), NationsBank, N.A., as Administrative Agent ("Administrative Agent"), and the financial institutions listed on Schedule 1 thereto, as Banks ("Banks"). Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement.

         [ ] Reference is hereby made to the existing Eurodollar Loan outstanding under the Agreement in the amount of $________ which is subject to an Interest Period expiring on _________________, _____. Borrower hereby requests that on the expiration of such Interest Period the portion of the principal of such Eurodollar Loan which is subject to such Interest Period be made the subject of [ ] the Base Rate Loan or [ ] a Eurodollar Loan having an Interest Period of ____ months.

         [ ] Borrower hereby requests that on ____________, _____, a portion of the principal of the Base Rate Loan in the amount of $__________ be made the subject of a Eurodollar Loan having an Interest Period of ______ (__) months.

         Borrower and the Authorized Officer of Borrower signing this instrument hereby certify that:

                  (a) Such officer is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto;

                  (b) There does not exist on the date hereof any condition or event which constitutes a Default or Event of Default; and

                  (c) The representations and warranties of Borrower set forth in the Agreement and the Loan Papers delivered to Administrative Agent and each Bank are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates.

         IN WITNESS WHEREOF, this instrument is executed as of _____________,
_____.

                                            EXUS Energy, LLC, a Delaware limited
                                            liability company


                                            By:
                                               -------------------------------
                                            Its:
                                                ------------------------------

                                    EXHIBIT I


                       CERTIFICATE OF OWNERSHIP INTERESTS


         This Certificate of Ownership Interests (this "Certificate") is executed and delivered pursuant to that certain Credit Agreement dated as of June 30, 1999 (as amended from time to time, the "Agreement"), among EXUS Energy, LLC ("Borrower"), NationsBank, N.A., as Administrative Agent ("Administrative Agent"), and the financial institutions listed on Schedule I thereto, as Banks ("Banks"). Unless otherwise defined herein, all capitalized terms shall have the meanings given such terms in the Agreement.

         In order to induce Banks to extend credit to Borrower under the Agreement, Borrower hereby represents and warrants to Administrative Agent and each Bank that (a) Exhibit A attached hereto is a complete and accurate description of all Mineral Interests described in the Initial Reserve Report including all Apache Properties (the "Initial Borrowing Base Properties"), (b) after giving effect to the closing of the Apache Acquisition, Borrower will hold good and defensible title, subject only to Permitted Encumbrances, to the Initial Borrowing Base Properties, (c) Borrower's share of (i) the costs for each of the Initial Borrowing Base Properties is not greater than the decimal fraction set forth in the Initial Reserve Report before and after payout, as the case may be, and described therein by the respective designations "working interests," "WI," "gross working interest," "GWI," or similar terms (except in such cases where there is a corresponding increase in the net revenue interest), and (ii) production from, allocated to, or attributed to each of such Initial Borrowing Base Properties is not less than the decimal fraction set forth in the Initial Reserve Report before and after payout, as the case may be, and described therein by the designations net revenue interest, NRI, or similar terms, and (d) each well drilled in respect of each of the Initial Borrowing Base Properties described in the Initial Reserve Report (A) is capable of, and is presently, producing Hydrocarbons in commercially profitable quantities, and Borrower is receiving (or will receive) payments for its share of production, with no funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders, and (B) has been drilled, bottomed, completed and operated in compliance with all applicable Laws and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production.

         Borrower acknowledges and agrees that each Bank is relying on this Certificate and the representations and warranties herein contained in extending credit under the Agreement and but for Borrower's execution and delivery of this Certificate, Banks would not extend credit under the Agreement.

         Executed as of the 30th day of June, 1999.

                                       EXUS Energy, LLC, a Delaware limited
                                       liability company

                                       By: -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                    EXHIBIT A

                                [To be attached]

                                   EXHIBIT J-1


                         FINANCIAL OFFICER'S CERTIFICATE

         The undersigned, the Chief Financial Officer of EXCO Resources, Inc., a Texas corporation ("EXCO") hereby (a) delivers this Certificate pursuant to
Section 9.1(c) of that certain Credit Agreement (the "Agreement") dated as of June 30, 1999, among EXCO, NationsBank, N.A., as Administrative Agent ("Administrative Agent"), and the financial institutions listed on Schedule 1 thereto, as Banks ("Banks"), and (b) certifies to each Bank, with the knowledge and intent that Banks may, without any independent investigation, rely fully on the matters herein in connection with the Agreement, as follows:

         1. Attached hereto as Schedule I are the financial statements of EXCO as of and for the Fiscal [ ]Year [ ]Quarter (check one) ended ___________, ____.

         2. Such financial statements are true and correct in all materials respects, have been prepared on a consistent basis in accordance with GAAP (except as otherwise noted therein) and fairly present the financial condition of EXCO as of the date indicated therein and the results of operations for the respective periods indicated therein.

         3. Except as described on Schedule II hereto, the representations and warranties of EXCO set forth in the Loan Papers delivered to Administrative Agent and each Bank are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates.

         Unless otherwise defined herein, all capitalized terms used herein shall have the meaning given such terms in the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly executed this Financial Officer's Certificate as of ___________, _____.

                                       EXCO Resources, Inc., a Texas corporation


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                     J-1-1

                                   Schedule I

                              Financial Statements
                                (to be attached)








                                     J-1-2

                                   Schedule II

                Qualifications to Representations and Warranties










                                     J-1-3

                                   EXHIBIT J-2


                         FINANCIAL OFFICER'S CERTIFICATE

         The undersigned, the Chief Financial Officer of Venus Exploration Company, a Delaware corporation ("Venus") hereby (a) delivers this Certificate pursuant to Section 9.1(c) of that certain Credit Agreement (the "Agreement") dated as of June 30, 1999, among Venus, NationsBank, N.A., as Administrative Agent ("Administrative Agent"), and the financial institutions listed on
Schedule 1 thereto, as Banks ("Banks"), and (b) certifies to each Bank, with the knowledge and intent that Banks may, without any independent investigation, rely fully on the matters herein in connection with the Agreement, as follows:

         1. Attached hereto as Schedule I are the financial statements of Venus as of and for the Fiscal [ ]Year [ ]Quarter (check one) ended ___________, ____.

         2. Such financial statements are true and correct in all materials respects, have been prepared on a consistent basis in accordance with GAAP (except as otherwise noted therein) and fairly present the financial condition of Venus as of the date indicated therein and the results of operations for the respective periods indicated therein.

         3. Except as described on Schedule II hereto, the representations and warranties of Venus set forth in the Loan Papers delivered to Administrative Agent and each Bank are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates.

         Unless otherwise defined herein, all capitalized terms used herein shall have the meaning given such terms in the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly executed this Financial Officer's Certificate as of ___________, _____.

                                       Venus Exploration Company, a Delaware
                                       corporation


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                     J-2-1

                                   Schedule I

                              Financial Statements
                                (to be attached)







                                     J-2-2

                                   Schedule II

                Qualifications to Representations and Warranties











                                     J-2-3

                                   EXHIBIT J-3


                         FINANCIAL OFFICER'S CERTIFICATE

         The undersigned, the Chief Financial Officer of EXUS Energy, LLC, a Delaware limited liability company ("Borrower") hereby (a) delivers this Certificate pursuant to Section 9.1(c) of that certain Credit Agreement (the "Agreement") dated as of June 30, 1999, among Borrower, NationsBank, N.A., as Administrative Agent ("Administrative Agent"), and the financial institutions listed on Schedule 1 thereto, as Banks ("Banks"), and (b) certifies to each Bank, with the knowledge and intent that Banks may, without any independent investigation, rely fully on the matters herein in connection with the Agreement, as follows:

         1. Attached hereto as Schedule I are the financial statements of Borrower as of and for the Fiscal [ ]Year [ ]Quarter (check one) ended ____________, ____.

         2. Such financial statements are true and correct in all materials respects, have been prepared on a consistent basis in accordance with GAAP (except as otherwise noted therein) and fairly present the financial condition of Borrower as of the date indicated therein and the results of operations for the respective periods indicated therein.

         3. Attached hereto as Schedule II are detailed calculations used by Borrower to establish that Borrower was in compliance with the requirements of
Article XI of the Agreement on the date of the financial statements attached as
Schedule I hereto.

         4. Unless otherwise disclosed on Schedule III attached hereto and incorporated herein by reference for all purposes, neither a Default nor an Event of Default has occurred which is in existence on the date hereof; provided, that for any Default or Event of Default disclosed on Schedule III attached hereto, Borrower is taking or proposes to take the action to cure such Default or Event of Default set forth on Schedule III.

         5. On the date of the financial statements attached hereto as Schedule I (a) (check one) [ ] there is no Material Gas Imbalance or [ ] the amount of the net gas imbalances under Gas Balancing Agreements to which Borrower or any of its Subsidiaries is a party or by which any Mineral Interests owned by Borrower or any of its Subsidiaries is bound is ____________, and (b) the aggregate amount of all Advance Payments received under Advance Payment Contracts to which Borrower or any of its Subsidiaries is a party or by which any Mineral Interests owned by Borrower or any of its Subsidiaries is bound which have not been satisfied by delivery of production, if any, is
______________.

         6. Attached hereto as Schedule IV is a summary of the Hedge Transactions to which Borrower or any of its Subsidiaries is a party on the date of the financial statements attached hereto as Schedule I.

                                     J-3-1

         7. Except as described on Schedule V hereto, the representations and warranties of Borrower set forth in the Agreement and the Loan Papers delivered to Administrative Agent and each Bank are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates.

         Unless otherwise defined herein, all capitalized terms used herein shall have the meaning given such terms in the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly executed this Financial Officer's Certificate as of ___________, _____.

                                       EXUS Energy, LLC, a Delaware limited
                                       liability company


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                     J-3-2

                                   Schedule I

                              Financial Statements
                                (to be attached)









                                     J-3-3

                                   Schedule II

                             Compliance Calculations
                                (to be attached)









                                     J-3-4

                                  Schedule III

                            Defaults/Remedial Action
                                (to be attached)











                                     J-3-5

                                   Schedule IV

                          Summary of Hedge Transactions
                                (to be attached)













                                     J-3-6

                                   Schedule V

                Qualifications to Representations and Warranties















                                     J-3-7

                                    EXHIBIT K


                            ASSIGNMENT AND ACCEPTANCE


         Reference is made to that certain Credit Agreement dated as of June 30, 1999 (the "Agreement") among EXUS Energy, LLC ("Borrower"), NationsBank, N.A., as Administrative Agent ("Administrative Agent") and the financial institutions listed on Schedule 1 thereto, as Banks ("Banks"). Terms defined in the Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

         1. Assignor hereby sells and assigns to Assignee, without recourse and without representation or warranty except as expressly set forth herein, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor's rights and obligations under the Agreement and the other Loan Papers as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Agreement and the other Loan Papers. After giving effect to such sale and assignment, Assignee's Commitment, Assignee's Commitment Percentage and the principal amount of the Revolving Loan owing to Assignee will be as set forth on Schedule 1.

         2. Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Papers or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Papers or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under the Loan Papers or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by Assignor and requests that Administrative Agent exchange such Note for new Notes payable to the order of Assignee in an amount equal to the Commitment assumed by Assignee pursuant hereto and to Assignor in an amount equal to the Commitment retained by Assignor, if any, as specified on Schedule 1.

         3. Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in Section 9.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Administrative Agent, Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Agreement are required to be performed by it as a Bank; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 4.6(d).

         4. Following the execution of this Assignment and Acceptance, it will be delivered to Administrative Agent for acceptance and recording by Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by Administrative Agent, unless otherwise specified on Schedule 1.

         5. Upon such acceptance and recording by Administrative Agent, as of the Effective Date, (i) Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

         6. Upon such acceptance and recording by Administrative Agent, from and after the Effective Date, Administrative Agent shall make all payments under the Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, Assignor and Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE

Percentage interest assigned:                                         %
                                                              --------

Assignee's Commitment:                                        $
                                                              --------

Assignee's Commitment Percentage:                                    %
                                                              --------

Aggregate outstanding principal amount
  of Revolving Loans assigned:                                $
                                                              --------

Principal amount of Note payable to Assignee:                 $
                                                              --------

Principal amount of Note payable to Assignor:                 $
                                                              --------

         Effective Date (if other than date
            of acceptance by Administrative Agent):           *       , 19
                                                               -------    --


                                       [NAME OF ASSIGNOR], as Assignor


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------

                                       Dated:               , 19
                                              --------------    --



                                       [NAME OF ASSIGNEE], as Assignee


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------

                                       Domestic Lending Office:

                                       Eurodollar Lending Office:

* This date should be no earlier than five Domestic Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.


Accepted and Approved
this ___ day of ___________, ____

NATIONSBANK, N.A., as Administrative Agent


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------


Approved this ____ day
of ____________, _____

EXUS Energy, LLC


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

                                   SCHEDULE 1

                             FINANCIAL INSTITUTIONS


=================================================================================================================================
                      Bank                                  Commitment Amount                        Commitment Percentage
---------------------------------------------------------------------------------------------------------------------------------
NationsBank, N.A.                                              $50,000,000                                    100%
=================================================================================================================================

=================================================================================================================================
    Domestic Lending                 Eurodollar Lending                                               Administrative Agent -
        Office                            Office                        Address for Notice            Address
---------------------------------------------------------------------------------------------------------------------------------
901 Main Street, 64th Floor        901 Main Street, 64th            901 Main Street, 64th Floor       901 Main Street, 64th Floor
Dallas, Texas 75202                Floor                            Dallas, Texas 75202               Dallas, Texas 75202
Fax No. (214) 508-1285             Dallas, Texas 75202              Fax No. (214) 508-1285            Fax No. (214) 508-1285
                                   Fax No. (214) 508-1285
=================================================================================================================================








                                   Schedule 1

                                   SCHEDULE 2

                             APPROVED CAP EX BUDGET

Drilling and completion of two (2) development wells on the Apache Properties at a cost of $2,400,000 per well.

















                                   Schedule 2

                                   SCHEDULE 3

                                   LITIGATION

                                      None.




















                                   Schedule 3

                                   SCHEDULE 4

                   ORGANIZATION STRUCTURE; NATURE OF BUSINESS

1.       Borrower is a Delaware limited liability company.

2. Borrower is qualified to transact business as a foreign limited liability company in the State of Louisiana.

3.       Borrower's Members:


----------------------------------------------------------------------------------------------------------------
                                 INITIAL
                                 CAPITAL               PERCENTAGE                                        CLASS A
       MEMBER                 CONTRIBUTION              INTEREST                  UNITS                   UNITS
----------------------------------------------------------------------------------------------------------------
Venus                          $7,000,000                  50%                     100                     100
----------------------------------------------------------------------------------------------------------------
EXCO                           $7,000,000                  50%                     100                     100
----------------------------------------------------------------------------------------------------------------

4. Borrower has no outstanding warrants, options, subscription rights, convertible securities or other rights to purchase interests in Borrower.






                                   Schedule 4